                                                                   Exhibit 10.21
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                          SECOND LIEN CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 15, 2006

                                  by and among

                             RADNET MANAGEMENT, INC.
                                   as Borrower

                                       and

                       THE OTHER PERSONS PARTY HERETO THAT
                        ARE DESIGNATED AS CREDIT PARTIES

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                    as Agent

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   as Lenders

                                       and

                            GE CAPITAL MARKETS, INC.
                                as Lead Arranger

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                                                TABLE OF CONTENTS
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                                                                                                           Page
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i

                               INDEX OF APPENDICES
                               -------------------

Annexes
-------

Annex A            -     Definitions
Annex B            -     Pro Rata Shares and Term Loan C Commitment Amounts
Annex C            -     Closing Checklist
Annex D            -     Pro Forma
Annex E            -     Lenders' Bank Accounts
Annex F            -     Compliance and Excess Cash Flow Certificate

Exhibits
--------

Exhibit 1.1(a)     -     Term Note C
Exhibit 1.2(e)     -     Notice of Continuation/Conversion
Exhibit 6.2(d)     -     EBITDA
Exhibit 8.1        -     Assignment Agreement

Schedules
---------

Schedule 3.1(a)    -     Jurisdictions of Organization and Qualifications
Schedule 3.1(b)    -     Capitalization
Schedule 3.7       -     Use of Proceeds
Schedule 3.10      -     Intellectual Property
Schedule 3.11      -     Investigations and Audits
Schedule 3.12      -     Employee Matters
Schedule 3.13      -     Litigation
Schedule 3.14      -     Real Estate
Schedule 3.15      -     Environmental Matters
Schedule 3.16      -     ERISA
Schedule 3.17      -     Deposit and Disbursement Accounts
Schedule 3.18      -     Agreements and Other Documents
Schedule 3.19      -     Insurance
Schedule 3.22      -     Health Care Matters
Schedule 5.1       -     Indebtedness
Schedule 5.2       -     Liens
Schedule 5.3       -     Investments
Schedule 5.4       -     Contingent Obligations
Schedule 5.6       -     Fundamental Changes
Schedule 5.8       -     Affiliate Transactions
Schedule 5.9       -     Business Description
Schedule A         -     Inactive Subsidiaries

                          SECOND LIEN CREDIT AGREEMENT
                          ----------------------------

         This SECOND LIEN CREDIT AGREEMENT is dated as of November 15, 2006 and entered into by and among RADNET MANAGEMENT, INC., a California corporation
("Borrower"), the other persons designated as "Credit Parties", the financial institutions who are or hereafter become parties to this Agreement as Lenders, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity "GE CAPITAL"), as Agent.

                                R E C I T A L S:
                                - - - - - - - -

         WHEREAS, Borrower desires that Lenders extend a term credit facility to
Borrower to fund a portion of the Acquisition (as hereinafter defined) and expenses related thereto, the repayment of certain indebtedness of Borrower, to provide working capital financing for Borrower and its Subsidiaries and to provide funds for other general corporate purposes of Borrower and its
Subsidiaries; and

         WHEREAS, Borrower desires to secure all of its Obligations (as hereinafter defined) under the Loan Documents (as hereinafter defined) by granting to Agent, for the benefit of Agent and Lenders, a second lien security interest in and lien upon substantially all of its personal and real property;
and

         WHEREAS, Primedex Health Systems, Inc., a New York corporation
("HOLDINGS") that owns all of the Stock of Borrower is willing to guaranty all of the Obligations and pledge to Agent, for the benefit of Agent and Lenders, all of the Stock of Borrower and substantially all of its other personal and real property to secure the Obligations; and

         WHEREAS, each of Beverly Radiology Medical Group III, a California general partnership ("BEVERLY"), Beverly Radiology Medical Group, Inc., a
California corporation ("BEVERLY RADIOLOGY"), ProNet Imaging Medical Group,
Inc., a California corporation ("PRONET"), Diagnostic Imaging Services, Inc., a
Delaware corporation ("DIAGNOSTIC"), Radnet Sub, Inc., a California corporation
("RADNET SUB"), SoCal MR Site Management, Inc., a California corporation
("SOCAL"), Radnet Management I, Inc., a California corporation ("Radnet
Management I"), Radnet Management II, Inc., a California corporation ("RADNET
MANAGEMENT II"), Radnet Managed Imaging Services, Inc., a California corporation
("RADNET IMAGING"), Radiologix, Inc., a Delaware corporation ("RADIOLOGIX"),
Advanced Imaging Partners, Inc., a Delaware corporation ("ADVANCED IMAGING"),
Ide Imaging Partners, Inc., a Delaware corporation ("IDE IMAGING"), Mid Rockland
Imaging Partners, Inc., a Delaware corporation ("ROCKLAND IMAGING"), Pacific
Imaging Partners, Inc., a California corporation ("PACIFIC IMAGING"), Questar
Imaging, Inc., a Florida corporation ("QUESTAR IMAGING"), Treasure Coast Imaging
Partners, Inc., a Delaware corporation ("COAST IMAGING"), Community Imaging
Partners, Inc., a Delaware corporation ("COMMUNITY IMAGING"), Radiology and
Nuclear Medicine Imaging Partners, Inc., a Delaware corporation ("NUCLEAR
IMAGING"), Valley Imaging Partners, Inc., a California corporation ("VALLEY
IMAGING"), Questar Duluth, Inc., a Florida corporation ("QUESTAR DULUTH"),
Questar Los Alamitos, Inc., a Florida corporation ("QUESTAR ALAMITOS"), Questar
Victorville, Inc., a Florida corporation ("QUESTAR VICTORVILLE"), Rocky Mountain
OpenScan MRI, LLC, a Colorado limited liability company ("OPENSCAN"), FRI, Inc., a California corporation ("FRI") is willing to guaranty all of the Obligations of Borrower and to grant to Agent, for the benefit of Agent and Lenders, a second lien security interest in and lien upon substantially all of its personal and real property to secure the Obligations; and

         WHEREAS, all capitalized terms herein shall have the meanings ascribed thereto in ANNEX A hereto, which is incorporated herein by reference.

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower, Credit Parties, Lenders and
Agent agree as follows:

                                   SECTION 1.
                           AMOUNTS AND TERMS OF LOANS
                           --------------------------

         1.1 TERM LOAN C. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower and the other Credit Parties contained herein, each Term Lender agrees, severally and not jointly, to lend to Borrower in one draw, on the Closing Date, its Pro Rata
Share of the aggregate amount of $135,000,000 (the "TERM LOAN C"). The outstanding principal balance of the Term Loan C shall be due and payable in full on the Term Loan C Maturity Date. Amounts borrowed under this SECTION
1.1(A) and repaid may not be reborrowed.

         At the request of the applicable Lender, such Lender's Term Loan C shall be evidenced by promissory notes substantially in the form of EXHIBIT
1.1(A) (as amended, modified, extended, substituted or replaced from time to time, each a "TERM NOTE C" and, collectively, the "TERM NOTES C"), and, except as provided in SECTION 1.7, Borrower shall execute and deliver each Term Note C to the applicable Lender. Each Term Note C shall represent the obligation of
Borrower to pay the amount of the applicable Lender's Term Loan C Commitment, together with interest thereon.

         1.2 INTEREST AND APPLICABLE MARGINS.

                  (a) Borrower shall pay interest to Agent, for the ratable
benefit of Lenders with respect to the Term Loan C made by each Lender, in arrears on each applicable Interest Payment Date, at the following rates: (i)
with respect to such portion of the Term Loan C designated as an Index Rate
Loan, the Index Rate plus the Applicable Term Loan C Index Margin per annum and
(ii) with respect to such portion of the Term Loan C designated as a LIBOR Loan, the applicable LIBOR Rate plus the Applicable Term Loan C LIBOR Margin per annum.

         The Applicable Margins are as follows:

                  Applicable Term Loan C Index Margin                     6.00%
                  Applicable Term Loan C LIBOR Margin                     7.50%

                  (b) If any payment on the Term Loan C becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR
Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                  (c) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such Fees and interest are payable. The Index Rate is a floating rate determined for each day.
Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

                  (d) So long as an Event of Default has occurred and is
continuing under SECTION 7.1(A), (F) or (G) and without notice of any kind, or so long as any other Event of Default has occurred and is continuing and at the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, the interest rates applicable to the
Term Loan C shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fee otherwise applicable hereunder
("DEFAULT RATE"), and the outstanding principal balance of the Term Loan C shall bear interest at the Default Rate applicable to such Obligations. Interest at the Default Rate shall accrue from the initial date of such Event of Default until that Event of Default is cured or waived and shall be payable upon demand, but in any event, shall be payable on the next regularly scheduled payment date set forth herein for such Obligation.

                  (e) Borrower shall have the option to convert at any time all or any part of the outstanding Term Loan C Loan from Index Rate Loans to LIBOR
Loans, (ii) convert any LIBOR Loan to an Index Rate Loan, subject to payment of the LIBOR Breakage Costs in accordance with SECTION 1.3(D) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iii)
continue all or any portion of the Term Loan C as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Term Loan C shall commence on the first day after the last day of the LIBOR Period of the Term Loan C to be continued. Any Term Loan C or group of
Term Loans C having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $5,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 1:00 p.m. (New York time) on the 3rd Business Day prior to (1) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such or (2) the date on which Borrower wishes to convert any Index Rate Loan to a
LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 1:00 p.m. (New York time)
on the 3rd Business Day prior to the end of the LIBOR Period with respect thereto, that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by fax or overnight courier (or by telephone, to be confirmed in writing on such day). In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "NOTICE OF
CONVERSION/CONTINUATION") in the form of EXHIBIT 1.2(E). No Loan shall be made, converted into or continued as a LIBOR Loan, if an Event of Default has occurred and is continuing and Agent or Requisite Lenders have determined not to continue the Term Loan C as a LIBOR Loan as a result thereof. No Term Loan C may be made as or converted into a LIBOR Loan until the earlier of (i) 45 days after the
Closing Date or (ii) completion of the primary syndication as determined by
Agent.

                  (f) Notwithstanding anything to the contrary set forth in this
SECTION 1.2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the "MAXIMUM LAWFUL RATE"), then so long as the Maximum
Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum
Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum
Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph)
the interest rate payable since the Closing Date as otherwise provided in this
Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in SECTIONS 1.2(A) through (E), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such
Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum
Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this SECTION 1.2(F), a court of competent jurisdiction shall determine by a final, non-appealable order that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess as specified in SECTION 1.5(E) and thereafter shall refund any excess to Borrower or as such court of competent jurisdiction may otherwise order.

         1.3 FEES.

                  (a) FEE LETTER. Borrower shall pay to GE Capital,
individually, the Fees specified in that certain fee letter dated as of June 27,
2006 among Borrower and GE Capital (the "GE CAPITAL FEE LETTER"), at the times specified for payment therein.

                  (b) INTENTIONALLY OMITTED.

                  (c) INTENTIONALLY OMITTED.

                  (d) LIBOR BREAKAGE COSTS. Upon (i) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following Borrower's delivery to Agent of any LIBOR Loan request in respect thereof or (ii) any payment of a LIBOR Loan on any day that is not the last day of the LIBOR Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), Borrower shall pay Agent, for the benefit of all Lenders that funded or were prepared to fund any such LIBOR Loan, LIBOR Breakage Costs, if applicable.

                  (e) EXPENSES AND ATTORNEYS' FEES. Borrower agrees to pay all reasonable, out-of-pocket fees, charges, costs and expenses (including reasonable attorneys' fees and expenses) incurred by Agent in connection with any matters contemplated by or arising out of the Loan Documents, in connection with the examination, review, due diligence investigation, documentation, negotiation, closing and syndication of the transactions contemplated herein and in connection with the continued administration of the Loan Documents including any amendments, modifications, consents and waivers. Borrower agrees to promptly pay all reasonable, out-of-pocket fees, charges, costs and expenses (including fees, charges, costs and expenses of attorneys, auditors, appraisers, consultants and advisors) incurred by Agent in connection with any amendment, waiver, consent with respect to the Loan Documents, Event of Default, work-out or action to enforce any Loan Document or to collect any payments due from
Borrower or any other Credit Party. In addition, in connection with any work-out or action to enforce any Loan Document or to collect any payments due from
Borrower or any other Credit Party, Borrower agrees to promptly pay all reasonable fees, charges, costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Lenders. All fees, charges, costs and expenses for which Borrower is responsible under this SECTION 1.3(E) shall be deemed part of the Obligations when incurred, payable so long as no Event of
Default has occurred and is continuing, 10 days after notice thereof to Borrower
(and otherwise payable upon demand), and secured by the Collateral.

                  (f) PREPAYMENT FEE. If the Borrower prepays (for any reason
(including any mandatory prepayment or acceleration)) all or any portion of the
Term Loan C on or prior to the second anniversary of the Closing Date, Borrower shall pay to Agent, for the ratable benefit of Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder, an amount equal to the product of (i) the Applicable Percentage multiplied by (ii) the aggregate principal amount of the Term Loan C being prepaid (the "PREPAYMENT Fee"). As used herein, the term "Applicable Percentage"
shall mean (x) two percent (2.0%), in the case of a prepayment on or prior to the first anniversary of the Closing Date and (y) one percent (1.0%), in the case of a prepayment after the first anniversary of the Closing Date but on or prior to the second anniversary thereof. The Credit Parties agree that the
Prepayment Fee is a reasonable calculation of Lenders' lost profits in view of the difficulties and impracticality of determining actual damages resulting from prepayment of the Term Loan C.

         1.4 PAYMENTS All payments by Borrower of the Obligations shall be without deduction, defense, setoff or counterclaim and shall be made in same day funds and delivered to Agent, for the benefit of Agent and Lenders, as applicable, by wire transfer to the account identified on ANNEX E or such other place as Agent may from time to time designate in writing.

         Borrower shall receive credit on the day of receipt for funds received by Agent by 2:00 p.m. (New York time). In the absence of timely receipt, such funds shall be deemed to have been paid on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a
Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and Fees due hereunder.

         1.5 PREPAYMENTS.

                  (a) VOLUNTARY PREPAYMENTS OF THE TERM LOAN C. At any time, after the first anniversary of the Closing Date and provided that (except in the case of a Refinancing permitted by the terms of the Intercreditor Agreement)
there has been a Discharge of the First Lien Loan Obligations, Borrower may
prepay the Term Loan C, in whole or in part, without premium or penalty (except as set forth in SECTION 1.3(F)) and subject to the payment of LIBOR Breakage
Costs, if applicable. Prepayments of Term Loan C shall be applied in accordance with SECTION 1.5(E).

                  (b) PREPAYMENTS FROM EXCESS CASH FLOW. Except to the extent applied as a prepayment of the First Lien Loan Obligations, within one hundred
(100) days after the end of each Fiscal Year commencing with the Fiscal Year ended December 31, 2007, Borrower shall prepay the Term Loan C in an amount equal to seventy-five percent (75%) of the Excess Cash Flow for such Fiscal
Year. The calculation shall be based on the audited Financial Statements for
Holdings and its Subsidiaries. Any prepayments from Excess Cash Flow paid pursuant to this SECTION 1.5(B) shall be applied in accordance with SECTION
1.5(E).

                  (c) PREPAYMENTS FROM ASSET DISPOSITIONS. Except to the extent applied as a prepayment of the First Lien Loan Obligations, immediately upon receipt of any Net Proceeds in excess of $1,000,000 in the aggregate during any
Fiscal Year, Borrower shall prepay the Term Loan C in an amount equal to such
Net Proceeds, except that Borrower or its Subsidiaries may reinvest all Net
Proceeds of any such Asset Disposition, within one hundred eighty (180) days, in fixed assets. If Borrower does not intend to so reinvest such Net Proceeds or if the period set forth in the immediately preceding sentence expires without
Borrower having reinvested the Net Proceeds of any such Asset Disposition,
Borrower shall prepay the Term Loan C in an amount equal to such remaining Net
Proceeds in accordance with SECTION 1.5(E).

                  (d) PREPAYMENTS FROM ISSUANCE OF SECURITIES. Except to the
extent applied as a prepayment of the First Lien Loan Obligations, immediately upon the receipt by Holdings, Borrower or any of its Subsidiaries of the
proceeds of the issuance of Stock, Borrower shall prepay the Term Loan C in an amount equal to such proceeds, net of underwriting discounts and commissions and other reasonable out-of-pocket costs associated therewith. The payments shall be applied in accordance with SECTION 1.5(E). Notwithstanding the foregoing, the following proceeds of stock issuance shall be excluded from any mandatory prepayment: (i) proceeds of issuances of Stock by Holdings or Borrower on or prior to the Closing Date, (ii) proceeds of issuances of Stock of Holdings (and options and warrants for the issuance of Stock of Holdings) to employees and directors of Holdings, Borrower or Beverly and proceeds from the exercise of options and warrants by employees and directors and (iii) proceeds of issuances of Stock by any Subsidiary of Borrower to Borrower which constitutes an
Investment permitted hereunder.

                  (e) APPLICATION OF PROCEEDS. All prepayments made by Borrower pursuant to this SECTION 1.5 shall be applied as a payment of the Term Loan C until the Term Loan C shall have been prepaid in full. Considering each type of
Term Loan C being prepaid separately, any such prepayment shall be applied first to Index Rate Loans of the type required to be prepaid before application to
LIBOR Loans of the type required to be prepaid, in each case in a manner which minimizes any resulting LIBOR Breakage Costs.

         1.6 MATURITY. All of the Obligations shall become due and payable as otherwise set forth herein, but in any event all of the remaining Obligations shall become due and payable upon the Term Loan C Maturity Date. Until the
Termination Date, Agent shall be entitled to retain the Liens on the Collateral granted under the Collateral Documents and the ability to exercise all rights and remedies available to them under the Loan Documents and applicable laws.

         1.7 LOAN ACCOUNTS. Agent shall maintain a loan account (the "LOAN
ACCOUNT") on its books to record: the name and federal employer identification number of each Lender, the Term Loan C, all payments made by Borrower, and all other debits and credits as provided in this Agreement with respect to the Term
Loan C or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by
Borrower; PROVIDED that any failure to so record or any error in so recording shall not limit or otherwise affect (other than to the extent of such error)
Borrower's duty to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions with respect to the Term Loan C setting forth the balance of the Loan Account for the immediately preceding month. Unless Borrower notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within forty-five (45) days after the date thereof, each and every such accounting shall, absent manifest error, be presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by Borrower.
Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of
Obligations from time to time owing to it.

         1.8 YIELD PROTECTION.

                  (a) CAPITAL ADEQUACY AND OTHER ADJUSTMENTS. In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such
Lender or any corporation controlling such Lender and thereby reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15)
days after notice and demand from such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction; provided that if the respective Lender has unreasonably delayed or withheld such notice and demand, the respective Lender shall not be entitled to receive additional payments pursuant to this Section 1.8(a) for periods occurring prior to the 180th day before the receipt of such notice and demand. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall be presumptive evidence of the matters set forth therein.

                  (b) INCREASED LIBOR FUNDING COSTS; ILLEGALITY. Notwithstanding
anything to the contrary contained herein, if the introduction of or any change in any law, rule, regulation, treaty or directive (or any change in the interpretation thereof) after the date hereof shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Loans shall terminate and (ii)
Borrower shall forthwith prepay in full each such outstanding LIBOR Loans owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Index Rate Loans. If, after the date hereof, the introduction of, change in or interpretation of any law, rule, regulation, treaty or directive would impose or increase reserve requirements (other than as taken into account in the definition of LIBOR) and the result of any of the foregoing is to increase the cost to Agent or any such Lender continuing the
Term Loan C hereunder, as the case may be, or to reduce any amount receivable hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from Agent (together with the certificate referred to in the next sentence) pay to Agent for the account of all such affected Lenders additional amounts sufficient to compensate such Lenders for such increased cost; provided that Borrower shall not be liable to pay for any such amounts incurred or accrued more than one hundred eighty (180) days prior to the date on which notice of the event giving rise to the obligation to make such payment is given to Borrower, and provided further, that such Lender shall not be entitled to any such additional amounts unless such Lender is imposing similar types of assessments on other similarly situated borrowers. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent on behalf of all such affected Lenders to Borrower shall be presumptive evidence of the matters set forth therein.

         1.9 TAXES.

                  (a) NO DEDUCTIONS; OTHER TAXES. Any and all payments or
reimbursements made hereunder or under any other Loan Documents shall be made free and clear of and without deduction for any and all Charges, present or future, taxes, levies, imposts, deductions or withholdings, and all liabilities with respect thereto (including any interest, additions to tax or penalties applicable thereto) of any nature whatsoever imposed by any Governmental
Authority ("TAXES"), excluding (a) such Taxes to the extent imposed on or measured by Agent's or a Lender's net income (and franchise taxes, branch profits taxes, taxes on doing business or other taxes imposed in lieu thereof)
as a result of a connection between such Agent or Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection that would not have arisen but for such Agent or Lender having executed, delivered, performed its obligations or received a payment under, or enforced, this
Agreement or any other Loan Document) and (b) any United States federal withholding tax that is imposed on amounts payable to a Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure (other than as a result of a change in law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority) to comply with SECTION 1.9(C), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to this SECTION 1.9(A) (collectively, "EXCLUDED
Taxes," and all such non-Excluded Taxes being referred to herein as
"NON-EXCLUDED TAXES"). If Borrower shall be required by law to deduct any
Non-Excluded Taxes or Other Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or Agent, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable pursuant to this SECTION 1.9), such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made. If any amounts are payable in respect of Non-Excluded Taxes or Other Taxes pursuant to the preceding sentence, Borrower agrees to reimburse each Lender or Agent, upon the written request of such Lender or Agent and reasonable documentation of such amounts, for any net additional taxes imposed on or measured by the net income of such Lender or Agent as such Lender or Agent shall determine are payable in respect of such amounts so paid to or on behalf of such Lender or Agent pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender or Agent pursuant to this sentence. All required deductions shall be withheld and timely paid over to the relevant Governmental Authority in accordance with applicable law. In addition, Borrower agrees to timely pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan
Document ("OTHER TAXES").

                  (b) CHANGES IN TAX LAWS. In the event that, after the date hereof (or in the case of an assignee or participant, the date of the relevant assignment or sale of a participation), (1) any changes in any existing law, regulation, treaty or directive or in the administration, interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any administration, interpretation or application thereof, or (3) compliance with any request, guideline or directive (whether or not having the force of law) from any Governmental Authority:

                           (i) does or shall subject Agent or any Lender to any
tax of any kind whatsoever with respect to this Agreement, or any other Loan
Documents or the Term Loan C made, or change the basis of taxation of payments to Agent or such Lender in respect thereof (except for the imposition of, or any change in the rate of, any Excluded Tax); or

                           (ii) does or shall impose on Agent or any Lender any
other condition, cost or expense in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or any such Lender continuing the
Term Loan C hereunder, as the case may be, or to reduce any amount receivable hereunder or under any other Loan Document, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand with reasonable documentation thereof, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as reasonably determined by Agent or such Lender; provided that
Agent or such Lender shall not be entitled to any such amounts to the extent that the event giving rise to such additional cost or reduced amount receivable occurred more than 180 days prior to the date such notice and demand is given to the Borrower; provided, however, that if the event giving rise to such additional cost or reduced amount receivable has a retroactive effect, then such

 180-day period shall be extended to include the period of such retroactive effect. If Agent or such Lender becomes aware that it is entitled to claim any additional amounts pursuant to this SECTION 1.9(B), it shall promptly notify
Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or such Lender to Borrower (with a copy to
Agent if applicable) shall be presumptive evidence of the amount due. Borrower shall be presumptive evidence of the amount due. Borrower shall pay Agent or such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after the receipt thereof.

                  (c) FOREIGN LENDERS. Prior to becoming a Lender under this
Agreement and within fifteen (15) days after a reasonable written request of
Borrower or Agent from time to time thereafter, each such Person or Lender that is not in each case a "United States person" (as such term is defined in IRC
Section 7701(a)(30)) for U.S. federal income tax purposes (a "FOREIGN LENDER")
shall provide to Borrower and Agent, if it is legally entitled to, a properly completed and executed IRS Form W-8BEN or Form W-8ECI or other applicable form, certificate or document prescribed by the IRS, certifying as to such Foreign
Lender's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made to such Foreign Lender under this Agreement and under the Notes (a "CERTIFICATE OF EXEMPTION").

                  (d) INDEMNIFICATION. Borrower will indemnify each Lender and
Agent for the full amount of Non-Excluded Taxes and Other Taxes (including any
Non-Excluded Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 1.9) paid by such Lender or Agent, as the case may be, and any liability (including penalties, interest and expenses including reasonable attorney's fees and expenses) arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payments or liabilities submitted by Lender or Agent to Borrower
(with a copy to Agent if applicable) shall be presumptive evidence of the amount due. Borrower shall pay Agent or such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) day s after the receipt thereof.

                  (e) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Non-Excluded Taxes or Other Taxes by the Borrower to a Governmental
Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

                                   SECTION 2.
                               CONDITIONS TO LOANS
                               -------------------

         2.1 CONDITIONS TO THE TERM LOAN C. The obligations of Lenders to make the Term Loan C on the Closing Date are, in addition to the conditions precedent specified in SECTION 2.2, subject to

                  (a) the First Lien Loans shall have been, or shall reasonably concurrently be, fully funded in an aggregate principal amount not to exceed
$270,000,000. The terms and conditions of the First Lien Loans shall be reasonably satisfactory in form and substance to the Agent and each Lender;

                  (b) EBITDA of Holdings and its Subsidiaries for the trailing twelve Fiscal Month period ending August 31, 2006 (including adjustments, if any, reasonably satisfactory to the Agent) shall have been at least $90,000,000;

                  (c) the Leverage Ratio as of August 31, 2006 based upon EBITDA for the twelve Fiscal Month period ending on such date, determined on a pro forma basis after giving effect to the Term Loan C and the Related Transactions, shall not exceed 4.25:1;

                  (d) the Senior Leverage Ratio as of August 31, 2006 based upon
EBITDA for the twelve Fiscal Month period ending on such date, determined on a pro forma basis after giving effect to the Term Loan C and the Related
Transactions, shall not exceed 2.75:1;

                  (e) total Funded Debt of Holdings and its Subsidiaries on a consolidated basis after giving pro forma effect to the Term Loan C and Related
Transactions shall not exceed $378,000,000;

                  (f) Agent shall have received evidence that the cash purchase price for the Acquisition (inclusive of aggregate fees, closing costs, including those payable to Agent and Lenders) does not exceed $42,950,000 in the aggregate;

                  (g) Agent shall have received copies of employment agreements between Borrower and each of Dr. Howard Berger and Sami S. Abbasi, each of which shall be in form and substance reasonably satisfactory to Agent and Lenders;

                  (h) the Related Transactions shall have been consummated in accordance with their respective terms, except as may have been consented to in writing by Agent; and

                  (i) Borrower shall deliver all documents listed on, take all actions set forth on and satisfy all other conditions precedent listed in the
Closing Checklist attached hereto as ANNEX C, all in form and substance, or in a manner, reasonably satisfactory to Agent and Lenders;

                  (j) All representations or warranties by each Credit Party contained herein or in any other Loan Document are true or correct in all material respects (without duplication of any materiality qualifier contained therein);

                  (k) No Default or Event of Default has occurred and is
continuing or would result immediately after giving effect to such Term Loan C;
and

                  (l) Borrower shall have paid to GE Capital all fees required to be paid on the Closing Date pursuant to the GE Capital Fee Letter, and shall have reimbursed Agent for all fees, costs and expenses of closing presented as of the Closing Date.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         To induce Agent and Lenders to enter into the Loan Documents and to make the Term Loan C, Borrower and the other Credit Parties executing this
Agreement, jointly and severally, represent, warrant and covenant to Agent and each Lender that the following statements are and, after giving effect to the
Related Transactions will remain true, correct and complete until the
Termination Date with respect to all Credit Parties.

         3.1 ORGANIZATION, POWERS, CAPITALIZATION AND GOOD STANDING.

                  (a) ORGANIZATION AND POWERS. Each of the Credit Parties and
each of their Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and qualified to do business in all states where such qualification is required except where failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. The jurisdiction of organization and all jurisdictions in which each Credit Party is qualified to do business as of the
Closing Date are set forth on SCHEDULE 3.1(A). Each of the Credit Parties and each of their Subsidiaries has all requisite organizational power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into each Loan Document and Related
Transactions Document to which it is a party and to incur the Obligations, grant liens and security interests in the Collateral and carry out the Related
Transactions.

                  (b) CAPITALIZATION. As of the Closing Date: (i) the authorized
Stock of each of the Credit Parties and each of their Subsidiaries is as set forth on SCHEDULE 3.1(B); (ii) all issued and outstanding Stock of each of the
Credit Parties and each of their Subsidiaries is duly authorized and validly issued, fully paid, nonassessable (as applicable), free and clear of all Liens other than those in favor of (A) Agent for the benefit of Agent and Lenders and
(B) First Lien Agent for the benefit of First Lien Agent and First Lien Lenders, and such Stock was issued in compliance with all applicable state, federal and foreign laws concerning the issuance of securities; (iii) the identity of the holders of the Stock of each of the Credit Parties (other than Holdings) and their Subsidiaries and the percentage of their fully-diluted ownership of the
Stock of each of the Credit Parties and their Subsidiaries is set forth on
SCHEDULE 3.1(B); and (iv) no Stock of any Credit Party or any of their
Subsidiaries, other than those described above, are issued and outstanding.
Except as provided in SCHEDULE 3.1(B), as of the Closing Date, there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any
Credit Party or any of their Subsidiaries of any Stock of any such entity. No
Credit Party has any Subsidiaries except as set forth on Schedule 3.1(b).

                  (c) BINDING OBLIGATION. This Agreement is, and the other Loan
Documents and Related Transactions Documents when executed and delivered will be, the legally valid and binding obligations of the Credit Parties, each enforceable against each Credit Party, as applicable, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting, creditors' rights generally and the effects of general principles of equity.

         3.2 DISCLOSURE. No representation or warranty of any Credit Party contained in this Agreement, the Financial Statements referred to in SECTION
3.5, the other Related Transactions (other than Projections, as to which the only representation and warranty made is as set forth in Section 3.5 hereof), the other Loan Documents or any other document, certificate or written statement furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents or the Related Transactions Documents
contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in any material respect in light of the circumstances in which the same were made.

         3.3 NO MATERIAL ADVERSE EFFECT. Since October 31, 2005 there have been no events or changes in facts or circumstances affecting the Credit Parties which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

         3.4 NO CONFLICT. The consummation of the Related Transactions does not and will not violate or conflict with any laws, rules, regulations or orders of any Governmental Authority or violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any
Contractual Obligation or organizational documents of any Credit Party or any of its Subsidiaries, except if such violations, conflicts, breaches or defaults have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

         3.5 FINANCIAL STATEMENTS AND PROJECTIONS. All Financial Statements
concerning Holdings and its Subsidiaries which have been or will hereafter be furnished to Agent pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied
(except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, subject to, in the case of unaudited Financial Statements, the absence of footnotes and normal year-end adjustments.

                  (a) The consolidated balance sheets at October 31, 2005 and the related statement of income of Holdings and its Subsidiaries (except for
Radiologix and its Subsidiaries), for the Fiscal Year then ended, audited by
Moss Adams LLP.

                  (b) The consolidated balance sheet at August 31 30, 2006 and the related statement of income of Holdings and its Subsidiaries (except for
Radiologix and its Subsidiaries) for the nine (9) months then ended.

                  (c) The consolidated balance sheets at December 31, 2005 and the related statement of income of Radiologix and its Subsidiaries for the
Fiscal Year then ended, audited by Ernst & Young LLP.

                  (d) The consolidated balance sheet at September 30, 2006 and the related statement of income of Radiologix and its Subsidiaries for the nine
(9) months then ended.

The Projections delivered on or prior to the Closing Date and the updated
Projections delivered pursuant to SECTION 6.2(H) represent and will represent as of the date thereof the good faith estimate of Borrower and its senior management concerning the most probable course of its business.

         3.6 SOLVENCY. Borrower is Solvent and the Credit Parties and their
Subsidiaries, taken as a whole, are Solvent.

         3.7 USE OF PROCEEDS; MARGIN REGULATIONS.

                  (a) No part of the proceeds of the Term Loan C will be used for "buying" or "carrying" "margin stock" within the respective meanings of such terms under Regulation U of the Board of Governors of the Federal Reserve System
as now and from time to time hereafter in effect or for any other purpose that violates the provisions of the regulations of the Board of Governors of the
Federal Reserve System. If requested by Agent, each Credit Party will furnish to
Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in
Regulation U.

                  (b) Borrower shall utilize the proceeds of the Term Loan C solely for the Acquisition and the Refinancing (and to pay any related transaction expenses and fees), and for the financing of Borrower's ordinary working capital and general corporate needs. SCHEDULE 3.7 contains a description of Borrower's sources and uses of funds as of the Closing Date, including the
Term Loan C, First Lien Loans and Letter of Credit Obligations (as defined in the First Lien Credit Agreement), to be made or incurred on that date, and a funds flow memorandum detailing how funds from each source are to be transferred for particular uses.

                  (c) None of Holdings or any of its Subsidiaries is subject to regulation as (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company"
as defined in, or subject to regulation under, the Public Utility Holding
Company Act of 1935.

         3.8 BROKERS. No broker or finder acting on behalf of any Credit Party or Affiliate thereof brought about the obtaining, making or closing of the Term
Loan C or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

         3.9 COMPLIANCE WITH LAWS. Each Credit Party represents and warrants that it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any
Governmental Authority (including, without limitation, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Uniting and
Strengthening America by Providing Appropriate Tools Required to Intercept and
Obstruct Terrorism Act of 2001, Public Law 107-56) and the obligations, covenants and conditions contained in all Contractual Obligations other than those laws, rules, regulations, orders and provisions of such Contractual
Obligations the noncompliance with which would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and
(ii) maintains and each of its Subsidiaries maintains all licenses, qualifications and permits referred to above other than any failure to maintain which would not reasonably be expected to have a Material Adverse Effect.

         3.10 INTELLECTUAL PROPERTY. As of the Closing Date, each of the Credit
Parties and its Subsidiaries owns, is licensed to use or otherwise has the right to use, all material Intellectual Property used in or necessary for the conduct of its business as currently conducted that is material to the financial condition, business or operations of such Credit Party and its Subsidiaries and all such Intellectual Property that is federally registered as of the Closing
Date is identified on SCHEDULE 3.10 and duly and properly registered, filed or issued in the applicable office and jurisdictions for such registrations, filings or issuances. As of the Closing Date, except as disclosed in SCHEDULE
3.10, to their knowledge, the use of such Intellectual Property by the Credit
Parties and their Subsidiaries and the conduct of their businesses does not and has not been alleged by any Person to infringe on the rights of any Person.

         3.11 INVESTIGATIONS, AUDITS, ETC. As of the Closing Date, except as set forth on SCHEDULE 3.11, no Credit Party or any of their Subsidiaries is the subject of an audit by the IRS or, to each Credit Party's knowledge, any review by the IRS or any governmental investigation concerning the violation or possible violation of any law.

         3.12 EMPLOYEE MATTERS. As of the Closing Date, except as set forth on
SCHEDULE 3.12, (a) no Credit Party or Subsidiary of a Credit Party nor any of
their respective employees is subject to any collective bargaining agreement,
(b) no petition for certification or union election is pending with respect to the employees of any Credit Party or any of their Subsidiaries and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Credit Party or any of their Subsidiaries, (c)
there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of any Credit Party after due inquiry, threatened between any
Credit Party or any of their Subsidiaries and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a
Material Adverse Effect and (d) hours worked by and payment made to employees of each Credit Party and each of their Subsidiaries comply in all material respects with the Fair Labor Standards Act and each other federal, state, provincial, local or foreign law applicable to such matters. Except as set forth on SCHEDULE
3.12, neither Borrower nor any of its Subsidiaries is party to a material employment contract.

         3.13 LITIGATION; ADVERSE FACTS. Except as set forth on SCHEDULE 3.13, there are no judgments outstanding against any Credit Party or any of its
Subsidiaries or affecting any property of any Credit Party or any of its
Subsidiaries as of the Closing Date, nor is there any Litigation pending, or to the best knowledge of any Credit Party threatened, against any Credit Party or any of its Subsidiaries, in each case which would reasonably be expected to result in any Material Adverse Effect.

         3.14 OWNERSHIP OF PROPERTY; LIENS. As of the Closing Date, the real estate ("REAL ESTATE") listed in SCHEDULE 3.14 constitutes all of the real property owned, leased, subleased, or used by any Credit Party or any of its
Subsidiaries. As of the Closing Date, each of the Credit Parties and each of its
Subsidiaries owns good and marketable fee simple title to all of its owned Real
Estate, and valid and marketable leasehold interests in all of its leased Real
Estate, all as described on SCHEDULE 3.14, and copies of all such leases or a summary of terms thereof reasonably satisfactory to Agent have been delivered to
Agent. SCHEDULE 3.14 further describes any Real Estate with respect to which any

 Credit Party or any of its Subsidiaries is a lessor, sublessor or assignor as of the Closing Date. As of the Closing Date, each of the Credit Parties and each of its Subsidiaries also has good and marketable title to, or valid leasehold interests in, all of its personal property and assets subject to applicable
Permitted Encumbrances. As of the Closing Date, none of the properties and assets of any Credit Party or any of its Subsidiaries are subject to any Liens other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to Borrower that are reasonably likely to result in any Liens
(including Liens arising under Environmental Laws) other than Permitted
Encumbrances against the properties or assets of any Credit Party or any of its
Subsidiaries. Each of the Credit Parties and each of its Subsidiaries has received all deeds, assignments, waivers, consents, nondisturbance and attornment or similar agreements, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Credit Party's or Subsidiary's right, title and interest in and to all such Real Estate and other properties and assets. As of the Closing Date, SCHEDULE 3.14 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate.
As of the Closing Date, no portion of any Credit Party's or any of its
Subsidiaries' Real Estate necessary to operate the Borrower's business in the ordinary course has suffered any material damage by fire or other material casualty loss that has not heretofore been repaired, restored or otherwise remedied as reasonably necessary to operate the Borrower's business in the ordinary course. As of the Closing Date, all material permits required to have been issued or appropriate to enable the Real Estate to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are in full force and effect.

         3.15 ENVIRONMENTAL MATTERS.

                  (a) Except as set forth in SCHEDULE 3.15, as of the Closing
Date: (i) the Real Estate is free of contamination from any Hazardous Material except for such contamination that could not reasonably be expected to materially adversely impact the value or marketability of such Real Estate and that could not reasonably be expected to result in Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate;
(ii) no Credit Party and no Subsidiary of a Credit Party has caused or suffered to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of their Real Estate where such Release could reasonably be expected to have, either individually or in the aggregate, a Material Adverse
Effect; (iii) the Credit Parties and their Subsidiaries are and have been in compliance with all Environmental Laws, except for such noncompliance that could not reasonably be expected to result in Environmental Liabilities of the Credit
Parties or their Subsidiaries in excess of $100,000 in the aggregate; (iv) the
Credit Parties and their Subsidiaries have obtained, and are in compliance with, all Environmental Permits required by Environmental Laws for the operations of their respective businesses as presently conducted or as proposed to be conducted, except where the failure to so obtain or comply with such
Environmental Permits could not reasonably be expected to result in
Environmental Liabilities of the Credit Parties or their Subsidiaries in excess of $100,000 in the aggregate, and all such Environmental Permits are valid, uncontested and in good standing; (v) no Credit Party and no Subsidiary of a
Credit Party is involved in operations or knows of any facts, circumstances or conditions, including any Releases of Hazardous Materials, that are likely to result in any Environmental Liabilities of such Credit Party or Subsidiary which could reasonably be expected to be in excess of $100,000 in the aggregate, and no Credit Party or Subsidiary of a Credit Party has permitted any current or former tenant or occupant of the Real Estate to engage in any such operations;
(vi) there is no Litigation arising under or related to any Environmental Laws,

 Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses in excess of $100,000 in the aggregate or injunctive relief against, or that alleges criminal misconduct by any Credit Party or any
Subsidiary of a Credit Party; (vii) no notice has been received by any Credit
Party or any Subsidiary of a Credit Party identifying any of them as a
"potentially responsible party" or requesting information under CERCLA or analogous state statutes, and to the knowledge of the Credit Parties, there are no facts, circumstances or conditions that may result in any of the Credit
Parties or their Subsidiaries being identified as a "potentially responsible party" under CERCLA or analogous state statutes; and (viii) the Credit Parties have provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential
Environmental Liabilities, in each case in possession of the Credit Parties relating to any of the Credit Parties or their Subsidiaries.

                  (b) Each Credit Party hereby acknowledges and agrees that
Agent (i) is not now, and has not ever been, in control of any of the Real
Estate or affairs of such Credit Party or its Subsidiaries , and (ii) does not have the capacity through the provisions of the Loan Documents or otherwise to influence any Credit Party's or its Subsidiaries' conduct with respect to the ownership, operation or management of any of their Real Estate or compliance with Environmental Laws or Environmental Permits.

         3.16 ERISA.

                  (a) SCHEDULE 3.16 lists all Title IV Plans and Multiemployer
Plans. As of the Closing Date, copies of all such listed Plans, together with a copy of the three most recent form IRS/DOL 5500-series for each such Plan, to the extent applicable, have been delivered to Agent. Except with respect to
Multiemployer Plans, each Qualified Plan has been determined by the IRS to qualify under Section 401(a) of the IRC, and to the knowledge of the applicable
Credit Party, nothing has occurred that would cause the loss of such qualification. Except as would not reasonably be expected to have a Material
Adverse Effect, each Plan is in material compliance with the applicable provisions of ERISA and the IRC. Neither any Credit Party nor ERISA Affiliate
has failed to make any contribution or pay any amount due as required by either
Section 412 of the IRC or Section 302 of ERISA or the terms of any Title IV
Plan. No Credit Party has engaged in a "prohibited transaction," as defined in
Section 406 of ERISA and Section 4975 of the IRC, in connection with any Plan, that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

                  (b) As of the Closing Date, except as set forth in SCHEDULE
3.16: (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA
Event or event described in Section 4062(e) of ERISA with respect to any Title
IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan that could result in liability to a Credit Party; (iv) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a "standard termination" as that term is used in
Section 404(b)(1) of ERISA, that remains unsatisfied or could reasonably be expected to result in liability to any Credit Party in excess of $500,000, nor has any Title IV Plan of any Credit Party or ERISA Affiliate (determined at any time within the past five years) with Unfunded Pension Liabilities been transferred outside of the "controlled group" (within the meaning of Section
4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate that has or could reasonably be expected to result in a Material Adverse Effect.

         3.17 DEPOSIT AND DISBURSEMENT ACCOUNTS. SCHEDULE 3.17 lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such SCHEDULE correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

         3.18 AGREEMENTS AND OTHER DOCUMENTS. As of the Closing Date, each
Credit Party has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed in SCHEDULE
3.18: supply agreements and purchase agreements not terminable by such Credit
Party within sixty (60) days following written notice issued by such Credit
Party and involving transactions in excess of $1,000,000 per annum (other than purchase orders entered into in the ordinary course of business); leases of
Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $500,000 per annum (other than purchase orders entered into in the ordinary course of business); licenses and permits held by the Credit Parties, the absence of which would reasonably be expected to have a Material Adverse Effect; instruments and documents evidencing any
Indebtedness or Guaranteed Indebtedness of such Credit Party, other than guaranties issued by Holdings or Borrower of leases for leased premises of any
Credit Party, and any Lien granted by such Credit Party with respect thereto which are to remain in effect after the Closing Date; and instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of such Credit Party.

         3.19 INSURANCE. Each Credit Party represents and warrants that it and each of its Subsidiaries currently maintains in good repair, working order and condition (normal wear and tear excepted) all material properties as set forth in SECTION 4.2 and maintains all insurance described in such SECTION. SCHEDULE
3.19 lists all insurance policies of any nature maintained, as of the Closing
Date, for current occurrences by each Credit Party, as well as a summary of the key business terms of each such policy such as deductibles, coverage limits and term of policy.

         3.20 TAXES AND TAX RETURNS.

                  (a) As of the Closing Date, (i) all Tax Returns required to be filed by the Credit Parties have been timely and properly filed and (ii) all taxes that are due (other than taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided for in accordance with GAAP) have been paid, in each case except where the failure to file Tax Returns or pay Taxes would not reasonably be expected to have a
Material Adverse Effect. No Governmental Authority has asserted any claim for taxes, or to any Credit Party's knowledge, has threatened to assert any claim for taxes that would, if not paid by a Credit Party, have a Material Adverse
Effect. All taxes required by law to be withheld or collected and remitted
(including, without limitation, income tax, unemployment insurance and workmen's compensation premiums) with respect to the Credit Parties have been withheld or collected and paid to the appropriate Governmental Authorities (or are properly being held for such payment), except for amounts the nonpayment of which would not be reasonably likely to have a Material Adverse Effect.

                  (b) None of the Credit Parties has been notified that either the IRS, or any other Governmental Authority, has raised or intends to raise, any adjustments with respect to Taxes of the Credit Parties, which adjustments would be reasonably likely to have a Material Adverse Effect.

         3.21 INACTIVE SUBSIDIARIES. No Inactive Subsidiary (i) engages in any trade or business or owns any assets (other than Stock of their respective
Subsidiaries) with a fair market value in the aggregate in excess of $10,000 or
(ii) has outstanding or incurred any Indebtedness or Guaranteed Indebtedness.

         3.22 HEALTH CARE MATTERS.

                  (a) COMPLIANCE WITH HEALTH CARE LAWS; PERMITS. Each Credit
Party and each of their Subsidiaries, and any Person acting on their behalf, is in compliance in all material respects with all Health Care Laws applicable to it, its products and its properties or other assets or its business or operation, including its provision of professional services. Each Credit Party and each of their Subsidiaries, and any Person acting on their behalf, has in effect all Permits, including, without limitation, all Permits necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations, including its provision of professional services, as presently conducted. All such Permits are in full force and effect and there has occurred no default under, or violation of, any such Permit. Except as set forth on SCHEDULE 3.22, no action, demand, requirement or investigation by any
Governmental Authority and no suit, action or proceeding by any other person, in each case with respect to each Credit Party, each of their Subsidiaries, any
Person acting on their behalf, or any of their respective properties, other assets or provision of professional services under any Requirements of Law, is pending or, to the knowledge of each Credit Party and their Subsidiaries, threatened.

                  (b) FILINGS. Except as set forth on SCHEDULE 3.22, all
reports, documents, claims, notices or approvals required to be filed, obtained, maintained or furnished to any Governmental Authority have been so filed, obtained, maintained or furnished, and all such reports, documents, claims and notices were complete and correct in all material respects on the date filed (or were corrected in or supplemented by a subsequent filing).

                  (c) MATERIAL STATEMENTS. No Credit Party nor any of their
Subsidiaries, nor any officer, affiliate, employee or agent of any Credit Party or any of their Subsidiaries, has made an untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact required to any Governmental Authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to constitute a violation of any Health Care
Law. No Credit Party nor any of their Subsidiaries, nor any officer, affiliate, employee or agent of any Credit Party or any of their Subsidiaries, has made any untrue statement of fact regarding claims incurred but not reported.

                  (d) BILLING. Each Credit Party, each of their Subsidiaries and each contracting physician of each Credit Party or any of their Subsidiaries (to the extent required) has the requisite provider number or other Permit to bill the Medicare program (to the extent such entity participates in the Medicare program), the respective Medicaid program in the state or states in which such entity operates, and all other Third Party Payor Programs (as defined below), including but not limited to Capitated Contracts with managed care organizations, that each Credit Party and each of their Subsidiaries currently bill. There is no investigation, audit, claim review, or other action pending, or to the knowledge of any Credit Party or their Subsidiaries, threatened which could result in a revocation, suspension, termination, probation, restriction, limitation, or non-renewal of any Third Party Payor (as defined below) provider number or result in any Credit Party's or any of their Subsidiaries' exclusion from any Third Party Payor Program. No Credit Party nor any of their
Subsidiaries has billed or received any payment or reimbursement in excess of amounts allowed by any Health Care Law or other law. For purposes of this
Agreement, a "THIRD PARTY PAYOR" means Medicare, Medicaid, TRICARE, Blue Cross and/or Blue Shield, state government insurers, private insurers and any other person or entity which presently or in the future maintains Third Party Payor
Programs. In addition, for purposes of this Agreement, "THIRD PARTY PAYOR
PROGRAMS" means all third party payor programs in which Borrower, each of the
Credit Parties and each of its Subsidiaries participates (including, without limitation, Medicare, Medicaid, TRICARE or any other federal or state health care programs, as well as Blue Cross and/or Blue Shield, managed care plans, or any other private insurance programs).

                  (e) PROCEEDINGS. There are no facts, circumstances or
conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, audit, action (legal or regulatory) or proceeding
(legal or regulatory) by a Governmental Authority against or affecting any
Credit Party or any of their Subsidiaries relating to any of the Health Care
Laws.

                  (f) PROHIBITED TRANSACTIONS. No Credit Party, any of their
Subsidiaries or any Person acting on behalf of any Credit Party or any of their
Subsidiaries is a party to any contract, lease agreement or other arrangement
(including any joint venture, service or consulting agreement) with any physician, physician group, health care facility, hospital, nursing facility, home health agency or other person who is in a position to make or influence referrals to or otherwise generate business to provide services, lease space, lease equipment or engage in any other venture or activity, other than agreements which are in compliance with all applicable Health Care Laws. No
Credit Party, any of their Subsidiaries, or any person acting on behalf of any
Credit Parties or any their Subsidiaries, directly or indirectly: (1) offered or paid any remuneration, in cash or in kind, to, or made any financial arrangements with, any past, present or potential patient, supplier, medical staff member, contractor or Third Party Payor of any Credit Parties and/or any
of their Subsidiaries in order to illegally obtain business or payments from such person; (2) given or agreed to give, or is aware that there has been made or that there is any illegal agreement to make, any illegal gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past, present or potential patient, supplier, contractor, Third
Party Payor or any other person; (3) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment or gift of funds or property to, or for the private use of, any governmental official, employee or agent where either the contribution, payment or gift or the purpose of such contribution, payment or gift is or was illegal under the laws of any government entity having jurisdiction over such payment, contribution or gift; (4) established or maintained any unrecorded fund or asset for any purpose or made any misleading, false or artificial entries on any of its books or records for any reason; or (5) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any payment to any person with the intention or understanding that any part of such payment would be used or was given for any purpose other than that described in the documents supporting such payment.

                  (g) FAIR MARKET VALUE. The compensation paid or to be paid by each Credit Party and each of their Subsidiaries to any physician or physician group who is employed by or contracted with each Credit Party or any of their
Subsidiaries is fair market value for the services and items actually provided by such physician, not taking into account the value or volume of referrals or other business generated by such physicians or physician groups for each Credit
Party or each of their Subsidiaries. Each Credit Party and each of their
Subsidiaries has at all times maintained a written agreement with each physician or physician group receiving compensation from each Credit Party or any of their
Subsidiaries.

                  (h) MEDICARE/MEDICAID. There are no Medicare or Medicaid
termination proceedings underway with respect to any of the Credit Parties, each entity meets the Medicare conditions of participation and, to our knowledge after such reasonable investigation under the circumstances, no employee or independent contractor of any Credit Parties has been excluded in participating in Medicare or Medicaid or any similar federal programs.

                  (i) COMPLIANCE. Each Credit Parties possess and implement all necessary policies and procedures to ensure that all aspects of each Credit
Parties' operations, their employees, and all healthcare providers under contract with any Credit Party, comply with all applicable Health Care Laws.

                  (j) CORPORATE INTEGRITY AGREEMENTS, ETC. No Credit Party, nor
any of their Subsidiaries, is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreement with or imposed by any Governmental Authority.

         3.23 MERGER AGREEMENT. As of the Closing Date, Borrower has delivered to Agent a complete and correct copy of the Merger Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No
Credit Party, and to the knowledge of any Credit Party, no other Person party thereto is in material default in the performance or compliance with any provisions thereof. The Merger Agreement complies with, in all material respects, and the Acquisition has been consummated in accordance with all applicable laws. All covenants and conditions to be performed by Radiologix under the Merger Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith) have been performed or satisfied in all material respects. The Merger Agreement is in full force and effect as of the Closing Date and has not been terminated, rescinded or withdrawn. All material approvals by Governmental Authorities having jurisdiction over any
Credit Party and other Persons referenced therein, with respect to the transactions contemplated by the Merger Agreement, have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Merger Agreement or to the conduct by any Credit Party of its business thereafter. To Borrower's actual knowledge, the Radiologix's representations and warranties in the Merger Agreement are not untrue or misleading in any material respect.

         3.24 NO EARN-OUTS. No "earn-outs" or any similar payment obligations are payable by any Credit Party or any of their respective Subsidiaries in connection with the Acquisition or any transaction occurring in connection therewith.

         Without limiting the foregoing, all representations and warranties of
Borrower and each other Credit Party in this Agreement and each of the other
Loan Documents (except to the extent that any such representation or warranty expressly relates only to an earlier date) shall be deemed to have been restated
and repeated upon any request for and acceptance by Borrower (i) of the proceeds of any "Advance" under the First Lien Credit Agreement, (ii) of the incurrence of any "Letter of Credit Obligations" under the First Lien Credit Agreement and
(iii) of the conversion or continuation of any portion of Term Loan C into, or as, a LIBOR Loan. as of such date.

                                   SECTION 4.
                              AFFIRMATIVE COVENANTS
                              ---------------------

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof and until the
Termination Date:

         4.1 COMPLIANCE WITH LAWS AND CONTRACTUAL OBLIGATIONS. Each Credit Party
will (a) comply with and shall cause each of its Subsidiaries to comply with (i)
the requirements of all applicable material laws, rules, regulations and orders of any Governmental Authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as now in effect and which may be imposed in the future in all jurisdictions in which any Credit Party or any of its Subsidiaries is now doing business or may hereafter be doing business and
(ii) the obligations, covenants and conditions contained in all Contractual
Obligations of such Credit Party or any of its Subsidiaries other than the noncompliance with which would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (b) maintain or obtain and shall cause each of its Subsidiaries to maintain or obtain all licenses, qualifications and permits now held or hereafter required to be held by such Credit Party or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. This SECTION
4.1 shall not preclude any Credit Party or its Subsidiaries from contesting any taxes or other payments, if they are being diligently contested in good faith in a manner which stays enforcement thereof and if appropriate expense provisions have been recorded in conformity with GAAP, subject to SECTION 5.2 and no Lien
(other than a Permitted Encumbrance) in respect thereof has been created.

         4.2 INSURANCE. Each Credit Party will maintain or cause to be maintained, with insurers reasonably acceptable to Agent, public liability and property damage insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in substantially similar businesses and in amounts reasonably acceptable to Agent and will deliver evidence thereof to Agent. Agent confirms that the insurance in effect on the Closing Date is reasonably acceptable to it. The
Credit Parties shall maintain business interruption insurance providing coverage for a period of at least six (6) months and in an amount not less than

 $30,000,000. Each Credit Party shall, pursuant to endorsements and/or assignments in form and substance reasonably satisfactory to Agent, (i) cause
Agent to be named as lender's loss payee in the case of casualty insurance, and assignee in the case of all business interruption insurance, in each case for the benefit of Agent and Lenders and (ii) cause Agent and each Lender to be named as additional insureds in the case of all liability insurance other than professional liability insurance. So long as no Event of Default has occurred and is continuing, proceeds of business interruption insurance will be released to the Credit Parties. In the event any Credit Party fails to provide Agent with evidence of the insurance coverage required by this Agreement and the First Lien
Agent has not purchased coverage in accordance with this Agreement and the First
Lien Credit Agreement, Agent may purchase insurance at such Credit Party's expense to protect Agent's interests in the Collateral. This insurance may, but need not, protect such Credit Party's interests. The coverage purchased by Agent may not pay any claim made by such Credit Party or any claim that is made against such Credit Party in connection with the Collateral. Such Credit Party may later cancel any insurance purchased by Agent, but only after providing
Agent with evidence that such Credit Party has obtained insurance as required by this Agreement. If Agent purchases insurance for the Collateral, such Credit
Party will be responsible for the costs of that insurance, including interest and other Charges imposed by Agent in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Obligations. The costs of the insurance may be more than the cost of insurance such Credit Party is able to obtain on its own.

         4.3 INSPECTION; LENDER MEETING. Upon three (3) days' prior written notice to the Credit Parties and the Lenders, each Credit Party shall permit any authorized representatives of Agent to visit, audit and inspect any of the properties of such Credit Party and its Subsidiaries, including its and their financial and accounting records (which audits and inspections of financial and accounting records shall in the absence of an Event of Default take place in
Borrower's corporate office), and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their officers and certified public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested (collectively a "Field Review"); provided, that, upon the occurrence and continuance of an
Event of Default, Agent shall not be required to provide any notice to the
Credit Parties prior to the performance of a Field Review; provided further, that, so long as no Event of Default has occurred and is continuing, Agent shall be limited to two (2) Field Reviews during any calendar year. Representatives of each Lender will be permitted to accompany representatives of Agent during each
Field Review at such Lender's expense. Without in any way limiting the foregoing, commencing on or after January 31, 2007, upon three (3) days' prior written notice to the Credit Parties and the Agent, each Credit Party shall also permit any authorized representatives of a Lender selected by Requisite Lenders
("Nominee Lender") to conduct additional Field Reviews (in scope satisfactory to such Nominee Lender and with all of the same rights and privileges otherwise afforded to the Agent in connection with its Field Reviews) at such reasonable times during normal business hours and as often as may be reasonably requested, and Borrower shall, upon demand, reimburse Nominee Lender for all reasonable, out-of-pocket fees, charges, costs and expenses that may be incurred by Nominee
Lender (including all reasonable fees and expenses of any accountants or other professionals retained by Nominee Lender) in connection with each such Field
Review; provided, that, upon the occurrence and continuance of an Event of
Default, Nominee Lender shall not be required to provide any notice to the
Credit Parties prior to the performance of any such Field Review; and provided further, that, so long as no Event of Default has occurred and is continuing,
(i) Nominee Lender shall be limited to one Field Review during any calendar year and (ii) the fees, charges, costs and expenses of Nominee Lender to be reimbursed by Borrower under this sentence shall not exceed the sum of Fifty
Thousand Dollars ($50,000.00) per Field Review. In addition to the foregoing, each Credit Party will participate and will cause key management personnel of each Credit Party and its Subsidiaries to participate in a meeting with Agent and Lenders at least once during each year, which meeting shall be held at such time and such place as may be reasonably requested by Agent.

         4.4 ORGANIZATIONAL EXISTENCE. Except as otherwise permitted by SECTION
5.6, each Credit Party will and will cause its material Subsidiaries to at all times preserve and keep in full force and effect its organizational existence and all rights and franchises material to its business.

         4.5 ENVIRONMENTAL MATTERS. Each Credit Party shall and shall cause each
Person within its control to: (a) conduct its operations and keep and maintain its Real Estate in compliance with all Environmental Laws and Environmental
Permits other than noncompliance that would not reasonably be expected to have a
Material Adverse Effect; (b) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to maintain the value and marketability of the Real Estate or to otherwise comply with
Environmental Laws and Environmental Permits pertaining to the presence, generation, treatment, storage, use, disposal, transportation or Release of any
Hazardous Material on, at, in, under, above, to, from or about any of its Real
Estate, except where the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; (c)
notify Agent promptly after such Credit Party or any Person within its control becomes aware of any violation of Environmental Laws or Environmental Permits or any Release on, at, in, under, above, to, from or about any Real Estate that is reasonably likely to result in Environmental Liabilities to a Credit Party or its Subsidiaries in excess of $100,000; and (d) promptly forward to Agent a copy of any order, notice of actual or alleged violation or liability, request for information or any communication or report received by such Credit Party or any
Person within its control in connection with any such violation or Release or any other matter relating to any Environmental Laws or Environmental Permits that could reasonably be expected to result in Environmental Liabilities in excess of $100,000, in each case whether or not the Environmental Protection
Agency or any Governmental Authority has taken or threatened any action in connection with any such violation, Release or other matter. If Agent at any time has a reasonable basis to believe that there may be a violation of any
Environmental Laws or Environmental Permits by any Credit Party or any Person
under its control or any Environmental Liability arising thereunder, or a
Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate, that, in each case, could reasonably be expected to have a
Material Adverse Effect, then each Credit Party and its Subsidiaries shall, upon
Agent's written request (i) cause the performance of such environmental audits including subsurface sampling of soil and groundwater, and preparation of such environmental reports, at Borrower's expense, as Agent may from time to time reasonably request, which shall be conducted by reputable environmental consulting firms reasonably acceptable to Agent and shall be in form and substance reasonably acceptable to Agent, and (ii) if the Credit Parties fail to perform (or cause performance of) any environmental audit under SECTION
4.5(D)(I) above within a reasonable time after receiving a written request from
Agent and the First Lien Agent has not exercised its right to require an environmental audit in accordance with this Agreement and the First Lien Credit
Agreement and agreed to provide a copy of the same to the Agent and the Lenders,
Credit Parties shall permit Agent or its representatives to have reasonable access to all Real Estate for the purpose of conducting such environmental audits and testing as Agent deems appropriate, including subsurface sampling of soil and groundwater. Borrower shall reimburse Agent for the costs of such audits and tests and the same will constitute a part of the Obligations. Agent confirms that the environmental reports provided on or before the Closing Date are satisfactory to it.

         4.6 LANDLORDS' AGREEMENTS, MORTGAGEE AGREEMENTS, BAILEE LETTERS AND
REAL ESTATE PURCHASES. Each Credit Party shall use reasonable efforts to obtain a landlord's agreement, mortgagee agreement or bailee letter, as applicable, from the lessor of Borrower's corporate office, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Collateral at that location, and shall otherwise be reasonably satisfactory in form and substance to Agent. Each
Credit Party shall and shall cause its Subsidiaries to timely and fully pay and perform their obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located (other than Collateral in an aggregate amount for all such locations not to exceed $100,000 in the aggregate).

         4.7 FURTHER ASSURANCES.

                  (a) Each Credit Party shall, from time to time, execute such guaranties, financing statements, documents, security agreements and reports as
Agent or Requisite Lenders at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the
Obligations contemplated by the Loan Documents.

                  (b) In the event any Credit Party acquires a fee ownership interest in real property after the Closing Date, such Credit Party shall deliver to Agent a fully executed mortgage or deed of trust over such real property in form and substance reasonably satisfactory to Agent, together with such title insurance policies, surveys, appraisals, evidence of insurance, legal opinions, environmental assessments and other documents and certificates as shall be reasonably required by Agent.

                  (c) Each Credit Party shall (i) cause each Person (other than
Inactive Subsidiaries), upon its becoming a Domestic Subsidiary of such Credit
Party (provided that this shall not be construed to constitute consent by any of the Lenders to any transaction not expressly permitted by the terms of this
Agreement), promptly to guaranty the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a security interest in the real, personal and mixed property of such Domestic Subsidiary to secure the Obligations and (ii)
pledge, or cause to be pledged, to Agent, for the benefit of Agent and Lenders, all of the Stock of such Domestic Subsidiary to secure the Obligations. Each
Credit Party shall pledge, or cause to be pledged, to Agent, for the benefit of
Agent and Lenders, 66% of the outstanding voting Stock and 100% of the outstanding nonvoting Stock of any person upon its becoming a first tier Foreign
Subsidiary of any Credit Party. The documentation for such guaranty, security and pledge shall be substantially similar to the Loan Documents executed concurrently herewith with such modifications as are reasonably requested by
Agent.

         4.8 PAYMENT OF TAXES. Each Credit Party shall timely pay and discharge
(or cause to be paid and discharged) all material taxes, assessments and governmental and other charges or levies imposed upon it or upon its income or profits, or upon property belonging to it; provided that such Credit Party shall not be required to pay any such tax, assessment, charge or levy that is being contested in good faith by appropriate proceedings and for which the affected
Credit Party shall have set aside on its books adequate reserves with respect thereto in conformance with GAAP.

         4.9 CASH MANAGEMENT SYSTEMS. Borrower shall, and shall cause each other
Credit Party to, enter into Control Agreements with respect to each deposit account maintained by Borrower or any Subsidiary of Borrower (other than any payroll account or other disbursement account which is a zero balance account)
as of or after the Closing Date. Each such deposit account control agreement shall be in form and substance reasonably satisfactory to Agent. The Credit
Parties shall, on or prior to December 31, 2006, close each bank account marked by an asterisk on SCHEDULE 3.17.

         4.11 INTEREST RATE AGREEMENTS. Within one hundred twenty (120) days after the Closing Date, Borrower shall enter into, and shall thereafter maintain, Interest Rate Agreements providing for interest rate protection (a)
for at least fifty percent (50%) of the outstanding principal amount of the Term
Loan B (as defined in the First Lien Credit Agreement) and the Term Loan C, (b)
for a term expiring no earlier than two (2) years and six months after the
Closing Date and (c) other terms and conditions reasonably satisfactory to
Agent.

         4.12 HEALTHCARE MATTERS. Within five (5) Business Days after any Credit
Party obtaining knowledge thereof:

                           (i) notice of any material investigation or audit, or
pending or threatened proceedings relating to any violation by any Credit Party, any of their Subsidiaries, or any health care facility to which any Credit Party or any their Subsidiaries provides services, of any Health Care Laws (including, without limitation, any investigation or audit or proceeding involving violation of any of the Medicare and/or Medicaid fraud and abuse provisions);

                           (ii) copies of any written recommendation from any
Governmental Authority or other regulatory body that any Credit Party or any of their Subsidiaries, or any obligor to which any Credit Party or any their
Subsidiaries provides services should have its licensure, provider or supplier number, or accreditation suspended, revoked, or limited in any way, or have its eligibility to participate in TRICARE, Medicare or Medicaid or to accept assignments or rights to reimbursement under TRICARE, Medicaid or Medicare regulations suspended, revoked, or limited in any way;

                           (iii) notice of any claim to recover any alleged
material overpayments with respect to any receivables including, without limitation, payments received from TRICARE, Medicare, Medicaid or from any private insurance carrier;

                           (iv) notice of termination of eligibility of any
Credit Party, any Subsidiary of any Credit Party, or any health care facility to which any Credit Party provides services to participate in any reimbursement program of any private insurance carrier, managed care or similar organization, or other obligor applicable to it;

                           (v) notice of any material reduction in the level of
reimbursement expected to be received with respect to any Receivables;

                           (vi) notice of any reimbursement payment contract or
process that results or is reasonably expected to result in any claim against a
Credit Party or any Subsidiary of such Credit Party (including on account of overpayments, settlement payments, appeals, repayment plan requests);

                           (vii) copies of any report or communication from any
Governmental Authority in connection with any inspection of any facility of a
Credit Party or any Subsidiary of such Credit Party other than those which are routine and non-material; and

                           (viii) notice of any healthcare provider's fees being
contested or disputed.

         4.13 REDEMPTION OF NOTES. Credit Parties shall, or cause the applicable
Credit Party to, cause the Primedex Subordinated Notes and Radiologix Senior
Notes to be redeemed in full on or prior to thirty (30) days after the Closing
Date.

                                   SECTION 5.
                               NEGATIVE COVENANTS
                               ------------------

         Each Credit Party executing this Agreement jointly and severally agrees as to all Credit Parties that from and after the date hereof until the
Termination Date:

         5.1 INDEBTEDNESS. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any
Indebtedness (other than pursuant to a Contingent Obligation permitted under
SECTION 5.4) except:

                  (a) Indebtedness described on SCHEDULE 5.1;

                  (b) the Obligations;

                  (c) the Indebtedness incurred under the First Lien Credit
Agreement, together with any refinancings, refundings, extensions, renewals and/or replacements thereof to the extent permitted by the Intercreditor
Agreement;

                  (d) [Intentionally Omitted];

                  (e) intercompany Indebtedness arising from loans made by (i)
any Credit Party other than Holdings, Beverly, Beverly Radiology and ProNet to any other Credit Party other than Holdings, Beverly, Beverly Radiology and
ProNet, (ii) Borrower to Beverly on the Closing Date in an aggregate amount not greater than $15,000,000 and (iii) any Credit Party (other than Beverly) to
Beverly after the Closing Date in aggregate amount not to exceed $10,000,000 at any time outstanding (in addition to loans made pursuant to clause (ii) above)
at any time outstanding; provided, however, that upon the request of Agent at any time, such Indebtedness shall be evidenced by promissory notes having terms reasonably satisfactory to Agent, the sole originally executed counterparts of which shall be pledged and delivered to Agent, for the benefit of Agent and
Lenders, as security for the Obligations;

                  (f) Indebtedness incurred during any Fiscal Year in amount not to exceed $15,000,000 in the aggregate which is secured by purchase money Liens or incurred with respect to Capital Leases and purchase money Indebtedness (the
"YEARLY PMSI LIMIT"); PROVIDED, HOWEVER, that commencing with Fiscal Year 2007, the Yearly PMSI Limit will be increased in any period by an amount equal to 50%
of the difference obtained by taking the Yearly PMSI Limit (excluding any PMSI
Carry Over Amounts) MINUS the actual amount of such Indebtedness incurred during such prior period (the "PMSI CARRY OVER AMOUNT") (and such PMSI Carry Over
Amount shall be deemed to be the last amount of Indebtedness incurred in that succeeding period);

                  (g) unsecured Indebtedness of a Target incurred in connection with a Permitted Acquisition so long as the aggregate amount of such unsecured
Indebtedness does not exceed (i) $5,000,000 for any Permitted Acquisition and
(ii) $15,000,000 for all Permitted Acquisitions, PROVIDED, HOWEVER, that if the aggregate amount of such unsecured Indebtedness exceeds $5,000,000 for all
Permitted Acquisitions, any additional unsecured Indebtedness shall be subject to an intercreditor agreement, in form and substance reasonably acceptable to
Agent;

                  (h) any other unsecured Indebtedness (excluding unsecured
Indebtedness of a Target incurred in connection with a Permitted Acquisition)
not to exceed $5,000,000 in an aggregate principal amount at any time outstanding;

                  (i) Indebtedness under Interest Rate Agreements entered into pursuant to SECTION 4.10 entered into to protect Borrower or Subsidiary thereof against fluctuations in interest rates in respect of Indebtedness otherwise permitted under this Agreement or (ii) other hedging agreements providing protection against fluctuations in currency values or commodity prices in connection with Borrower's or any of its Subsidiaries' operations, so long as the purpose of any such agreement is a bona fide hedging activity (and is not for speculative purposes); and

                  (j) refinancings of Indebtedness permitted under clauses (a)
and (d) which have been approved by the Agent and do not accelerate the scheduled dates for payment thereof, increase the principal amounts thereof, materially increase any interest rate or fees applicable thereto, add additional obligors therefor, or enhance the collateral therefor or the priority thereof.

         5.2 LIENS AND RELATED MATTERS.

                  (a) NO LIENS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of such
Credit Party or any such Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances (including, without limitation, those Liens constituting Permitted Encumbrances existing on the date hereof and renewals and extensions thereof, as set forth on SCHEDULE
5.2).

                  (b) NO NEGATIVE PLEDGES. The Credit Parties shall not and
shall not cause or permit their Subsidiaries to directly or indirectly enter into or assume any agreement (other than the Loan Documents and First Lien Loan
Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired and other than (i)
provisions restricting subletting or assignment under any lease governing a leasehold interest or lease of personal property; (ii) restrictions with respect to a Subsidiary imposed pursuant to any agreement which has been entered into for the sale of disposition of all or substantially all of the equity interests or assets of such Subsidiary, so long as such sale or disposition of all or substantially all of the equity interests or assets of such Subsidiary is permitted under this Agreement; and (iii) restrictions on assignments or sublicensing of licensed Intellectual Property.

                  (c) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER.
Except as provided herein and the First Lien Loan Documents, the Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such
Subsidiary to: (1) pay dividends or make any other distribution on any of such
Subsidiary's Stock owned by Borrower or any other Subsidiary; (2) pay any
Indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

         5.3 INVESTMENTS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly make or own any Investment in any Person except:

                  (a) Borrower and its Subsidiaries may make and own Investments in Cash Equivalents subject to Control Agreements in favor of Agent;

                  (b) Borrower and the other Credit Parties may make loans to other Credit Parties to the extent permitted under SECTION 5.1;

                  (c) Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,500,000 in the aggregate at any time outstanding;

                  (d) Credit Parties and their Subsidiaries may make capital contributions to their wholly-owned Subsidiaries that are Credit Parties other than Beverly, Beverly Radiology, ProNet and FRI;

                  (e) Investments representing non-cash consideration received in accordance with SECTION 5.7;

                  (f) Investments existing on the Closing Date, as set forth on
SCHEDULE 5.3 and any renewals, amendments and replacements thereof that do not increase the amount thereof;

                  (g) each Credit Party may hold investments comprised of notes payable, or stock or other securities issued by financially troubled Account
Debtors (excluding Affiliates) to such Credit Party pursuant to agreements with respect to settlement of such Account Debtor's Accounts with such Credit Party negotiated in the ordinary course of business;

                  (h) Investments consisting of loans by Borrower to employees of Borrower which are used solely by such employees to simultaneously purchase the Stock of Holdings, provided that Holdings contemporaneously contributes the proceeds of such Stock to the capital of Borrower;

                  (i) Interest Rate Agreements and other hedging agreements
entered into in compliance with SECTION 5.1;

                  (j) Borrower and its Subsidiaries may make advances in the form of a prepayment of expenses, so long as such expenses were incurred in the ordinary course of business and are being paid in accordance with customary trade terms of Borrower or such Subsidiary;

                  (k) Permitted Acquisitions; and

                  (l) in addition to Investments in Persons existing on the
Closing Date as set forth on SCHEDULE 5.3, Borrower and its Subsidiaries may make equity Investments in Persons which are not Subsidiaries of Holdings in an aggregate amount not to exceed $2,000,000 in any Fiscal Year (the "YEARLY EQUITY
INVESTMENT LIMIT") and $8,000,000 in the aggregate after the Closing Date;
PROVIDED, HOWEVER, that commencing with Fiscal Year 2007, the Yearly Equity
Investment Limit will be increased in any Fiscal Year by an amount equal to 50%
of the difference obtained by taking the Yearly Equity Investment Limit
(excluding any Equity Carry Over Amounts) MINUS the actual amount of such equity
Investments made during the immediately preceding Fiscal Year (the "EQUITY CARRY
OVER Amount") (and such Equity Carry Over Amount shall be deemed to be the last amount of such equity Investments made during that succeeding Fiscal Year).

         5.4 CONTINGENT OBLIGATIONS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly create or become or be liable with respect to any Contingent Obligation except:

                  (a) Contingent Obligations with respect to the First Lien Loan
Obligations;

                  (b) those arising under Interest Rate Agreements or other
hedging agreements entered into in compliance with SECTION 5.1;

                  (c) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

                  (d) those existing on the Closing Date and described in
SCHEDULE 5.4;

                  (e) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

                  (f) those arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions permitted hereunder;

                  (g) those incurred in the ordinary course of business with respect to (i) surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $1,000,000 in aggregate liability and (ii) bonds required to be posted in connection with worker's compensation insurance not exceeding at any time outstanding $3,000,000 in aggregate liability;

                  (h) those incurred with respect to Indebtedness permitted by
SECTION 5.1 provided that (i) any such Contingent Obligation is subordinated to the Obligations to the same extent as the Indebtedness to which it relates is subordinated to the Obligations and (ii) no Credit Party may incur Contingent
Obligations in respect of Indebtedness incurred by any Person that is not a
Credit Party under this clause (h);

                  (i) guaranties of leases for leased premises of any Credit
Party issued by Holdings and Borrower in ordinary course of business consistent with past practices; and

                  (j) any other Contingent Obligation not expressly permitted by clauses (a) through (i) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $1,500,000 and no Credit
Party may incur Contingent Obligations in respect of Indebtedness incurred by any Person that is not a Credit Party under this clause (j).

         5.5 RESTRICTED PAYMENTS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that:

                  (a) Each Credit Party other than Holdings may make payments and distributions to Holdings (whether directly or through sequential upstream
Restricted Payments) that are used by Holdings to pay federal and state income taxes then due and owing, franchise taxes and other similar licensing expenses incurred in the ordinary course of business; PROVIDED that each Credit Party's aggregate contribution to taxes as a result of the filing of a consolidated or combined return by Holdings shall not be greater, nor the aggregate receipt of tax benefits less, than they would have been had such Credit Party not filed a consolidated or combined return with Holdings;

                  (b) Direct Subsidiaries of Borrower may make Restricted
Payments to Borrower;

                  (c) [Intentionally Omitted];

                  (d) on the Closing Date, Borrower may pay a dividend to
Holdings to permit Holdings to deposit funds with American Stock Transfer and
Trust Company in an amount not to exceed $16,626,464 in order to redeem the
Primedex Subordinated Notes on or prior to thirty (30) days after the Closing
Date (and Holdings may and shall upon receipt of such dividend from Borrower make the payment described in this clause (d) on the Closing Date);

                  (e) on the Closing Date, Radiologix may make payments in an aggregate amount not to exceed (i) $170,055,715 in order to covenant defease the
Radiologix Senior Notes on the Closing Date and redeem such Radiologix Senior
Notes on or prior to thirty (30) days after the Closing Date and (ii)
$12,297,082 to the holder of the Radiologix Subordinated Note (and Radiologix shall make the payments described in this clause (e) on the Closing Date); and

                  (f) Borrower may pay dividends to Holdings to permit Holdings to pay corporate overhead expenses in the ordinary course of business, provided that such Restricted Payments shall not exceed $2,000,000 in any Fiscal Year and provided that no Event of Default exists at the time of such Restricted Payment or would occur as a result thereof.

         5.6 RESTRICTION ON FUNDAMENTAL CHANGES. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly: (a)
except as described on SCHEDULE 5.6, amend, modify or waive any term or provision of its organizational documents in a manner adverse to the Lenders, including its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement in any manner adverse to the Agent or Lenders, or cause any equity interest in any limited liability company to be certificated, unless required by law; (b) enter into any transaction of merger or consolidation except, upon not less than five
(5) Business Days prior written notice to Agent, any wholly-owned Subsidiary of
Borrower may be merged with or into Borrower (PROVIDED that Borrower is the surviving entity) or any other wholly-owned Subsidiary of Borrower (provided that, in the case of any such merger of any Domestic Subsidiary with or into a
Foreign Subsidiary, the Domestic Subsidiary is the surviving entity); (c)
liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (d) acquire by purchase or otherwise all or any substantial part of the Stock, business or assets of any other Person. Notwithstanding the foregoing, Borrower (or Holdings, so long as contemporaneously therewith, all assets so acquired are transferred to Borrower contemporaneous with the closing of such acquisition), may acquire all or substantially all of the assets or
Stock of any Person (the "TARGET") (in each case, a "PERMITTED ACQUISITION")
subject to the satisfaction of each of the following conditions:

         (i) Agent shall receive at least 30 Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

         (ii) such Permitted Acquisition shall only involve assets located in the United States and comprising a business, or those assets of a business, of the type engaged in by Borrower as of the Closing Date, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to Borrower prior to such Permitted
Acquisition;

         (iii) such Permitted Acquisition shall be consensual and shall have been approved by the Target's board of directors;

         (iv) no additional Indebtedness, Guaranteed Indebtedness, Contingent
Obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and Target after giving effect to such Permitted Acquisition, except (A) ordinary course trade payables and, accrued expenses and (B) Indebtedness otherwise permitted under SECTION
5.1(F) or 5.1(G) of the Target not to exceed $8,000,000 in the aggregate for any
Permitted Acquisition so long as on a pro forma basis, Holdings and its
Subsidiaries would have had a Leverage Ratio and Senior Leverage Ratio (as defined in the First Lien Credit Agreement as in effect on the date hereof) of less than or equal to the Leverage Ratio and Senior Leverage Ratio, respectively, of Holdings and its Subsidiaries for the four quarter period ending on the last day of the month immediately preceding the month in which such proposed Permitted Acquisition is to be consummated (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day such period); in each case to the extent no Default or
Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition;

         (v) the sum of all amounts payable in connection with any Permitted
Acquisition (including the purchase price, all transaction costs and all
Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected on a consolidated balance sheet of
Borrower and Target) shall not exceed $8,000,000 and the sum of such amounts payable in connection with all Permitted Acquisitions shall not exceed
$32,000,000, and the portion thereof allocable to goodwill and intangible assets for all such Permitted Acquisitions during the term hereof shall not exceed
$16,000,000;

         (vi) unless otherwise consented to in writing by Agent, the Target shall not have negative EBITDA for the trailing twelve-month period greater than
$1,000,000 preceding the date of the Permitted Acquisition, as determined based upon the Target's financial statements for its most recently completed fiscal year and its most recent interim financial period completed within sixty (60)
days prior to the date of consummation of such Permitted Acquisition;

         (vii) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances);

         (viii) at or prior to the closing of any Permitted Acquisition, Agent will be granted a first priority perfected Lien (subject to Permitted
Encumbrances) in all assets acquired pursuant thereto or in the assets and Stock of the Target, and Holdings and Borrower and the Target shall comply with
SECTION 4.7 and shall otherwise have executed such documents and taken such actions as may be required by Agent in connection therewith;

         (ix) Concurrently with delivery of the notice referred to in CLAUSE (I)
above, Borrower shall have delivered to Agent, in form and substance reasonably satisfactory to Agent:

                  (A) a pro forma consolidated balance sheet, income statement and cash flow statement of Holdings and its Subsidiaries (the "ACQUISITION PRO
FORMA"), based on recent financial statements, which shall be complete and shall fairly present in all material respects the assets, liabilities, financial condition and results of operations of Holdings and its Subsidiaries in accordance with GAAP consistently applied, but taking into account such
Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that (x) on a pro forma basis, Holdings and its Subsidiaries would have had a Leverage Ratio and Senior Leverage Ratio
(as defined in the First Lien Credit Agreement as in effect on the date hereof)
with a numerator (or equivalent thereof) one quarter (0.25) less than otherwise permitted (for example, if the permitted Leverage Ratio is less than or equal
3.00 to 1.00, Holdings and its Subsidiaries must have a Leverage Ratio of less than or equal to 2.75 to 1.00) for the four quarter period ending on the last day of the month immediately preceding the month in which such proposed

 Permitted Acquisition is to be consummated (after giving effect to such
Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period), (y) average daily Borrowing Availability (as defined in the First Lien Credit Agreement as in effect on the date hereof) for the 90-day period preceding the consummation of such Permitted Acquisition would have exceeded $10,000,000 on a pro forma basis (after giving effect to such
Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period) and the Acquisition Projections (as hereinafter defined) shall reflect that such Borrowing Availability of $10,000,000 shall continue for at least 90 days after the consummation of such Permitted
Acquisition, and (z) on a pro forma basis, no Event of Default has occurred and is continuing or would result after giving effect to such Permitted Acquisition and Borrower would have been in compliance with the financial covenants set forth in SECTION 6 for the four quarter period reflected in the Compliance and
Excess Cash Flow Certificate most recently delivered to Agent pursuant to
SECTION 6.2(O) prior to the consummation of such Permitted Acquisition (after giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

                  (B) updated versions of the most recently delivered
Projections covering the 3 year period commencing on the date of such Permitted
Acquisition and otherwise prepared in accordance with the Projections (the
"ACQUISITION PROJECTIONS") and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted
Acquisition; and

                  (C) a certificate of the chief financial officer of Borrower to the effect that: (w) Borrower (after taking into consideration all rights of contribution and indemnity Borrower has against Holdings and each other
Subsidiary of Holdings) will be Solvent upon the consummation of the Permitted
Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of Holdings and its Subsidiaries (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the
Acquisition Projections are reasonable estimates of the future financial performance of Holdings and its Subsidiaries subsequent to the date thereof based upon the historical performance of Holdings and its Subsidiaries and the
Target and show that Holdings and its Subsidiaries shall continue to be in compliance with the financial covenants set forth in SECTION 6 for the 3-year period thereafter; and (z) Holdings and its Subsidiaries have completed their due diligence investigation with respect to the Target and such Permitted
Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to Agent and Lenders;

         (x) on or prior to the date of such Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement and related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent, including those specified in the last sentence of SECTION
4.6; and

         (xi) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

         5.7 DISPOSAL OF ASSETS OR SUBSIDIARY STOCK. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any
Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, whether now owned or hereafter acquired, except for (a) sales of inventory to customers in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business; (b) any condemnation or taking of such assets by eminent domain proceedings; and (c) Asset Dispositions by Borrower and its Subsidiaries
(excluding sales of Accounts and Stock of any of Holdings' Subsidiaries) if all
of the following conditions are met: (i) the aggregate fair market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed
$3,000,000; (ii) the consideration received is at least equal to the fair market value of such assets (as determined by the board of directors of the applicable
Credit Party in good faith); (iii) at least 85% of the consideration received is cash; (iv) the Net Proceeds of such Asset Disposition are applied as required by
SECTION 1.5(C); (v) after giving effect to the Asset Disposition and the repayment of Indebtedness with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in SECTION 6 recomputed for the most recently ended quarter for which information is available; and (vi) no
Event of Default has occurred and is continuing or would result from such Asset
Disposition.

         5.8 TRANSACTIONS WITH AFFILIATES. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director, officer or employee of any Credit Party, except (a) as set forth on SCHEDULE 5.8, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of any such Credit Party or any of its Subsidiaries and upon fair and reasonable terms which (except in the case of transactions among Domestic Credit Parties) are fully disclosed to Agent and are no less favorable to any such Credit Party or any of its Subsidiaries than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (c) payment of reasonable compensation to officers and employees for services actually rendered to any such Credit Party or any of its
Subsidiaries; (d) payment of director's fees not to exceed $500,000 in the aggregate for any Fiscal Year of Holdings; (e) loans to employees permitted in
SECTION 5.3, (f) Restricted Payments permitted in SECTION 5.5 and the agreements pursuant to which such Restricted Payments are required to be made, (g)
reimbursement of employee travel and lodging costs incurred in the ordinary course of business, (h) the guaranty of the Obligations by Credit Parties, (i)
employment agreements, equity incentive agreements and other employee and management arrangements in the ordinary course of business which are fully disclosed to the Agent and (j) the guaranty of the First Lien Loan Obligations.

         5.9 CONDUCT OF BUSINESS. Holdings shall not engage in any business activity other than its ownership of the Stock of its Subsidiaries and its performance of the Related Transaction Documents. The Credit Parties (other than
Holdings) shall not and shall not cause or permit their Subsidiaries to directly or indirectly engage in any business other than businesses of the type described on SCHEDULE 5.9.

         5.10 CHANGES RELATING TO INDEBTEDNESS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly change or amend the terms of the First Lien Loan Documents if such change or amendment would breach the terms of the Intercreditor Agreement.

         5.11 FISCAL YEAR. No Credit Party shall change its Fiscal Year or permit any of its Subsidiaries to change their respective Fiscal Years;
PROVIDED, however, that on or prior to December 31, 2006, the Credit Parties and their Subsidiaries may change their respective Fiscal Years to be the annual accounting period ending December 31 of each year.

         5.12 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Each Credit Party
executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press releases or other public disclosure, including any prospectus, proxy statement or other materials filed with any Governmental
Authority relating to a public offering of the Stock of any Credit Party, using the name of GE Capital or its affiliates or referring to this Agreement, the other Loan Documents or the Related Transactions Documents without at least two
(2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) such Credit Party or
Affiliate is required to do so under law and then, in any event, such Credit
Party or Affiliate will consult with GE Capital before issuing such press release or other public disclosure.

         5.13 SUBSIDIARIES. The Credit Parties shall not and shall not cause or permit their Subsidiaries to directly or indirectly establish, create or acquire any new Subsidiary, other than in connection with a Permitted Acquisition.

         5.14 DEPOSIT ACCOUNTS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to establish any new deposit accounts (other than payroll, employee benefits and other similar trust accounts) without prior written notice to Agent and unless Agent and the bank at which the account is to be opened enter into a Control Agreement in form and substance reasonably acceptable to Agent.

         5.15 HAZARDOUS MATERIALS. The Credit Parties shall not and shall not cause or permit their Subsidiaries to cause or permit a Release of any Hazardous
Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would (a) violate in any respect, or form the basis for any
Environmental Liabilities by the Credit Parties or any of their Subsidiaries under, any Environmental Laws or Environmental Permits or (b) otherwise adversely impact the value or marketability of any of the Real Estate or any of the Collateral, other than such violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

         5.16 ERISA. The Credit Parties shall not and shall not cause or permit any ERISA Affiliate to, cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         5.17 SALE-LEASEBACKS. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

         5.18 PREPAYMENTS OF OTHER INDEBTEDNESS. The Credit Parties shall not, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Debt other than intercompany Indebtedness reflecting amounts owing to Borrower.

         5.19 CHANGES TO MATERIAL CONTRACTS. The Credit Parties shall not and shall not cause or permit any of their Subsidiaries to change, amend or waive the terms of the Management Agreement or Merger Agreement.

         5.20 OPERATING LEASES. The Credit Parties shall not and shall not cause or permit their Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to operating leases requiring payments in excess of $22,000,000 in the aggregate in any Fiscal Year.

         5.21 INACTIVE SUBSIDIARIES. The Credit Parties shall not permit any
Inactive Subsidiary to engage in any trade or business or own any assets (other than Stock of its Subsidiaries) with a fair market value in the aggregate in excess of $10,000 or incur any Indebtedness or Guaranteed Indebtedness.

                                   SECTION 6.
                          FINANCIAL COVENANTS/REPORTING
                          -----------------------------

         Borrower covenants and agrees that from and after the date hereof until the Termination Date, Borrower shall perform and comply with, and shall cause each of the other Credit Parties to perform and comply with, all covenants in this SECTION 6 applicable to such Person.

         6.1 FINANCIAL COVENANTS.

                  (a) CAPITAL EXPENDITURE LIMITS. Holdings and its Subsidiaries
on a consolidated basis shall not make Capital Expenditures during the following periods that exceed the aggregate the amounts set forth opposite each of such periods (the "CAPEX LIMIT"):

PERIOD                                                    MAXIMUM CAPITAL EXPENDITURES PER PERIOD
------                                                    ---------------------------------------
Fiscal Year 2006                                          $33,000,000
Fiscal Year 2007                                          $33,500,000
Fiscal Year 2008                                          $35,000,000
Fiscal Year 2009                                          $35,000,000
Fiscal Year 2010                                          $36,000,000
Fiscal Year 2011                                          $36,000,000
Fiscal Year 2012 and each Fiscal Year thereafter          $37,000,000

 PROVIDED, HOWEVER, that commencing with Fiscal Year 2007, the Capex Limit referenced above will be increased in any period by an amount equal to 50% of the difference obtained by taking the Capex Limit for the immediately prior period (excluding any Capex Carry Over Amounts) MINUS the actual amount of any
Capital Expenditures expended during such prior period (the "CAPEX CARRY OVER
AMOUNT"), and for purposes of measuring compliance herewith, the Capex Carry
Over Amount shall be deemed to be the last amount spent on Capital Expenditures in that succeeding period.

                  (b) INTENTIONALLY OMMITED.

                  (c) MINIMUM FIXED CHARGE COVERAGE RATIO. Holdings and its
Subsidiaries shall have on a consolidated basis at the end of each Fiscal
Quarter set forth below, a Fixed Charge Coverage Ratio for the 12-Fiscal Month period then ended of not less than the following.

                  1.10     for the Fiscal Quarters ending December 31, 2006,
                              2006 and March 31, 2007;
                  1.05     for the Fiscal Quarter ending June 30, 2007;
                  1.00     for each Fiscal Quarter ending after June 30, 2007
                              but on or prior to June 30, 2008;
                  1.05     for the Fiscal Quarter ending September 30, 2008;
                  1.10     for the Fiscal Quarter ending December 31, 2008;
                              and
                  1.15     for each Fiscal Quarter ending thereafter.

                  (d) INTENTIONALLY OMITTED.

                  (e) MAXIMUM LEVERAGE RATIO. Holdings and its Subsidiaries on a
consolidated basis shall have, at the end of each Fiscal Quarter set forth below, a Leverage Ratio as of the last day of such Fiscal Quarter and for the
12-Fiscal Month period then ended, of not more than the following:

                 4.60    for the Fiscal Quarters ending December 31,
                            2006 and March 31, 2007;
                 4.95    for the Fiscal Quarter ending June 30, 2007;
                 5.05    for the Fiscal Quarter ending September 30,
                            2007;
                 5.25    for the Fiscal Quarters ending December 31, 2007 and
                            March 31, 2008;
                 5.15    for the Fiscal Quarter ending June 30, 2008;
                 5.00    for the Fiscal Quarter ending September 30, 2008;
                 4.75    for the Fiscal Quarters ending December 31, 2008 and
                            March 31, 2009;
                 4.50    for the Fiscal Quarters ending June 30, 2009 and
                            September 30, 2009;

                 4.25    for the Fiscal Quarters ending December 31, 2009
                            and March 31, 2010;
                 4.00 for the Fiscal Quarters ending June 30, 2010 and
                               September 30, 2010;
                 3.75   for the Fiscal Quarters ending December 31, 2010
                            and March 31, 2011;
                 3.50 for the Fiscal Quarters ending June 30, 2011 and
                               September 30, 2011;
                 3.25   for the Fiscal Quarters ending December 31, 2011
                           and March 31, 2012;
                 3.00 for the Fiscal Quarter ending June 30, 2012; and 2.75 for each Fiscal Quarter ending thereafter.

                  (f) MAXIMUM SENIOR LEVERAGE RATIO. Holdings and its
Subsidiaries on a consolidated basis shall have, at the end of each Fiscal
Quarter set forth below, a Senior Leverage Ratio as of the last day of such
Fiscal Quarter and for the 12-Fiscal Month period then ended, of not more than the following:

                 3.05    for the Fiscal Quarter ending December 31, 2006;
                 3.10    for the Fiscal Quarter ending March 31,
                            2007;
                 3.20    for the Fiscal Quarter ending June 30,
                            2007;
                 3.25    for the Fiscal Quarter ending September 30, 2007;
                 3.40    for the Fiscal Quarter ending December 31, 2007;
                 3.35    for the Fiscal Quarter ending March 31, 2008;
                 3.25    for the Fiscal Quarter ending June 30, 2008;
                 3.15    for the Fiscal Quarter ending September 30, 2008;
                 3.05    for the Fiscal Quarters ending December 31, 2008 and
                             March 30, 2009;
                 2.90    for the Fiscal Quarters ending June 30, 2009 and
                            September 30, 2009;
                 2.75    for the Fiscal Quarters ending December 31, 2009
                            and March 31, 2010;
                 2.50    for each Fiscal Quarters ending after March 31,
                            2010 but on or prior to March 31, 2011; and
                 2.25    for each Fiscal Quarter ending thereafter.

         6.2 FINANCIAL STATEMENTS AND OTHER REPORTS. Holdings and Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of Financial Statements in conformity with GAAP (it being understood that monthly Financial Statements are not required to have footnote disclosures). Borrower will deliver each of the Financial Statements and other reports described below to Agent (and each Lender).

                  (a) MONTHLY FINANCIALS AND QUARTERLY STATEMENTS.

                           (i) As soon as available and in any event within
forty-five (45) days after the end of each Fiscal Month (including the last
Fiscal Month of Holdings' Fiscal Year), Borrower will deliver (1) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such month, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Month and for the period from the beginning of the then current Fiscal Year of
Holdings to the end of such Fiscal Month, (2) a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the most recent
Projections for the current Fiscal Year delivered pursuant to SECTION 6.2(H) and
(3) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

                           (ii) As soon as available and in any event within
forty-five (45) days after the end of each Fiscal Quarter, Borrower will deliver unit volumes and historical net collections by major payor groups and a consolidated statement of stockholder's equity.

                           (iii) As soon as available and in any event within
forty-five (45) days after the end of each Fiscal Quarter beginning with the
Fiscal Quarter ending March 31, 2007 through and including the Fiscal Quarter ending December 31, 2009, a report setting forth the status of the integration and cost savings as a result of the transactions contemplated by the Merger
Agreement.

                  (b) YEAR-END FINANCIALS. As soon as available and in any event within ninety (90) days (or if Holdings files an extension with the Securities &
Exchange Commission, one hundred and five (105) days; PROVIDED, that Borrower has given Agent a written explanation, within ninety (90) days after the end of the applicable Fiscal Year of Holdings, in form and substance reasonably acceptable to Agent, regarding the need for such extension) after the end of each Fiscal Year of Holdings, Borrower will deliver (1) the consolidated and consolidating balance sheets of Holdings and its Subsidiaries, as at the end of such year, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such Fiscal Year, (2) a schedule of the outstanding Indebtedness for borrowed money of Holdings and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (3) a report with respect to the consolidated
Financial Statements from a firm of Certified Public Accountants selected by
Borrower and reasonably acceptable to Agent, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "STATEMENT")
"Reports on Audited Financial Statements" and such report shall be "Unqualified"
(as such term is defined in such Statement).

                  (c) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof,
Borrower will deliver copies of all significant reports submitted by Holdings'
firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the Financial Statements or related internal control systems of Holdings or its Subsidiaries made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

                  (d) INTENTIONALLY OMITTED.

                  (e) MANAGEMENT REPORT. Together with each delivery of
Financial Statements of Borrower pursuant to SECTIONS 6.2(A)(II) and (B),
Borrower will deliver a management report (1) describing the operations and financial condition of Holdings and its Subsidiaries for the Fiscal Month then ended and the portion of the current Fiscal Quarter then elapsed (or for the
Fiscal Year then ended in the case of year-end financials) and (2) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Holdings to the effect that such information fairly presents the results of operations and financial condition of Holdings Borrower and its
Subsidiaries as at the dates and for the periods indicated.

                  (f) [INTENTIONALLY OMITTED.]

                  (g) APPRAISALS. From time to time, if Agent or any Lender
determines that obtaining appraisals is necessary in order for Agent or such
Lender to comply with applicable laws or regulations, Agent will, at Borrower's expense, obtain appraisal reports in form and substance and from appraisers reasonably satisfactory to Agent stating the then current fair market values of all or any portion of the Real Estate owned by Credit Parties. In addition to the foregoing, at Borrower's expense, at any time while and so long as an Event of Default shall have occurred and be continuing, and in the absence of a
Default or Event of Default not more than once during each calendar year, Agent may obtain appraisal reports in form and substance and from appraisers satisfactory to Agent stating the then current market values of all or any portion of the Real Estate and personal property owned by any of the Credit
Parties.

                  (h) PROJECTIONS. As soon as available and in any event no
later than the last day of each of Holdings' Fiscal Years, Borrower will deliver
Projections of Holdings and its Subsidiaries for the forthcoming three (3)
Fiscal Years, year by year, and for the forthcoming Fiscal Year, Fiscal Month by
Fiscal Month.

                  (i) SEC FILINGS AND PRESS RELEASES. Promptly upon their
becoming available, Borrower will deliver copies of (1) all Financial
Statements, reports, notices and proxy statements, material reports and material notices sent or made available by Holdings or any of their Subsidiaries to their
Stockholders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Holdings or any of their
Subsidiaries with any securities exchange or with the Securities and Exchange
Commission, any Governmental Authority or any private regulatory authority, and
(3) all press releases and other statements made available by Holdings or any of its Subsidiaries to the public concerning developments in the business of any such Person.

                  (j) EVENTS OF DEFAULT, Etc. Promptly upon any officer of any
Credit Party obtaining knowledge of any of the following events or conditions,
Borrower shall deliver copies of all notices given or received by Holdings or any of its Subsidiaries with respect to any such event or condition and a certificate of Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action Holdings or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes, or which could reasonably be expected to result in the occurrence of, an Event of Default or Default; (2)
any notice that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in SECTION 7.1(B); or (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect.

                  (k) LITIGATION. Promptly upon any officer of any Credit Party obtaining knowledge of (1) the institution of any action, charge, claim, demand, suit, proceeding, petition, governmental investigation, tax audit or arbitration now pending or, to the best knowledge of such Credit Party after due inquiry, threatened against or affecting any Credit Party or any of its Subsidiaries or any property of any Credit Party or any of its Subsidiaries ("LITIGATION") not
previously disclosed by Borrower to Agent or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Credit Party or any property of any Credit
Party which, in each case, would reasonably be expected to have a Material
Adverse Effect, Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

                  (l) NOTICE OF CORPORATE AND OTHER CHANGES. Borrower shall
provide prompt written notice of (1) all jurisdictions in which a Credit Party becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued Stock of any Credit Party or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Credit Party or any of its Subsidiaries after the
Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in SECTION 3 of this Agreement or in any other
Loan Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute consent by any of the
Lenders to any transaction referred to above which is not expressly permitted by the terms of this Agreement.

                  (m) FIRST LIEN CREDIT AGREEMENT NOTICES. Borrower shall
deliver within five (5) Business Days after (i) delivery thereof, copies of all notices, certificates and other documents or reports delivered by Borrower or on its behalf to the First Lien Agent and (ii) receipt thereof, copies of all notices delivered by First Lien Agent to Borrower.

                  (n) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data with respect to any Credit Party or any Subsidiary of any Credit Party as from time to time may be reasonably requested by Agent or any Lender.

                  (o) COMPLIANCE AND EXCESS CASH FLOW CERTIFICATE. Together with each delivery of Financial Statements pursuant to SECTION 6.2(A) for the last month of each Fiscal Quarter and SECTION 6.2(B), Borrower will deliver a fully and properly completed Compliance and Excess Cash Flow Certificate (in substantially the same form as ANNEX F (the "COMPLIANCE AND EXCESS CASH FLOW
CERTIFICATE") signed by Borrower's chief executive officer or chief financial officer; provided that the Excess Cash Flow portion of such certificate is only required to be delivered annually; provided that Schedule 2 of the Compliance and Excess Cash Flow certificate shall be delivered only in connection with the
Financial Statements of Borrower and its Subsidiaries delivered pursuant to
Section 6.2(b).

                  (p) TAXES. Borrower shall provide prompt written notice of (i)
the execution or filing with the IRS or any other Governmental Authority of any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges by any Credit Party or any of its Subsidiaries and (ii) any agreement by any Credit Party or any of its
Subsidiaries or request directed to any Credit Party or any of its Subsidiaries to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, which could reasonably be expected to have a
Material Adverse Effect.

                  (q) ERISA. With reasonable promptness, Borrower shall provide to Agent copies of the most recent actuarial reports with respect to any Title
IV Plans as they become available. Promptly upon any Credit Party becoming aware of any fact or condition which could reasonably be expected to result in an
ERISA Event, Borrower shall deliver to Agent a summary of such facts and circumstances and any action the Credit Parties intend to take regarding such facts or conditions.

         6.3 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS
UNDER AGREEMENT. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to
Agent pursuant to SECTION 6.2 or any other section (unless specifically indicated otherwise) shall be prepared in accordance with GAAP as in effect at the time of such preparation; PROVIDED that no Accounting Change shall affect financial covenants, standards or terms in this Agreement; PROVIDED further that
Borrower shall prepare footnotes to the Financial Statements required to be delivered hereunder that show the differences between the Financial Statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). All such adjustments described in clause (c) of the definition of the term
Accounting Changes resulting from expenditures made subsequent to the Closing
Date (including capitalization of costs and expenses or payment of pre-Closing
Date liabilities) shall be treated as expenses in the period the expenditures are made. Notwithstanding the foregoing, in the event that any Accounting Change shall occur and such change results in a change in the method of calculation of the financial covenants, standards or terms in this Agreement, then Borrower and
Agent agree to negotiate in good faith in order to amend such provisions of this
Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Credit
Parties shall be the same after such Accounting Changes as if such Accounting
Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower, Agent and the Requisite Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.

                                   SECTION 7.
                          DEFAULT, RIGHTS AND REMEDIES
                          ----------------------------

         7.1 EVENT OF DEFAULT. "EVENT OF DEFAULT" shall mean the occurrence or existence of any one or more of the following:

                  (a) PAYMENT. (1) Failure to make any payment of principal of the Term Loan C when due or (2) failure to pay, within three (3) days after the due date, any interest or Fees on the Term Loan C or any other amount due under this Agreement or any of the other Loan Documents; or

                  (b) DEFAULT IN OTHER AGREEMENTS. (1) Any Credit Party or any
of its Subsidiaries fails to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Term Loan C) or any
Contingent Obligations, (2) breach or default of any Credit Party or any of its
Subsidiaries, or the occurrence of any condition or event, with respect to any
Indebtedness (other than the Term Loan C and the First Lien Loan Obligations) or any Contingent Obligations (other than with respect the First Lien Loan
Obligations), if the effect of such breach, default or occurrence is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent
Obligations having an individual principal amount in excess of $500,000 or having an aggregate principal amount in excess of $1,000,000 to become or be declared due prior to their stated maturity, (3) an Event of Default (under and as defined in the First Lien Credit Agreement) occurs and the First Lien Lenders declare the First Lien Obligations due and payable prior to their regularly scheduled date of payment or (4) either Borrower or Beverly has breached, or a default occurs under, the Beverly Management Agreement or the Beverly Management
Agreement ceases to be in full force and in effect; or

                  (c) BREACH OF CERTAIN PROVISIONS. Failure of any Credit Party
to perform or comply with any term or condition contained in (1) the GE Capital
Fee Letter, (2) SECTION 6.2 which failure continues for more than five (5)
Business Days after the date specified for performance or compliance with such term or condition, (3) that portion of SECTION 4.2 relating to the Credit
Parties' obligation to maintain insurance, or (4) SECTION 4.3, SECTION 4.4,
SECTION 5 or SECTION 6.1; or

                  (d) BREACH OF WARRANTY. Any representation, warranty,
certification or other statement made by any Credit Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect (without duplication of materiality qualifiers contained therein) on the date made; or

                  (e) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Any Credit Party
defaults in the performance of or compliance with any term contained in this
Agreement or the other Loan Documents (other than occurrences described in other provisions of this SECTION 7.1 for which a different grace or cure period is specified, or for which no cure period is specified and which constitute immediate Events of Default) and such default is not remedied or waived within thirty (30) days after the earlier of (1) receipt by Borrower of notice from
Agent or Requisite Lenders of such default or (2) actual knowledge of Borrower or any other Credit Party of such default; or

                  (f) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1)
A court enters a decree or order for relief with respect to any Credit Party in an involuntary case under the Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60)
days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Credit Party, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Credit Party, or over all or a substantial part of its property, is entered; or (c) a receiver, trustee or other custodian is appointed without the consent of a Credit Party, for all or a substantial part of the property of the Credit Party; or

                  (g) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1)
any Credit Party commences a voluntary case under the Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Credit
Party makes any assignment for the benefit of creditors; or (3) the Board of
Directors of any Credit Party adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this SECTION 7.1(G); or

                  (h) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or
warrant of attachment, or similar process (other than those described elsewhere in this SECTION 7.1) involving (1) an amount in any individual case in excess of
$250,000 or (2) an amount in the aggregate at any time in excess of $500,000 (in either case to the extent not adequately covered by insurance in Agent's sole discretion as to which the insurance company has acknowledged coverage) is entered or filed against one or more of the Credit Parties or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

                  (i) DISSOLUTION. Any order, judgment or decree is entered
against any Credit Party decreeing the dissolution or split up of such Credit
Party and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

                  (j) SOLVENCY. Borrower ceases to be Solvent, the Credit
Parties and their Subsidiaries, taken as a whole, cease to be Solvent, or any
Credit Party fails to pay its debts as they become due or admits in writing its present or prospective inability to pay its debts as they become due; or

                  (k) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents
for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Credit Party denies that it has any further liability under any
Loan Document to which it is party, or gives notice to such effect; or

                  (l) DAMAGE; CASUALTY. Any event occurs, whether or not insured or insurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of any Credit Party generating more than
5% of the consolidated revenues of the Credit Parties for the Fiscal Year preceding such event and such cessation or curtailment continues for more than
15 days; or

                  (m) CHANGE OF CONTROL. A Change of Control occurs; or

                  (n) INVALIDITY OF INTERCREDITOR AGREEMENT. The Intercreditor
Agreement for any reason ceases to be in full force and effect or is declared to be null and void, or any "First Lien Secured Creditor" (as defined therein)
claims that it is not bound thereby or gives notice to such effect.

         7.2 INTENTIONALLY OMITTED.

         7.3 ACCELERATION AND OTHER REMEDIES. Upon the occurrence of any Event of Default described in SECTIONS 7.1(F) or 7.1(G), the Term Loan C Commitments
shall be immediately terminated and all of the Obligations, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Term Loan C
Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and at the request of the
Requisite Lenders, Agent shall, by written notice to Borrower (a) declare all or any portion of the Term Loan C and all or any portion of the other Obligations to be, and the same shall forthwith become, immediately due and payable together with accrued interest thereon and (b) subject to the terms of the Intercreditor
Agreement, exercise any other remedies which may be available under the Loan
Documents or applicable law. Borrower shall from time to time execute and deliver to Agent such further documents and instruments as Agent may reasonably request with respect to such cash collateral.

         7.4 PERFORMANCE BY AGENT. If any Credit Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents which failure constitutes an Event of Default and such covenant, duty or agreement is not then being performed by the First Lien Agent in accordance with the requirements of the Loan Documents and the First Lien Loan Documents, Agent may perform or attempt to perform such covenant, duty or agreement on behalf of such Credit
Party after the expiration of any cure or grace periods set forth herein. In such event, such Credit Party shall, at the request of Agent, promptly pay any amount reasonably expended by Agent in such performance or attempted performance to Agent, together with interest thereon at the highest rate of interest in effect upon the occurrence of an Event of Default as specified in SECTION 1.2(D)
from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Agent shall not have any liability or responsibility for the performance of any obligation of any Credit Party under this Agreement or any other Loan Document.

         7.5 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by
Agent from or on behalf of Borrower, and subject to the Intercreditor Agreement,
Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default. Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, SECTION 1.1 and

 SECTION 1.5 hereof) and subject to the Intercreditor Agreement, all payments
(including the proceeds of any Asset Disposition or other sale of, or other realization upon, all or any part of the Collateral) received after acceleration of the Obligations shall be applied as follows: FIRST, to all costs and expenses incurred by or owing to Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; SECOND, to accrued and unpaid interest and Fees with respect to the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts);
THIRD, to the principal amount of the Term Loan C then outstanding; and FOURTH to any other obligations of Borrower owing to Agent or any Lender under the Loan
Documents. Any balance remaining shall be delivered to Borrower or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

                                   SECTION 8.
                          ASSIGNMENT AND PARTICIPATION
                          ----------------------------

         8.1 ASSIGNMENTS AND PARTICIPATIONS; BINDING EFFECT.

                  (a) BINDING EFFECT. This Agreement shall become effective when it shall have been executed by Credit Parties and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it.
Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, each Credit Party (in each case except for SECTION 8.2), the
Agent, each Lender and, to the extent provided in SECTION 8.2, each other
Indemnitee and Secured Party and, in each case, their respective successors and permitted assigns. Except as expressly provided in any Loan Document (including in SECTION 8.2), no Credit Party, the Agent shall have the right to assign any rights or obligations hereunder or any interest herein.

                  (b) RIGHT TO ASSIGN. Each Lender may sell or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Term Loan C Commitments and its rights and obligations with respect to the
Term Loan C) to (i) any existing Lender, (ii) any Affiliate or Approved Fund of any existing Lender or (iii) any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to the Agent and, as long as no Event of Default is continuing, the Borrower; PROVIDED, HOWEVER, that the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment Agreement) of the Term Loan C subject to any such sale or assignment shall be an integral multiple of $1,000,000, unless such sale or assignment is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor's (together with its Affiliates and Approved
Funds) entire interest in such Facility or is made with the prior consent of the
Borrower and the Agent; PROVIDED, FURTHER, HOWEVER that no Lender may sell or assign all or a portion of its rights hereunder to any Person who is a Credit
Party or who to the actual knowledge of such Lender at the time of the contemplated assignment is an Affiliate of any Credit Party.

                  (c) PROCEDURE. The parties to each sale or assignment made in reliance on CLAUSE (B) above (other than those described in CLAUSE (E) or (F)
below) shall execute and deliver to the Agent (which shall keep a copy thereof)
an Assignment Agreement, together with any existing Note subject to such sale or assignment (or any affidavit of loss therefor acceptable to the Agent and the
Borrower), any tax forms required to be delivered pursuant to SECTION 1.9 and payment by the assignee of an assignment fee in the amount of $3,500, which may be waived at Agent's discretion; PROVIDED, however, that no assignment fee shall be due in connection with an assignment by a Lender to an existing Lender, an
Affiliate of such Lender or an Approved Fund. Each assigning Lender shall provide notice of each such assignment to Borrower and Borrower shall update its records to properly reflect such assignment. Upon receipt of all the foregoing, and conditioned upon such receipt and upon the Agent consenting to such
Assignment Agreement, from and after the effective date specified in such
Assignment Agreement, the Agent shall record or cause to be recorded in the Loan
Account the information contained in such Assignment Agreement; PROVIDED, however that consent of the Agent shall not be required in connection with an assignment by a Lender to an existing Lender, an Affiliate of such Lender or an
Approved Fund.

                  (d) EFFECTIVENESS. Effective upon the entry of such record in the Loan Account, (i) such assignee shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an
Assignment Agreement covering all or the remaining portion of an assigning
Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by
SECTION 8.2, SECTION 8.3 to the extent provided in SECTION 8.2(N) and SECTION
9.13).

                  (e) GRANT OF SECURITY INTERESTS. In addition to the other
rights provided in this SECTION 8.1, each Lender may grant a security interest in, or otherwise assign as collateral, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Term Loan C), to (A) any federal reserve bank
(pursuant to Regulation A of the Federal Reserve Board) or other funding source in support of borrowings made by such Lender from such Person, without notice to the Agent or (B) any holder of, or trustee for the benefit of the holders of, such Lender's Securities by notice to the Agent; provided, HOWEVER, that no such holder or trustee, whether because of such grant or assignment or any foreclosure thereon (unless such foreclosure is made through an assignment in accordance with CLAUSE (B) above), shall be entitled to any rights of such
Lender hereunder and no such Lender shall be relieved of any of its obligations hereunder.

                  (f) PARTICIPANTS AND SPVS. In addition to the other rights provided in this SECTION 8.1, each Lender may, (x) with notice to the Agent, grant to an SPV, organized, administered or managed by such Lender, the option to make all or any part of any Term Loan C that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of the Term Loan C pursuant thereto shall satisfy the obligation of such
Lender to make the Term Loan C hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (y) without notice to or consent from the Agent or the Borrower, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the
Term Loan C); PROVIDED, HOWEVER, that, whether as a result of any term of any
Loan Document or of such grant or participation, (i) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make the Term Loan C hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder,
(ii) if any such SPV or participant elects not to exercise its option to fund or otherwise fails to provide all or any part of the Term Loan C, the Lender granting such option or participation shall be obligated to make such Term Loan
C pursuant to the terms hereof, (iii) such Lender's rights and obligations, and the rights and obligations of the Credit Parties and the Secured Parties towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in the Loan Account, except that (A) each such participant and SPV shall be entitled to the benefit of SECTIONS 1.8 and SECTION
1.9, but only to the extent such participant or SPV delivers the tax forms such
Lender is required to collect pursuant to SECTION 1.9 and then only to the extent of any amount to which such Lender would be entitled in the absence of any such grant or participation and (B) each such SPV may receive other payments that would otherwise be made to such Lender pursuant to the terms hereof with respect to the Term Loan C funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to the Agent by such SPV and such Lender, provided, HOWEVER, that in no case (including pursuant to CLAUSE (A) or (B) above) shall an SPV or participant have the right to enforce any of the terms of any Loan Document and (iv) the consent of such SPV or participant shall not be required (either directly, as a restraint on such
Lender's ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the
Loan Documents (including the right to enforce or direct enforcement of the
Obligations), except for those described in SECTIONS 9.2(C)(II) and (C)(III)
with respect to amounts, or dates fixed for payment of amounts, to which such participant or SPV would otherwise be entitled and, in the case of participants, except for releases of all or substantially all of the Collateral (other than in accordance with this Agreement and the other Loan Documents). No party hereto shall institute against any SPV grantee of an option pursuant to this clause (f)
any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any
Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to get reimbursed by such SPV for any such Liability). The agreement in the preceding sentence shall survive the termination of the Term Loan C Commitments and the payment in full of the Obligations.

         8.2 AGENT.

                  (a) APPOINTMENT. Each Lender hereby designates and appoints GE
Capital as its Agent under this Agreement and the other Loan Documents, and each
Lender hereby irrevocably authorizes Agent to execute and deliver the Collateral
Documents and to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in this
SECTION 8.2 and SECTION 9.2. The provisions of this SECTION 8.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any other Credit Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

                  (b) NATURE OF DUTIES. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each
Lender shall make its own independent investigation of the financial condition and affairs of each Credit Party in connection with the extension of credit hereunder and shall make its own appraisal of the creditworthiness of each
Credit Party, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than as expressly required herein). If
Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each
Lender. Agent shall promptly notify each Lender any time that the Requisite
Lenders or such other portion of the Lenders as shall be prescribed by this
Agreement, have instructed Agent to act or refrain from acting pursuant hereto.

                  (c) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its
officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable to the extent of its own gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other
Lenders hereby agree to return to such Lender any such erroneous payments received by them). In no event shall Agent be liable for punitive, special, consequential, incidental, exemplary or other similar damages. In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but neither Agent nor any of its agents or representatives shall be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Credit Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Requisite Lenders or all affected or such other portion of the Lenders as shall be prescribed by this Agreement shall have the right at any time give instructions to Agent, with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents
Agent is permitted or required to take or to grant. If such instructions are promptly requested by Agent, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting under this Agreement or any of the other Loan
Documents in accordance with the instructions of Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement, as applicable;
and, notwithstanding the instructions of Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement, as applicable, Agent shall have no obligation to take any action if it believes, in good faith, that such action is deemed to be illegal by Agent or exposes Agent to any liability for which it has not received satisfactory indemnification in accordance with
SECTION 8.2(E).

                  (d) RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any written or oral notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, fax or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

                  (e) INDEMNIFICATION. Lenders will reimburse and indemnify
Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorneys' fees and expenses), advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against
Agent in its capacity as such in any way relating to or arising out of this
Agreement or any of the Loan Documents or any action taken or omitted by Agent in its capacity as such in under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, but only to the extent that any of the foregoing is not reimbursed by Borrower; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements to the extent resulting from Agent's gross negligence or willful misconduct as determined by a final non-appealable order by a court of competent jurisdiction. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by the Requisite Lenders or such other portion of the Lenders as shall be prescribed by this Agreement until such additional indemnity is furnished. The obligations of Lenders under this SECTION 8.2(E)
shall survive the payment in full of the Obligations and the termination of this
Agreement.

                  (f) GE CAPITAL (OR ANY SUCCESSOR AGENT) INDIVIDUALLY. With
respect to its Term Loan C Commitment hereunder, GE Capital (or any successor
Agent) shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders," "Requisite Lenders,"
"Supermajority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include GE Capital (or any successor Agent) in its individual capacity as a Lender or one of the Requisite Lenders. GE Capital (or
any successor Agent), either directly or through strategic affiliations, may lend money to, acquire equity or other ownership interests in, provide advisory services to and generally engage in any kind of banking, trust or other business with any Credit Party as if it were not acting as Agent pursuant hereto and without any duty to account therefor to Lenders. GE Capital (or any successor
Agent), either directly or through strategic affiliations, may accept fees and other consideration from any Credit Party for services in connection with this
Agreement or otherwise without having to account for the same to Lenders.

                  (g) SUCCESSOR AGENT.

                           (i) RESIGNATION. Upon notice to the Borrower, Agent
may, and upon written request of Requisite Lenders shall, resign from the performance of all its agency functions and duties hereunder at any time. Such resignation shall take effect immediately unless otherwise indicated by the
Requisite Lenders or Agent, as the case may be, provided it is understood and agreed that the removed or resigning Agent ("PRIOR AGENT") may be required to remain in its role as collateral agent for a reasonable period of time with respect to holding and perfecting Liens on Collateral to allow documentation of the transfer of the agency responsibility and authority. It is understood that the Prior Agent shall retain all of the benefits of the indemnity provisions contained in this Agreement during such period.

                           (ii) APPOINTMENT OF SUCCESSOR. Upon any such notice
of resignation pursuant to clause (i) above, Requisite Lenders shall appoint a successor Agent which, unless an Event of Default has occurred and is continuing, shall be subject to Borrower's approval (which shall not be unreasonably withheld or delayed). If a successor Agent shall not have been so appointed within the thirty (30) Business Day period referred to in clause (i)
above, the retiring Agent, upon notice to Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite
Lenders appoint a successor Agent as provided above.

                           (iii) SUCCESSOR AGENT. Upon the acceptance of any
appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring
Agent shall be discharged from its duties and obligations under the Loan
Documents. After any retiring Agent's resignation as Agent, the provisions of this SECTION 8.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it in its capacity as Agent.

                (h) COLLATERAL MATTERS.

                           (i) RELEASE OF COLLATERAL. Lenders hereby irrevocably
authorize Agent, at its option and in its discretion, to release or subordinate any Lien granted to or held by Agent upon any Collateral (v) with respect to any assets that are subject to a Permitted Encumbrance described in clause (j) or
(l) of the definition of Permitted Encumbrances so long as such release or subordination is made in connection with the acquisition of such asset, (w) as provided in the Intercreditor Agreement, (x) on the Termination Date, (y)
constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this
Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry) or (z) in accordance with the provisions of the next sentence.

                           (ii) CONFIRMATION OF AUTHORITY; EXECUTION OF
RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in SECTION
8.2(H)(I)), each Lender agrees to confirm in writing, upon request by Agent or
Borrower, the authority to release or subordinate any Collateral conferred upon
Agent under clauses (w), (x) and (y) of SECTION 8.2(H)(I). Upon receipt by Agent of any required confirmation from the Requisite Lenders of its authority to release or subordinate Liens on any particular item or types of Collateral, and upon at least ten (10) Business Days' prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release or subordination of the
Liens granted to Agent upon such Collateral; PROVIDED, HOWEVER, that (x) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (y) such release or subordination shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including the proceeds of any sale, all of which shall continue to constitute part of the
Collateral.

                           (iii) ABSENCE OF DUTY. Agent shall have no obligation
whatsoever to any Lender or any other Person to assure that the property covered by the Collateral Documents exists or is owned by Borrower or any other Credit
Party or is cared for, protected or insured or has been encumbered or that the
Liens granted to Agent have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this SECTION 8.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by the Collateral Documents or any act, omission or event related thereto, Agent may (in the absence of instructions from Requisite
Lenders or such other portion of the Lenders as may be prescribed by this
Agreement) act in any manner it may deem appropriate, in its discretion, given
Agent's own interest in property covered by the Collateral Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders, PROVIDED that Agent shall exercise the same care which it would in dealing with loans for its own account.

                  (i) AGENCY FOR PERFECTION. Agent and each Lender hereby
appoint each other Lender as agent for the purpose of perfecting Agent's security interest in assets which, in accordance with the Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender
(other than Agent) obtain possession or control of any such assets, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such assets to Agent or in accordance with Agent's instructions or transfer control to Agent in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Collateral Document or to realize upon any collateral security for the Term Loan C unless instructed to do so by Agent in writing, it being understood and agreed that such rights and remedies may be exercised only by
Agent or another Person at the direction of the Requisite Lenders.

                  (j) NOTICE OF DEFAULT. Agent shall not be deemed to have
knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and Fees required to be paid to Agent for the account of Lenders, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Agent will use reasonable efforts to promptly notify each Lender of its receipt of any such notice, unless such notice is with respect to defaults in the payment of principal, interest and fees, in which case Agent will promptly notify each Lender of its receipt of such notice. Agent shall take such action with respect to such Default or Event of Default as may be requested by
Requisite Lenders in accordance with SECTION 7. Unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or
Event of Default as it shall deem advisable or in the best interests of Lenders.

                  (k) LENDER ACTIONS AGAINST COLLATERAL. Each Lender agrees that it will not take any enforcement action, nor institute any actions or proceedings, with respect to the Term Loan C, against Borrower or any Credit
Party hereunder or under the other Loan Documents or against any Collateral
(including the exercise of any right of set-off) without the consent of the
Agent or Requisite Lenders. All such enforcement actions and proceedings shall be (i) taken in concert and (ii) at the direction of or with the consent of
Agent or Requisite Lenders. Agent is authorized to issue all notices to be issued by or on behalf of Lenders with respect to any Subordinated Debt and the
First Lien Loans. With respect to any action by Agent to enforce the rights and remedies of Agent and the Lenders under this Agreement and the other Loan
Documents, each Lender hereby consents to the jurisdiction of the court in which such action is maintained, and agrees to deliver its Notes to Agent to the extent necessary to enforce the rights and remedies of Agent for the benefit of the Lenders under any mortgages in accordance with the provisions hereof.

                  (l) AGENT REPORTS. Each Lender may from time to time receive one or more reports or other information (each, a "REPORT") prepared by or on behalf of Agent (or one or more of Agent's Affiliates). With respect to each
Report, each Lender hereby agrees that:

                           (i) Agent (and Agent's Affiliates) shall have no
duties or obligations in connection with or as a result of a Lender receiving a copy of a Report, which will be provided solely as a courtesy, without consideration. Each Lender will perform its own diligence and will make its own independent investigation of the operations, financial conditions and affairs of the Credit Parties and will not rely on any Report or make any claim that it has done so. In addition, except to the extent resulting from the gross negligence or willful misconduct of Agent or such other indemnitee as determined by a final non-appealable order by a court of competent jurisdiction, each Lender (i)
releases, and agrees that it will not assert, any claim against Agent (or one or more of Agent's Affiliates) that in any way relates to any Report or arises out of a Lender having access to any Report or any discussion of its contents, and
(ii) agrees to indemnify and hold harmless Agent (and Agent's Affiliates) and their respective officers, directors, employees, agents and attorneys from all claims, liabilities and expenses relating to a breach by a Lender or any of its personnel of this Section or otherwise arising out of a Lender's access to any
Report or any discussion of its contents;

                           (ii) Each Report may not be complete and certain
information and findings obtained by Agent (or one or more of Agent's
Affiliates) regarding the operations and condition of the Credit Parties may not be reflected in each Report. Agent (and Agent's Affiliates) makes no representations or warranties of any kind with respect to (i) any existing or proposed financing; (ii) the accuracy or completeness of the information contained in any Report or in any other related documentation; (iii) the scope or adequacy of Agent's (and Agent's Affiliates') due diligence, or the presence or absence of any errors or omissions contained in any Report or in any other related documentation; and (iv) any work performed by Agent (or one or more of
Agent's Affiliates) in connection with or using any Report or any related documentation; and

                           (iii) Each Lender agrees to safeguard each Report and
any related documentation with the same care which it uses with respect to information of its own which it does not desire to disseminate or publish, and agrees not to reproduce or distribute or provide copies of or disclose any
Report or any other related documentation or any related discussions to anyone.

                  (m) INTERCREDITOR AGREEMENT AND POST-CLOSING AGREEMENT. EACH
LENDER AND EACH OTHER PERSON PARTY HERETO FROM TIME TO TIME (OTHER THAN THE
CREDIT PARITIES) HEREBY (A) ACKNOWLEDGES THAT IT HAS RECEIVED A COPY OF THE
INTERCREDITOR AGREEMENT, (B) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR
IN THE INTERCREDITOR AGREEMENT, (C) AGREES THAT IT WILL BE BOUND BY AND WILL
TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND
(D) AUTHORIZES AND INSTRUCTS THE AGENT ON ITS BEHALF TO ENTER INTO THE
INTERCREDITOR AGREEMENT AS SECOND LIEN AGENT (AS DEFINED THEREIN) AND ON BEHALF
OF SUCH LENDER. AGENT IS AUTHORIZED TO EXECUTE AND DELIVER THE POST-CLOSING
AGREEMENT, AND EACH LENDER BY MAKING OR PURCHASING AN INTEREST IN THE TERM LOAN
C AT ANY TIME SHALL BE DEEMED TO HAVE AGREED TO BE BOUND BY SUCH AGREEMENT.

                  (n) ADDITIONAL SECURED PARTIES. The benefit of the provisions of the Loan Documents directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a
Lender as long as, by accepting such benefits, such Secured Party agrees, as among the Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by the Agent, shall confirm such agreement in a writing in form and substance acceptable to the Agent) this SECTION 8.2, SECTION 8.3 and
SECTION 9.13 and the decisions and actions of the Agent and the Required Lenders
(or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; PROVIDED,
HOWEVER, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by SECTION 8.2(E) only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) each of the Agent and the Lenders shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) such Secured
Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the
Collateral or under any Loan Document.

         8.3 SET OFF AND SHARING OF PAYMENTS. Subject to SECTION 8.2(K) and the
Intercreditor Agreement, in addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender is hereby authorized by
Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender at any of its offices for the account of Borrower or any of its
Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such
Lender to or for the credit or for the account of Borrower or any of its
Subsidiaries, against and on account of any of the Obligations; except that no
Lender shall exercise any such right without the prior written consent of Agent or Requisite Lenders. Notwithstanding anything herein to the contrary, the failure to give notice of any set off and application made by such Lender to
Borrower shall not affect the validity of such set off and application. Any
Lender exercising a right to set off shall purchase for cash (and the other
Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender entitled to share in the amount so set off in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that any Lender may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and upon doing so shall deliver such amount so set off to the Agent for the benefit of all Lenders entitled to share in the amount so set off in accordance with their Pro Rata Shares.

                                   SECTION 9.
                                  MISCELLANEOUS
                                  -------------

         9.1 INDEMNITIES. Borrower agrees to indemnify, pay, and hold Agent, each Lender and its respective Affiliates, officers, directors, employees, agents, and attorneys (the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs and expenses (including all reasonable fees and expenses of counsel to such Indemnitees) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Indemnitee as a result of such
Indemnitees being a party to this Agreement or the transactions consummated pursuant to this Agreement or otherwise relating to any of the Loan Documents or

 Related Transactions; provided, that Borrower shall have no obligation to an
Indemnitee hereunder with respect to liabilities to the extent resulting from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction. If and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

         9.2 AMENDMENTS AND WAIVERS.

                  (a) Except for actions expressly permitted to be taken by
Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, and by Requisite Lenders,
Supermajority Lenders or all affected Lenders, as applicable. Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

                  (b) Agent shall not enter into any amendment, modification, termination or waiver of any provision of the Intercreditor Agreement in its capacity as the "Second Lien Agent" thereunder without the prior written consent of Supermajority Lenders.

                  (c) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender directly affected thereby:
(i) increase the principal amount, or postpone or extend the scheduled date of expiration, of any Lender's Term Loan C Commitment (which action shall be deemed only to affect those Lenders whose Term Loan C Commitments are increased or the scheduled date of expiration of whose Term Loan C Commitments are postponed or extended and may be approved by Requisite Lenders if Requisite Lenders includes those Lenders whose Term Loan C Commitments are increased or the scheduled date of expiration of whose Term Loan C Commitments are postponed or extended); (ii)
reduce the principal of, rate of interest on (other than any determination or waiver to charge or not charge interest at the Default Rate) or Fees payable with respect to the Term Loan C of any affected Lender; (iii) extend the final maturity date of the principal amount of any Term Loan C of any affected Lender;
(iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender (which action shall be deemed only to affect those
Lenders to whom such payments are made); (v) release any Guaranty or, except as otherwise permitted in SECTION 5.7 or SECTION 8.2(H), release Collateral (which action shall be deemed to directly affect all Lenders); (vi) change the percentage of the Term Loan C Commitments or of the aggregate unpaid principal amount of the Term Loan C that shall be required for Lenders or any of them to take any action hereunder (which action shall be deemed to directly affect all
Lenders); and (vii) amend or waive this SECTION 9.2 or the definitions of the term "Requisite Lenders" insofar as such definitions affect the substance of this SECTION 9.2 or the term "Pro Rata Share" (which action shall be deemed to directly affect all Lenders). Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent under this
Agreement or any other Loan Document, shall be effective unless in writing and signed by Agent in addition to Lenders required hereinabove to take such action.

 Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this SECTION 9.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

         9.3 NOTICES.

                  (a) ADDRESSES. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this
Agreement shall, whether or not specified to be in writing but unless otherwise expressly specified to be given by any other means, be given in writing and (i)
addressed to the respective party as set forth below and otherwise to the party to be notified at its address specified opposite its name on the signature page of any applicable Assignment, (ii) posted to any E-SystemIntralinks(R) (to the extent such system is available and set up by or at the direction of the Agent or (prior to posting) in an appropriate location by uploading such notice, demand, request, direction or other communication to www.intralinks.com, faxing it to 866-545-6600 with an appropriate bar-coded fax coversheet or using such other means of posting to Intralinks(R) as may be available and reasonably acceptable to the Agent prior to such posting, (iii) posted to any other
E-System set up by or at the direction of the Agent in an appropriate location or (iv) addressed to such other address as shall be notified in writing (A) in the case of the Borrower and the Agent, to the other parties hereto and (B) in the case of all other parties, to the Borrower and the Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in CLAUSE (I) above) shall not be sufficient or effective to transmit any such notice under this SUBSECTION (A) unless such transmission is an available means to post to any E-System.

         Notices shall be addressed as follows:

         If to Borrower:              Radnet Management, Inc.
                                      c/o Primedex Health Systems, Inc.
                                      1510 Cotner Avenue
                                      Los Angeles, CA 90025
                                      ATTN: Howard Berger, M.D.
                                      Fax: (310) 445-2980

         With a copy to:              Sheppard, Mullin, Richter & Hampton LLP
                                      1901 Avenue of the Stars, Suite 1600
                                      Los Angeles, CA 90067
                                      ATTN: Linda Michaelson
                                      Fax: (310) 228-3701

         If to Agent or GE Capital:   General Electric Capital Corporation
                                      2 Bethesda Metro Center
                                      Suite 600
                                      Bethesda, Maryland  20814
                                      ATTN: General Counsel - Healthcare
                                                              Financial Services
                                      Fax: (301) 664-9866

         With a copy to:              Latham & Watkins
                                      Sears Tower, Suite 5800
                                      233 S. Wacker Dr.
                                      Chicago, Illinois  60606
                                      ATTN: Jeffrey G. Moran
                                      Fax: (312) 993-9767

         If to a Lender:              To the address set forth on the
                                      signature page hereto or in
                                      the applicable Assignment Agreement

                  (b) EFFECTIVENESS. All communications described in SUBSECTION
(A) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, three (3) Business Days after deposited in the mail and, (iv) if delivered by facsimile (other than to post to an E-System pursuant to SUBSECTION (A)(II) OR (A)(III) above), upon sender's receipt of confirmation of proper transmission, and (v) if delivered by posting to any
E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System; PROVIDED,
HOWEVER, that no communications to the Agent pursuant to SECTION 2 or SECTION 8 shall be effective until received by the Agent.

                  (c) ELECTRONIC TRANSMISSIONS.

                           (i) AUTHORIZATION. Subject to the provisions of
SUBSECTION (A), each of the Agent, the Borrower, the Lenders and each of their authorized representatives is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein.
Each of Holdings, the Borrower and each Credit Party hereby acknowledges and agrees, and each of Holdings and the Borrower shall cause each other Credit
Party to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic
Transmissions.

                           (ii) SIGNATURES. Subject to the provisions of
SUBSECTION (A) above, (A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E Signature on any such posting shall be deemed sufficient to satisfy any requirement for a
"signature" and (C) each such posting shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to any Loan
Document, any applicable provision of any UCC, the federal Uniform Electronic
Transactions Act, the Electronic Signatures in Global and National Commerce Act
and any substantive or procedural Requirement of Law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an
E-Signature, upon which each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable Requirement of Law requiring certain documents to be in writing or signed; PROVIDED, HOWEVER, that nothing herein shall limit such party's or beneficiary's right to contest whether any posting to any E-System or
E-Signature has been altered after transmission.

                           (iii) SEPARATE AGREEMENTS. All uses of an E-System
shall be governed by and subject to, in addition to SUBSECTIONS (A) and (B) and this SUBSECTION (C), separate terms and conditions posted or referenced in such
E-System and related Contractual Obligations executed by Credit Parties in connection with the use of such E-System.

                           (iv) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND
ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED "AS IS" AND "AS AVAILABLE". NONE OF
AGENT OR ANY OF ITS RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR
COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION, AND EACH DISCLAIMS ALL
LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY OF ANY KIND IS MADE BY
THE AGENT OR ANY OF ITS RELATED PERSONS IN CONNECTION WITH ANY E SYSTEMS OR
ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR
A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM
VIRUSES OR OTHER CODE DEFECTS. Each of Holdings, the Borrower and each Credit
Party agrees (and each of Holdings and the Borrower shall cause each other
Credit Party to agree) that the Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any
E-System.

         9.4 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Agent or any Lender to exercise, nor any partial exercise of, any power, right or privilege hereunder or under any other Loan
Documents shall impair such power, right, or privilege or be construed to be a waiver of any Default or Event of Default. All rights and remedies existing hereunder or under any other Loan Document are cumulative to and not exclusive of any rights or remedies otherwise available.

         9.5 MARSHALING; PAYMENTS SET ASIDE. Neither Agent nor any Lender shall be under any obligation to marshal any assets in payment of any or all of the
Obligations. To the extent that Borrower makes payment(s) or Agent enforces its
Liens or Agent or any Lender exercises its right of set-off, and such payment(s)
or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone (whether as a result of any demand, litigation, settlement or otherwise), then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

         9.6 SEVERABILITY. The invalidity, illegality, or unenforceability in any jurisdiction of any provision under the Loan Documents shall not affect or impair the remaining provisions in the Loan Documents.

         9.7 LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS'
RIGHTS. The obligation of each Lender hereunder is several and not joint and no
Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

         9.8 HEADINGS. Section and subsection headings are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purposes or be given substantive effect.

         9.9 APPLICABLE LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS
WHICH DOES NOT EXPRESSLY SET FORTH APPLICABLE LAW SHALL BE GOVERNED BY AND SHALL
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF
NEW YORK.

         9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of all Lenders and any such purported assignment without such written consent shall be void.

         9.11 NO FIDUCIARY RELATIONSHIP; LIMITED LIABILITY. No provision in the
Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty owing to any Credit Party by Agent or any Lender.
Borrower and each other Credit Party agree that neither Agent nor any Lender shall have liability to Borrower or any other Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by Borrower or any other Credit
Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan
Documents, or any act, omission or event occurring in connection therewith, unless and to the extent that it is determined that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought as determined by a final non-appealable order by a court of competent jurisdiction. Neither Agent nor any Lender shall have any liability with respect to, and Borrower and each other Credit Party hereby waive, release and agree not to sue for, any special, indirect or consequential damages suffered by Borrower and any other Credit Party in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.12 CONSTRUCTION. Agent, each Lender, Borrower and each other Credit
Party acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by Agent, each Lender, Borrower and each other Credit Party.

         9.13 CONFIDENTIALITY. Until the Termination Date, Agent and each Lender agree to exercise their best efforts to keep confidential any non-public information delivered pursuant to the Loan Documents and identified as such by
Borrower and not to disclose such information to Persons other than to potential assignees or participants or to any Affiliate of, or Persons employed by or engaged, by Agent, a Lender or any of their respective Affiliates or a Lender's assignees or participants including attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, or to a Person that is an investor or prospective investor in a Securitization, that agrees that its access to information regarding the
Borrower and the Loans is solely for purposes of evaluating an investment in such Securitization, or to a Person that is a trustee, collateral manager, servicer, noteholder or secured party in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. The confidentiality provisions contained in this SECTION
9.13 shall not apply to disclosures (a) required to be made by Agent or any
Lender to any regulatory or governmental agency or pursuant to (i) any subpoena or similar legal process or (ii) law, rule, regulations or legal process, (b)
consisting of general portfolio information that does not specifically identify
Borrower, (c) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(d) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, any
Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Credit Parties or (e) made to S&P, Moody's and/or other ratings agency, as such Lender reasonably deems necessary or appropriate in connection with such Lender's obtaining financing; provided, however, that each such entity agrees to take reasonable steps to maintain the confidentiality of such disclosures. Each Credit Party consents to the publication by Agent or any
Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement. Agent or such Lender shall provide a draft of any such tombstone or similar advertising material to each Credit
Party for review and comment prior to the publication thereof. Agent may provide to industry trade organizations information with respect to the Credit Facility that is necessary and customary for inclusion in league table measurements. The obligations of Agent and Lenders under this SECTION 9.13 shall supersede and replace the obligations of Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Agent or any Lender prior to the date hereof.

         9.14 CONSENT TO JURISDICTION. BORROWER AND CREDIT PARTIES HEREBY
CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN NEW
YORK COUNTY, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT, SUBJECT TO AGENT'S
ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS
AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.
BORROWER AND CREDIT PARTIES EXPRESSLY SUBMIT AND CONSENT TO THE JURISDICTION OF
THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS. BORROWER AND
CREDIT PARTIES HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES
THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER AND CREDIT PARTIES BY
CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER,
AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE
TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

         9.15 WAIVER OF JURY TRIAL. BORROWER, CREDIT PARTIES, AGENT AND EACH
LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR
CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS. BORROWER, CREDIT PARTIES, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS
WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH
HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN
DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED
FUTURE DEALINGS. BORROWER, CREDIT PARTIES, AGENT AND EACH LENDER WARRANT AND
REPRESENT THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH
LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL
RIGHTS.

         9.16 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Term Loan C and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in SECTIONS 1.3(F),
1.8, 1.9 and 9.1 shall survive the repayment of the Obligations and the termination of this Agreement.

         9.17 ENTIRE AGREEMENT. This Agreement, the Notes and the other Loan
Documents embody the entire agreement among the parties hereto and supersede all prior commitments, agreements, representations, and understandings, whether oral or written, relating to the subject matter hereof (other than the GE Capital Fee
Letter), and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. All Exhibits, Schedules and Annexes referred to herein are incorporated in this Agreement by reference and constitute a part of this Agreement.

         9.18 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one in the same instrument. This
Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

         9.19 REPLACEMENT OF LENDERS.

                  (a) Within fifteen (15) days after receipt by Borrower of
written notice and demand from any Lender for payment pursuant to SECTION 1.8 or
1.9 or, as provided in SECTION 9.19(C), in the case of certain refusals by any
Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Requisite
Lenders or all affected Lenders, as applicable (any such Lender demanding such payment or refusing to so consent being referred to herein as an "AFFECTED
LENDER"), Borrower may, at its option, notify Agent and such Affected Lender of its intention to do one of the following:

                           (i) Borrower may obtain, at Borrower's expense, a
replacement Lender ("REPLACEMENT LENDER") for such Affected Lender, which
Replacement Lender shall be reasonably satisfactory to Agent. In the event
Borrower obtains a Replacement Lender that will purchase all outstanding
Obligations owed to such Affected Lender and assume its Term Loan C Commitments hereunder within ninety (90) days following notice of Borrower's intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of SECTION 8.1, PROVIDED that Borrower has reimbursed such
Affected Lender for any administrative fee payable pursuant to SECTION 8.1 and, in any case where such replacement occurs as the result of a demand for payment pursuant to SECTION 1.8 or 1.9, paid all amounts required to be paid to such
Affected Lender pursuant to SECTION 1.8 or 1.9 through the date of such sale and assignment; or

                           (ii) Borrower may, with Agent's consent, prepay in
full all outstanding Obligations owed to such Affected Lender and terminate such
Affected Lender's Pro Rata Share of the Term Loan C Commitment, in which case the Term Loan C Commitment will be reduced by the amount of such Pro Rata Share.
Borrower shall, within ninety (90) days following notice of its intention to do so, prepay in full all outstanding Obligations owed to such Affected Lender
(including, in any case where such prepayment occurs as the result of a demand for payment for increased costs, such Affected Lender's increased costs for which it is entitled to reimbursement under this Agreement through the date of such prepayment), and terminate such Affected Lender's obligations under the
Term Loan C Commitment.

                  (b) INTENTIONALLY OMITTED.

                  (c) If, in connection with any proposed amendment,
modification, waiver or termination pursuant to SECTION 9.2 (a "PROPOSED
CHANGE") requiring the consent of all affected Lenders, the consent of Requisite
Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a "NON-CONSENTING LENDER"), then, so long as Agent is not a Non-Consenting
Lender (if Agent is a Lender at such time), at Borrower's request Agent, or a
Person reasonably acceptable to Agent, shall have the right with Agent's consent and in Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent or such Person, all of the
Term Loan C of such Non-Consenting Lenders for an amount equal to the principal balance of all Term Loans C held by the Non-Consenting Lenders and all accrued interest and Fees and other Obligations owing with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed
Assignment Agreement.

         9.20 DELIVERY OF TERMINATION STATEMENTS AND MORTGAGE RELEASES. On the
Termination Date, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnitee asserting any damages, losses or liabilities that are indemnified liabilities hereunder, Agent shall deliver to
Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the
Obligations.

         9.21 SUBORDINATION OF INTERCOMPANY DEBT.

                  (a) Each Credit Party hereby agrees that any intercompany
Indebtedness or other intercompany payables or receivables, or intercompany advances directly or indirectly made by or owed to such Credit Party by any other Credit Party (collectively, "INTERCOMPANY DEBT"), of whatever nature at any time outstanding shall be subordinate and subject in right of payment to the prior payment in full in cash of the Obligations. Each Credit Party hereby agrees that it will not, while any Event of Default is continuing, accept any payment, including by offset, on any Intercompany Debt until the Termination
Date, in each case, except with the prior written consent of Agent.

                  (b) In the event that any payment on any Intercompany Debt shall be received by a Credit Party other than as permitted by this SECTION 9.21 before the Termination Date, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Agent for the benefit of the Agent and Lenders all such sums to the extent necessary so that Agent and the Lenders shall have been paid in full, in cash, all Obligations owed or which may become owing.

                  (c) Upon any payment or distribution of any assets of any
Credit Party of any kind or character, whether in cash, property or securities by set-off, recoupment or otherwise, to creditors in any liquidation or other winding-up of such Credit Party or in the event of any Proceeding, Agent and
Lenders shall first be entitled to receive payment in full in cash, in accordance with the terms of the Obligations and of this Agreement, of all amounts payable under or in respect of such Obligations, before any payment or distribution is made on, or in respect of, any Intercompany Debt, in any such
Proceeding, any distribution or payment, to which Agent or any Lender would be entitled except for the provisions hereof shall be paid by such Credit Party, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to Agent (for the benefit of
Agent and the Lenders) to the extent necessary to pay all such Obligations in full in cash, after giving effect to any concurrent payment or distribution to
Agent and Lenders (or to Agent for the benefit of Agent and Lenders).

         9.22 INTERCREDITOR AGREEMENT. Agent shall promptly deliver to each
Lender a copy of all notices, demands, requests, directions and other communications that it may receive from time to time in connection with the
Intercreditor Agreement or its capacity as the "Second Lien Agent" thereunder.

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                      RADNET MANAGEMENT, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      PRIMEDEX HEALTH SYSTEMS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      BEVERLY RADIOLOGY MEDICAL GROUP III

                      By: ProNet Imaging Medical Group, Inc., its general
                      partner

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      By: Beverly Radiology Medical Group, Inc., its general
                      partner

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      PRONET IMAGING MEDICAL GROUP, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      BEVERLY RADIOLOGY MEDICAL GROUP, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      RADNET SUB, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      SO CAL MR SITE MANAGEMENT, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      RADNET MANAGEMENT I, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      RADNET MANAGEMENT II, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      RADNET MANAGED IMAGING
                      SERVICES, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      DIAGNOSTIC IMAGING SERVICES, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: Chief Financial Officer
                             ----------------------------------------

                      RADIOLOGIX, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      ADVANCED IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      IDE IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      MID ROCKLAND IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      PACIFIC IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      QUESTAR IMAGING, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      TREASURE COAST IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      COMMUNITY IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      RADIOLOGY AND NUCLEAR MEDICINE IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      VALLEY IMAGING PARTNERS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      QUESTAR DULUTH, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      QUESTAR LOS ALAMITOS, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      QUESTAR VICTORVILLE, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      ROCKY MOUNTAIN OPENSCAN MRI, LLC

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      FRI, INC.

                      By:  /s/ Howard G. Berger
                           -------------------------------------------
                      Name: Howard G. Berger
                            -----------------------------------------
                      Title: President
                             ----------------------------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                      as Agent

                      By:  /s/ Andrew Moore
                           -------------------------------------------
                           Its Duly Authorized Signatory

                      KROLL CATALYST PARTNERS, LLC

                      By: /s/ George N. Skegas
                           -------------------------------------------
                      Name: George N. Skegas
                             -----------------------------------------
                      Title: Managing Director
                              ----------------------------------------
                      Address: 455 Market Street

                     Suite 1870

              San Francisco, CA 94105

              Attn: Dawn Giligan

                               Fax: (973) 618-9430

                      ABA No.:
                              ----------------------------------------
                      account No.:
                                  ------------------------------------
                      Bank:
                           -------------------------------------------
                      Bank Address:
                                   -----------------------------------

                      Crystal Capital Fund, L.P. by Crystal

            Capital G.P., its General Partner

                      By: /s/ Steven Migliero
                           -------------------------------------------
                      Name: Steven Migliero
                             -----------------------------------------
                      Title: Director
                              ----------------------------------------
                      Address: Two International Place

           17th Floor

              Boston, MA 02110

              Attn: Steven Migliero

                               Fax: (617) 428-8701

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                                   DEFINITIONS
                                   -----------

         Capitalized terms used in the Loan Documents shall have (unless otherwise provided elsewhere in the Loan Documents) the following respective meanings and all references to Sections, Exhibits, Schedules or Annexes in the
following definitions shall refer to Sections, Exhibits, Schedules or Annexes of or to the Agreement:

         ACCOUNT DEBTOR means any Person who may become obligated to any Credit
Party under, with respect to, or on account of, an Account, Chattel Paper or
General Intangibles (including a payment intangible).

         ACCOUNTING CHANGES means: (a) changes in accounting principles required by GAAP and implemented by Holdings or any of its Subsidiaries; (b) changes in accounting principles recommended by Holdings' certified public accountants and implemented by Holdings; and (c) changes in carrying value of Borrower's or any of its Subsidiaries' assets, liabilities or equity accounts resulting from (i)
the application of purchase accounting principles (A.P.B. 16 and/or 17, FASB 141 and EITF 88-16 and FASB 109) to the Related Transactions or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma.

         ACCOUNTS means all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments), (including any such obligations that may be characterized as an account or contract right under the Code), (b) all of each Credit Party's rights in, to and under all purchase orders or receipts for goods or services, (c) all of each Credit
Party's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to any Credit Party for property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Credit Party or in connection with any other transaction (whether or not yet earned by performance on the part of such Credit
Party), (e) all healthcare insurance receivables, and (f) all collateral security of any kind, now or hereafter in existence, given by any Account Debtor or other Person with respect to any of the foregoing.

         ACQUISITION means the merger of Merger Sub with and into Radiologix pursuant to the terms of the Merger Agreement.

         ADVANCED IMAGING has the meaning ascribed to in the recitals to the
Agreement.

         AFFECTED LENDER has the meaning ascribed to it in SECTION 9.19(A).

Annex A-1

         AFFILIATE means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 10% or more of the Stock having ordinary voting power in the election of directors of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, and (c)
each of such Person's officers, directors, joint venturers and partners. For the purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, HOWEVER, that the term "Affiliate" shall specifically exclude Agent and each Lender, and any purchaser of the
Subordinated Debt or First Lien Loan.

         AGENT means GE Capital in its capacity as Agent for Lenders or a successor agent.

         AGREEMENT means this Second Lien Credit Agreement (including all schedules, subschedules, annexes and exhibits hereto), as the same may be amended, supplemented, restated or otherwise modified from time to time.

         ANTI-TERRORISM LAWS has the meaning ascribed to it in SECTION 3.9.

         APPLICABLE MARGINS means collectively the Applicable Term Loan C Index
Margin and the Applicable Term Loan C LIBOR Margin.

         APPLICABLE TERM LOAN C INDEX MARGIN means the per annum interest rate from time to time in effect and payable in addition to the Index Rate applicable to the Term Loan C, as determined by reference to SECTION 1.2(a).

         APPLICABLE TERM LOAN C LIBOR MARGIN means the per annum interest rate from time to time in effect and payable in addition to the LIBOR Rate applicable to the Term Loan C, as determined by reference to SECTION 1.2(a).

         APPROVED FUND means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such
Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages such Lender.

         ASSET DISPOSITION means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the Stock or other equity or ownership interest of any of Borrower's Subsidiaries or (b) any or all of the assets of Borrower or any of its Subsidiaries other than sales and dispositions described in SECTION
5.7(A).

         ASSIGNMENT AGREEMENT has the meaning ascribed to it in SECTION 8.1(A).

         BANKRUPTCY CODE means the provisions of Title 11 of the United States
Code, 11 U.S.C. ss.ss. 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

Annex A-2

         BEVERLY has the meaning ascribed to in the recitals to the Agreement.

         BEVERLY MANAGEMENT AGREEMENT means that certain Amended and Restated
Management and Service Agreement, dated as of January 1, 2004, by and among
Borrower and Beverly, as in effect on the Closing Date.

         BEVERLY RADIOLOGY has the meaning ascribed to in the recitals to the
Agreement.

         BORROWER has the meaning ascribed to it in the preamble to the
Agreement.

         BORROWER PLEDGE AGREEMENT means the Second Lien Pledge Agreement of even date herewith executed by Borrower in favor of Agent, on behalf of itself and Lenders, pledging all Stock of its Subsidiaries and all Intercompany Notes
owing to or held by it.

         BUSINESS DAY means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York or
New Jersey and in reference to LIBOR Loans shall mean any such day that is also a LIBOR Business Day.

         CAPEX LIMIT has the meaning ascribed to it in SECTION 6.1.

         CAPITAL EXPENDITURES has the meaning ascribed to it in SECTION 6.1(A)
of SCHEDULE 1 to ANNEX F.

         CAPITAL LEASE means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

         CAPITAL LEASE OBLIGATION means, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

         CAPITATED CONTRACTS means all of Credit Parties' contracts whether presently existing or hereafter executed between Credit Parties and various health maintenance organizations and all proceeds therefrom.

         CASH EQUIVALENTS means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the
United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United
States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from
S&P or at least P-1 from Moody's; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) "adequately capitalized" (as defined in the regulations of its primary Federal banking

Annex A-3

 regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody's.

         CERTIFICATE OF EXEMPTION has the meaning ascribed to it in SECTION
1.9(C).

         CHANGE OF CONTROL means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of
1934) of 30% or more of the issued and outstanding shares of Stock of Holdings having the right to vote for the election of directors of Holdings under ordinary circumstances; (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Holdings (together with any new directors whose election by the board of directors of Holdings or whose nomination for election by the
Stockholders of Holdings was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Holdings ceases to own and control all of the economic and voting rights associated with all of the outstanding
Stock of Borrower, (d) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its
Subsidiaries, (e) Dr. Howard Berger ceases to own, directly or indirectly, at least ninety five percent (95%) of the economic and voting rights of Beverly,
Beverly Radiology and ProNet or (e) any "Change of Control" shall occur (as such term is defined in any agreement governing Subordinated Debt).

         CHARGES means all federal, state, county, city, municipal, local, foreign or other governmental premiums and other amounts (including premiums and other amounts owed to the PBGC at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the
Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Credit Party, (d) any Credit Party's ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party's business.

         CHATTEL PAPER means any "chattel paper," as such term is defined in the
Code, including electronic chattel paper, now owned or hereafter acquired by any
Credit Party, wherever located.

         CLOSING CHECKLIST means the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form attached hereto as ANNEX C.

         CLOSING DATE means November 15, 2006.

         COAST IMAGING has the meaning ascribed to in the recitals to the
Agreement.

Annex A-4

         CODE means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; PROVIDED, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the
Code, the definition of such term contained in Article or Division 9 shall govern; PROVIDED FURTHER, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent's or any Lender's Lien on any Collateral is
governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the
Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

         COLLATERAL means the property covered by the Security Agreement and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Agent, on behalf of itself and Lenders, to secure the Obligations or any portion thereof.

         COLLATERAL DOCUMENTS means the Security Agreement, the Pledge
Agreements, the Guaranties, the Patent Security Agreements, the Trademark
Security Agreements, the Copyright Security Agreements and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations or any portion thereof.

         COMMUNICATION means any notice, information or other communication required or permitted to be given or made under this Agreement, but excluding any Loan Document requested by Agent to be delivered solely in a signed writing, including without limitation, any mortgage, Note, power of attorney, or Patent,
Trademark or Copyright Security Agreement.

         COMMUNITY IMAGING has the meaning ascribed to in the recitals to the
Agreement.

         COMPLIANCE AND EXCESS CASH FLOW CERTIFICATE has the meaning ascribed to it in SECTION 6.2(O).

         CONSOLIDATED NET INCOME has the meaning ascribed to it in SECTION
6.1(B) of SCHEDULE 1 to ANNEX F.

         CONTINGENT OBLIGATION means, as applied to any Person, any direct or indirect liability of that Person: (i) with respect to Guaranteed Indebtedness and with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement (including Interest Rate Agreements) or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, (iv) any agreement, contract or transaction involving commodity options or future contracts, (v) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (vi) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent
Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

Annex A-5

         CONTRACTUAL OBLIGATIONS means, as applied to any Person, any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject including the Related
Transactions Documents.

         CONTROL AGREEMENT means a tri-party deposit account, securities account or commodities account control agreements by and among the applicable Credit
Party, Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory in all respects to Agent and in any event providing to Agent "control" of such deposit account, securities or commodities account within the meaning of Articles 8 and
9 of the Code.

         COPYRIGHT LICENSE means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting any right to such Credit Party to use any Copyright or Copyright registration owned by a third party.

         COPYRIGHT SECURITY AGREEMENTS means the Second Lien Copyright Security
Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

         COPYRIGHTS means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all copyrights and General Intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

         CREDIT PARTIES means Holdings, Borrower, Beverly, Beverly Radiology,
ProNet, Diagnostic, Radnet Sub, SoCal, Radnet Management I, Radnet Management
II, Radnet Imaging, Radiologix, Advanced Imaging, Ide Imaging, Rockland Imaging,
Pacific Imaging, Questar Imaging, Coast Imaging, Community Imaging, Nuclear
Imaging, Valley Imaging, Questar Duluth, Questar Alamitos, Questar Victorville,
OpenScan, FRI and each other Person (i) which executes this Agreement as a
"Credit Party," (ii) which executes a Guaranty, (iii) which grants a Lien on all or substantially all of its assets to secure payment of the Obligations and (iv)
all of the Stock of which is pledged to Agent for the benefit of itself and
Lenders.

         CURRENT ASSETS means, with respect to any Person, all current assets of such Person as of any date of determination calculated in accordance with GAAP, but excluding cash, cash equivalents and debts due from Affiliates.

Annex A-6

         CURRENT LIABILITIES means, with respect to any Person, all liabilities that should, in accordance with GAAP, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from any date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, but excluding the current portion of long-term debt required to be paid within one year and the aggregate outstanding principal balances of the Revolving Loan (as defined in the First
Lien Credit Agreement) and the Swing Line Loan (as defined in the First Lien
Credit Agreement).

         DEFAULT means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

         DEFAULT RATE has the meaning ascribed to it in SECTION 1.2(D).

         DIAGNOSTIC has the meaning ascribed thereto in the recitals to the
Agreement.

         DISBURSEMENT ACCOUNT has the meaning ascribed to it in SECTION 1.1(E).

         DISCHARGE OF FIRST LIEN OBLIGATIONS has the meaning ascribed to it in the Intercreditor Agreement.

         DISCLOSURE SCHEDULES means the Schedules prepared by Borrower and denominated as SCHEDULES 1.1(A) THROUGH 5.19 in the index to the Agreement.

         DOCUMENTS means any "document," as such term is defined in the Code, including electronic documents, now owned or hereafter acquired by any Credit
Party, wherever located.

         DOLLARS or $ means lawful currency of the United States of America.

         DOMESTIC CREDIT PARTIES means any Credit Party organized under the laws of a jurisdiction in the United States of America.

         DOMESTIC SUBSIDIARIES means any Subsidiary organized under the laws of a jurisdiction in the United States of America.

         EBITDA has the meaning ascribed to it in EXHIBIT 6.2(D).

         ELECTRONIC TRANSMISSION means each document, instruction,
authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an
E-System or other equivalent service.

         ENVIRONMENTAL LAWS means all applicable federal, state, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, and any legally binding applicable judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent decree, order or judgment, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety and the environment (including ambient air, surface water, groundwater, wetlands, land surface or subsurface strata). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability

Annex A-7

 Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.) ("CERCLA"); the Hazardous Materials
Transportation Authorization Act of 1994 (49 U.S.C. ss.ss. 5101 ET SEQ.); the
Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss.ss. 136 ET
SEQ.); the Solid Waste Disposal Act (42 U.S.C. ss.ss. 6901 ET SEQ.); the Toxic
Substance Control Act (15 U.S.C. ss.ss. 2601 ET SEQ.); the Clean Air Act (42
U.S.C. ss.ss. 7401 ET SEQ.); the Federal Water Pollution Control Act (33 U.S.C.
ss.ss. 1251 ET SEQ.); the Occupational Safety and Health Act (29 U.S.C. ss.ss.
651 ET SEQ.); and the Safe Drinking Water Act (42 U.S.C. ss.ss. 300(f) ET SEQ.),
and any and all regulations promulgated thereunder, and all analogous state, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes.

         ENVIRONMENTAL LIABILITIES means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, capital costs, operation and maintenance costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses
(including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including any arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

         ENVIRONMENTAL PERMITS means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

         EQUIPMENT means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located and, in any event, including all such Credit Party's machinery and equipment, including processing equipment, conveyors, machine tools, data processing and computer equipment, including embedded software and peripheral equipment and all engineering, processing and manufacturing equipment, office machinery, furniture, materials handling equipment, tools, attachments, accessories, automotive equipment, trailers, trucks, forklifts, molds, dies, stamps, motor vehicles, rolling stock and other equipment of every kind and nature, trade fixtures and fixtures not forming a part of real property, together with all additions and accessions thereto, replacements therefor, all parts therefor, all substitutes for any of the foregoing, fuel therefor, and all manuals, drawings, instructions, warranties and rights with respect thereto, and all products and proceeds thereof and condemnation awards and insurance proceeds with respect thereto.

         ERISA means the Employee Retirement Income Security Act of 1974, as
amended from time to time, and all regulations promulgated thereunder.

         ERISA AFFILIATE means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer under Section 4001(b)(1) of ERISA or Sections
414(b), (c), (m) or (o) of the IRC.

Annex A-8

         ERISA EVENT means, with respect to any Credit Party or any ERISA
Affiliate, (a) any event described in Section 4043 of ERISA with respect to a
Title IV Plan; (b) the withdrawal of any Credit Party or ERISA Affiliate from a
Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a
Title IV Plan or the treatment of a plan amendment as a termination under
Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title
IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer
Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition that might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a
Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; or (i)
the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

         E-SIGNATURE means the process of attaching to or logically associating with an Electronic Transmission an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

         E-SYSTEM means any electronic system, including Intralinks(R) and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Agent or any other Person, providing for access to data protected by passcodes or other security system.

         EVENT OF DEFAULT has the meaning ascribed to it in SECTION 7.1.

         EXCESS CASH FLOW has the meaning ascribed to it in SCHEDULE 2 to ANNEX
F.

         EXCLUDED TAX has the meaning ascribed to it in SECTION 1.9(A).

         FACILITIES means the Term Loan C Commitments and the provisions herein related to the Term Loan C.

         FAIR LABOR STANDARDS ACT means the Fair Labor Standards Act, 29 U.S.C.
ss.201 et seq.

         FEDERAL FUNDS RATE means, for any day, a floating rate equal to the weighted average of the rates on overnight federal funds transactions among members of the Federal Reserve System, as determined by Agent in its sole discretion, which determination shall be final, binding and conclusive (absent manifest error).

         FEDERAL RESERVE BOARD means the Board of Governors of the Federal
Reserve System.

         FEES means any and all fees payable to Agent or any Lender pursuant to the Agreement or any of the other Loan Documents.

Annex A-9

         FIELD REVIEW has the meaning ascribed to it in SECTION 4.3.

         FINANCIAL STATEMENTS means the consolidated and consolidating income statements, statements of cash flows and balance sheets of Holdings and its
Subsidiaries delivered in accordance with SECTION 6.2.

         FIRST LIEN AGENT means the "Agent" under (and as defined in) the First
Lien Credit Agreement.

         FIRST LIEN CREDIT AGREEMENT means that certain First Lien Credit
Agreement, dated as of the date hereof, by and among the Borrower, the Credit
Parties (as defined therein), the Agent (as defined therein) and the Lenders (as defined therein), as amended, restated, supplemented, refinanced, refunded, extended, renewed, replaced or otherwise modified from time to time, in accordance with the Intercreditor Agreement.

         FIRST LIEN LENDERS means the "Lenders" under (and as defined in) the
First Lien Credit Agreement.

         FIRST LIEN LOAN DOCUMENTS means the First Lien Credit Agreement and all other agreements, instruments, documents and certificates executed and delivered to in connection therewith, including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, in connection with the First Lien Credit
Agreement or the transactions contemplated thereby. Any reference in any of the aforementioned documents shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such documents as the same may be in effect at any and all times such reference becomes operative.

         FIRST LIEN LOANS means the "Loans" as defined in the First Lien Credit
Agreement.

         FIRST LIEN LOAN OBLIGATIONS means the "Obligations" as defined in the
First Lien Credit Agreement.

         FISCAL MONTH means any of the monthly accounting periods of Holdings of each Fiscal Year.

         FISCAL QUARTER means any of the quarterly accounting periods of
Holdings, ending on March 31, June 30, September 30 and December 31 of each year.

         FISCAL YEAR means any of the annual accounting periods of Holdings ending on December 31 of each year.

         FIXED CHARGES has the meaning ascribed to it in SECTION 6.1(C) of
SCHEDULE 1 to ANNEX F.

         FIXED CHARGE COVERAGE RATIO has the meaning ascribed to it in SECTION
6.1(C) of SCHEDULE 1 to ANNEX F.

Annex A-10

         FIXTURES means all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

         FOREIGN LENDER has the meaning ascribed to it in SECTION 1.9(C).

         FOREIGN SUBSIDIARY means any direct or indirect Subsidiary of Holdings organized under the laws of a jurisdiction outside of the United States.

         FRI has the meaning ascribed to in the recitals to the Agreement.

         FUNDED DEBT means, with respect to any Person, without duplication, all
Indebtedness (excluding any Indebtedness evidenced by the Radiologix Senior
Notes and Primedex Subordinated Notes so long as such notes are redeemed on or prior to the date that is 30 days after the Closing Date) for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations, the
First Lien Loan Obligations and, without duplication, Guaranteed Indebtedness consisting of guaranties of Funded Debt of other Persons.

         GAAP means generally accepted accounting principles in the United
States of America, consistently applied.

         GE CAPITAL has the meaning ascribed to it in the Preamble.

         GE CAPITAL FEE LETTER has the meaning ascribed to it in SECTION 1.3(A).

         GENERAL INTANGIBLES means "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, including all right, title and interest that such Credit Party may now or hereafter have in or under any Contractual Obligation, all payment intangibles, customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual
Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any
Trademark or Trademark License), all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment
Property, rights of indemnification, all books and records, correspondence, credit files, invoices and other papers, including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Credit Party or any computer bureau or service company from time to time acting for such Credit Party.

Annex A-11

         GOODS means any "goods," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

         GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         GUARANTEED INDEBTEDNESS means, as to any Person, any obligation of such
Person guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("PRIMARY OBLIGATION") of any other Person
(the "PRIMARY OBLIGOR") in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b)
advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e)
indemnify the owner of such primary obligation against loss in respect thereof.
The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guaranteed Indebtedness is incurred and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guaranteed Indebtedness, or, if not stated or determinable, the maximum reasonably anticipated liability
(assuming full performance) in respect thereof.

         GUARANTIES means, that certain Second Lien Guaranty executed as of the closing date by the Guarantors, and any other guaranty executed by any Guarantor in favor of Agent and Lenders in respect of the Obligations.

         GUARANTORS means Holdings, Borrower, Beverly, Beverly Radiology,
ProNet, Diagnostic, Radnet Sub, SoCal, Radnet Management I, Radnet Management
II, Radnet Imaging, Radiologix, Advanced Imaging, Ide Imaging, Rockland Imaging,
Pacific Imaging, Questar Imaging, Coast Imaging, Community Imaging, Nuclear
Imaging, Valley Imaging, Questar Duluth, Questar Alamitos, Questar Victorville,
OpenScan, FRI and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of
Lenders, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

         HAZARDOUS MATERIAL means any substance, material or waste that is regulated by, or forms the basis of liability now or hereafter under, any
Environmental Laws, including any material or substance that is (a) defined as a
"solid waste," "hazardous waste," "hazardous material," "hazardous substance,"
"dangerous goods," "extremely hazardous waste," "restricted hazardous waste,"
"pollutant," "contaminant," "hazardous constituent," "special waste," "toxic substance" or other similar term or phrase under any Environmental Laws, or (b)
petroleum or any fraction or by-product thereof, asbestos, polychlorinated biphenyls (PCB's), or any radioactive substance.

Annex A-12

         HEALTH CARE LAWS means (i) any and all federal, state and local fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute
(42 U.S.C. ss. 1320a-7b), the Stark Law (42 U.S.C. ss. 1395nn and ss.1395(q)),
the civil False Claims Act (31 U.S.C. ss. 3729 et seq.), Sections 1320a-7 and
1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (ii) the federal Food, Drug & Cosmetic Act (21 U.S.C.
ss.ss. 301 et seq.) and the regulations promulgated thereunder, (iii) the Health
Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and
the regulations promulgated thereunder, (iv) Medicare (Title XVIII of the Social
Security Act) and the regulations promulgated thereunder; (v) Medicaid (Title
XIX of the Social Security Act) and the regulations promulgated thereunder; (vi)
the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub.
L. No. 108-173) and the regulations promulgated thereunder; (vii) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; (viii) Requirements of Law relating to the ownership or operation of a health care facility or business, or assets used in connection therewith, (ix) Requirements of Law relating to the billing or submission of claims, collection of accounts receivable, underwriting the cost of, or provision of management or administrative services in connection with, any and all of the foregoing, by any Credit Party and any of their Subsidiaries, including, but not limited to, laws and regulations relating to practice of medicine and other health care professions, professional fee splitting, tax-exempt organization and charitable trust law applicable to health care organizations, certificates of need, certificates of operations and authority, and (x) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (x) as may be amended from time to time.

         HOLDINGS has the meaning ascribed thereto in the recitals to the
Agreement.

         IDE IMAGING has the meaning ascribed to in the recitals to the
Agreement.

         INACTIVE SUBSIDIARIES means the Persons listed on SCHEDULE A.

         INDEBTEDNESS means, with respect to any Person, without duplication (a)
all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are unsecured and not overdue by more than six (6) months unless being contested in good faith, (b) all reimbursement and other obligations with respect to letters of credit, bankers' acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value (discounted at the Index Rate as in effect on the Closing Date) of future rental payments under all synthetic leases, (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging

Annex A-13

 arrangements, in each case whether contingent or matured, (g) all net payment obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap (including Interest Rate Agreements), cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such
Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (i) "earnouts" and similar payment obligations excluding bonus, phantom stock or other similar compensation payments owed to employees, or officers and incurred in the ordinary course of business, (j) the First Lien
Obligations and (k) the Obligations.

         INDEMNITEES has the meaning ascribed to it in SECTION 9.1.

         INDEX RATE means, for any day, a floating rate equal to the higher of
(i) the rate publicly quoted from time to time by THE WALL STREET JOURNAL as the
"base rate on corporate loans posted by at least 75% of the nation's 30 largest banks" (or, if THE WALL STREET JOURNAL ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal
Reserve Board in Federal Reserve statistical release H.15 (519) entitled
"Selected Interest Rates" as the Bank prime loan rate or its equivalent), and
(ii) the Federal Funds Rate plus 50 basis points per annum. Each change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate.

         INDEX RATE LOAN means the Term Loan C or portion thereof bearing interest by reference to the Index Rate.

         INSTRUMENTS means all "instruments," as such term is defined in the
Code, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

         INTELLECTUAL PROPERTY means any and all Licenses, Patents, Copyrights,
Trademarks, and the goodwill associated with such Trademarks.

         INTERCOMPANY DEBT has the meaning ascribed to it in SECTION 9.21.

         INTERCOMPANY NOTES means a promissory note contemplated by SECTION
5.1(E).

         INTERCREDITOR AGREEMENT means that certain Intercreditor Agreement, dated as of the Closing Date, among the Agent, the First Lien Agent (as defined therein) and the Credit Parties, as amended, restated, supplemented and otherwise modified from time to time.

         INTEREST EXPENSE has the meaning ascribed to it in SECTION 6.1(C) of
SCHEDULE 1 to ANNEX F.

Annex A-14

         INTEREST PAYMENT DATE means (a) as to any Index Rate Loan, the first
Business Day of each month to occur while such Term Loan C is outstanding, and
(b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; PROVIDED, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three month intervals and on the last day of such
LIBOR Period; and PROVIDED FURTHER that, in addition to the foregoing, each of
(x) the date upon which all of the Term Loan C Commitments have been terminated and the Term Loan C have been paid in full and (y) the Term Loan C Maturity Date shall be deemed to be an "INTEREST PAYMENT DATE" with respect to any interest that has then accrued under the Agreement.

         INTEREST RATE AGREEMENT means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates entered into between Borrower and any Lender (as defined in the First Lien
Credit Agreement) pursuant to SECTION 4.10 (and any other such agreement otherwise agreed to by First Lien Agent).

         INVENTORY means any "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including inventory, merchandise, goods and other personal property that are held by or on behalf of any Credit Party for sale or lease or are furnished or are to be furnished under a contract of service, or that constitute raw materials, work in process, finished goods, returned goods, supplies or materials of any kind, nature or description used or consumed or to be used or consumed in such Credit
Party's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

         INVESTMENt means (i) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any Stock, or other ownership interest in, any other Person, and (ii) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable due from that other Person that are not current assets and did not arise from sales to that other Person in the ordinary course of business.

         INVESTMENT PROPERTY means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, wherever located, including: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Credit Party, including the rights of such Credit Party to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts of any Credit Party;
(iv) all commodity contracts of any Credit Party; and (v) all commodity accounts held by any Credit Party.

         IRC means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         IRS means the United States Internal Revenue Service.

Annex A-15

         LENDERS means GE Capital, the other Lenders named on the signature pages of the Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include any assignee of such
Lender.

         LEVERAGE RATIO has the meaning ascribed to it in SECTION 6.1(E) of
SCHEDULE 1 to ANNEX F.

         LIBOR BREAKAGE COSTS means (i) an amount equal to the amount of any losses, expenses, liabilities (including, without limitation, any loss
(including interest paid) and lost opportunity cost (consisting of the present value of the difference between the LIBOR Rate in effect for the Interest Period and any lower LIBOR Rate in effect at the time of prepayment for the remainder of that Interest Period) in connection with the re-employment of such funds)
that any Lender may sustain as a result of (a) any default by Borrower in making any borrowing of, conversion into or continuation of any LIBOR Loan following
Borrower's delivery to Agent of any LIBOR Loan request in respect thereof or (b)
any payment of a LIBOR Loan on any day that is not the last day of the LIBOR
Period applicable thereto (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise) and (ii) an administrative fee in an amount equal to $250.00. For purposes of calculating amounts payable to a
Lender under SECTION 1.3(E), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at
LIBOR in an amount equal to the amount of that LIBOR Loan and having a maturity and repricing characteristics comparable to the relevant LIBOR Period; PROVIDED,
HOWEVER, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under SECTION 1.3(D).

         LIBOR BUSINESS DAY means a Business Day on which banks in the City of
London are generally open for interbank or foreign exchange transactions.

         LIBOR LOANS means the Term Loan C or any portion thereof bearing interest by reference to the LIBOR Rate.

         LIBOR PERIOD means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower pursuant to the
Agreement and ending one, two, three or six months thereafter, as selected by
Borrower's irrevocable notice to Agent as set forth in SECTION 1.2(E); PROVIDED, that the foregoing provision relating to LIBOR Periods is subject to the following:

                           (a) if any LIBOR Period would otherwise end on a day
that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR
Period shall end on the immediately preceding LIBOR Business Day;

                           (b) any LIBOR Period that would otherwise extend
beyond the date set forth in clause (a) of the definition of "Term Loan C
Maturity Date" shall end two (2) LIBOR Business Days prior to such date;

                           (c) any LIBOR Period that begins on the last LIBOR
Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month;

Annex A-16

                           (d) Borrower shall select LIBOR Periods so as not to
require a payment or prepayment of any LIBOR Loan during a LIBOR Period for such
Term Loan C; and

                           (e) Borrower shall select LIBOR Periods so that there
shall be no more than 5 separate LIBOR Loans in existence at any one time.

         LIBOR RATE means for each LIBOR Period, a rate of interest determined by Agent equal to:

                           (a) the offered rate for deposits in United States
Dollars for the applicable LIBOR Period that appears on Telerate Page 3750 as of
11:00 a.m. (London time), on the second full LIBOR Business Day next preceding the first day of such LIBOR Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by

                           (b) a number equal to 1.0 MINUS the aggregate (but
without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other
Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as
"Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board that are required to be maintained by a member bank of the Federal Reserve System.

         If such interest rates shall cease to be available from Telerate News
Service, the LIBOR Rate shall be determined from such financial reporting service or other information as shall be available to Agent.

         LICENSE means any Copyright License, Patent License, Trademark License
or other license of rights or interests now held or hereafter acquired by any
Credit Party.

         LIEN means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

         LITIGATION has the meaning ascribed to it in SECTION 6.2(K).

         LOAN ACCOUNT has the meaning ascribed to it in SECTION 1.7.

Annex A-17

         LOAN DOCUMENTS means the Agreement, the Notes, the Collateral
Documents, the GE Capital Fee Letter, the Intercreditor Agreement, the
subordination provisions applicable to any Subordinated Debt and intercreditor provisions applicable to any Indebtedness that is PARI PASSU in right of payment to the Obligations and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any
Credit Party, or any employee of any Credit Party, and delivered to Agent or any
Lender in connection with the Agreement or the transactions contemplated thereby
(other than the First Lien Loan Documents). Any reference in the Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to the Agreement or such Loan
Document as the same may be in effect at any and all times such reference becomes operative.

         MANAGEMENT AGREEMENT means that certain Amended and Restated Management and Service Agreement dated as of January 1, 2004, as in effect on the Closing
Date.

         MATERIAL ADVERSE EFFECT means a material adverse effect on (a) the business, assets, operations or financial or other condition of the Credit
Parties considered as a whole, (b) Borrower's ability to pay any of the Term
Loan C or any of the other Obligations in accordance with the terms of the
Agreement, (c) the Collateral or Agent's Liens, on behalf of itself and Lenders, on the Collateral or the priority of such Liens, or (d) Agent's or any Lender's rights and remedies under the Agreement and the other Loan Documents.

         MAXIMUM LAWFUL RATE has the meaning ascribed to it in SECTION 1.2(F).

         MERGER AGREEMENT means that certain Agreement and Plan of Merger, dated as of July 6, 2006, by and among Holdings, Merger Sub, Borrower and Radiologix, without giving effect to any waiver, change or amendment thereto unless consented to in writing by Agent.

         MERGER SUB means PR Acquisition Corporation, a Delaware corporation.

         MOODY'S means Moody's Investors Services, Inc.

         MULTIEMPLOYER PLAN means a "multiemployer plan" as defined in Section
(3)(7) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make or has made or been obligated to make in the past five years contributions on behalf of participants who are or were employed by any of them or withdrawal liability payments.

         NET PROCEEDS means cash proceeds received by Borrower or any of its
Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (a) the costs of such Asset
Disposition (including taxes attributable to such sale, lease or transfer) and any commissions and other customary transaction fees, costs and expenses), other than any costs payable to any Affiliate of a Credit Party (b) amounts applied to repayment of Indebtedness (other than the Obligations) secured by a Lien permitted under the Agreement on the asset or property disposed, and (c) any amounts required to be held in escrow until such time as such amounts are released from escrow whereupon such amounts shall be considered Net Proceeds.

Annex A-18

         NON-CONSENTING LENDER has the meaning ascribed to it in SECTION
9.19(C).

         NON-EXCLUDED TAXES has the meaning ascribed to it in SECTION 1.9(A).

         NON-FUNDING LENDER has the meaning ascribed to it in SECTION 8.5(A).

         NOTES means the Term Notes C.

         NOTICE OF CONVERSION/CONTINUATION has the meaning ascribed to it in
SECTION 1.2(E).

         NUCLEAR IMAGING has the meaning ascribed to in the recitals to the
Agreement.

         OBLIGATIONS means all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable), owing by any Credit
Party to Agent or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Agreement or any of the other Loan Documents; PROVIDED, however, that "Obligations" shall not include any prepayment fees, early termination charges, make-whole premiums or similar amounts (or any interest, fees, charges or other amounts thereon) owing to any Prior Lender as a result of payments or prepayments made on or prior to the Closing Date. This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Charges, expenses, attorneys' fees and any other sum chargeable to any Credit Party under the Agreement or any of the other Loan
Documents.

         OPENSCAN has the meaning ascribed to in the recitals to the Agreement.

         OPERATING CASH FLOW has the meaning ascribed to it in SECTION 6.1(E) of
SCHEDULE 1 to ANNEX F.

         OTHER TAXES has the meaning ascribed to it in SECTION 1.9(A).

         OVERADVANCE has the meaning ascribed to it in SECTION 1.1(B).

         PACIFIC IMAGING has the meaning ascribed to in the recitals to the
Agreement.
         PATENT LICENSE means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to such Credit Party with respect to any invention on which a Patent owned by a third party is in existence.

         PATENT SECURITY AGREEMENTS means the Second Lien Patent Security
Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

         PATENTS means all of the following in which any Credit Party now holds or hereafter acquires any interest: (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or of any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State or any other country, and (b) all reissues, continuations, continuations-in-part or extensions thereof.

Annex A-19

         PBGC means the Pension Benefit Guaranty Corporation.

         PERMITS means any permit, approval, authorization, license, registration, accreditation, certification, certificate of authority, variance, permission, franchise, qualification, order, filing or consent required from a
Governmental Authority or other Person under an applicable Requirement of Law.

         PERMITTED ACQUISITION has the meaning ascribed to in SECTION 5.6.

         PERMITTED ENCUMBRANCES means the following encumbrances: (a) Liens for taxes, assessments or governmental charges or levies not yet due and payable or
Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, excluding federal income tax Liens and
Liens in favor of the PBGC under ERISA; (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure
Indebtedness for borrowed money, such as carriers', materialmen's, warehousemen's and mechanics' Liens, statutory and common law landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either (1) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (2) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;
(c) Liens created by or pursuant to this Agreement, the Collateral Documents or the other Loan Documents; (d) Liens in existence on the Closing Date which are listed, and the property subject thereto described, on SCHEDULE 5.2, without giving effect to any extensions or renewals thereof; (e) Liens arising from judgments, decrees, awards or attachments in circumstances not constituting an
Event of Default, PROVIDED that the amount of cash and property (determined on a fair market value basis) deposited or delivered to secure the respective judgment or decree or subject to attachment shall not exceed $1,000,000 or the
Dollar Equivalent thereof in the aggregate at any time; (f) Liens (other than any Lien imposed by ERISA) (1) incurred or deposits made in the ordinary course of business in connection with general insurance maintained by the Borrower and its Subsidiaries, (2) incurred or deposits made in the ordinary course of business of the Borrower and its Subsidiaries in connection with workers'
compensation, unemployment insurance and other types of social security, (3) to secure the performance by the Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations
(exclusive of obligations for the payment of borrowed money) to the extent incurred in the ordinary course of business, (4) to secure the performance by the Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, and (5) other deposits not to exceed $1,000,000 in the aggregate; (g)
licenses, sublicenses, leases or subleases granted to third Persons in the

Annex A-20

 ordinary course of business not interfering in any material respect with the business of the Borrower or any of its Subsidiaries; (h) easements, rights-of-way, restrictions, minor defects or irregularities in title, encroachments and other similar charges or encumbrances, in each case not securing Indebtedness and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; (i)
Liens arising from precautionary UCC financing statements regarding operating leases; (j) Liens created pursuant to or in connection with leases or Capital
Leases permitted pursuant to this Agreement, PROVIDED that (1) such Liens only serve to secure the payment of rent or Indebtedness arising under such leases or
Capital Leases and (2) the Liens encumbering the assets leased or purported to be leased under such leases or Capital Leases do not encumber any other assets of the Borrower or any of its Subsidiaries (other than letters of credit, payment undertaking agreements, guaranteed investment contracts, deposits of cash or Cash Equivalents and other credit support arrangements, in each case having an aggregate value not exceeding the fair market value of the assets leased or purported to be leased under such leases or Capital Leases (each of such values determined at the time when the lease agreement relating to the relevant lease or Capital Lease is signed and delivered)); (k) (1) those liens, encumbrances, hypothecs and other matters affecting title to any Real Property and found reasonably acceptable by the Agent or insured against by title insurance, (2) as to any particular Real Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which would not reasonably be expected to materially impair such Real Property for the purpose for which it is held by the mortgagor or grantor thereof, or the lien or hypothec held by the Agent, (3) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor or grantor thereof of the premises, (4) general real estate taxes and assessments not yet delinquent, (5) any Lien that would be disclosed on a true, correct and complete survey of the Real Property that does not materially affect the use or enjoyment of the Real Property as it is currently being used, and (6) such other similar items as the Agent may consent to (such consent not to be unreasonably withheld); (l) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Closing Date, PROVIDED that (1) any such Liens attach only to the assets so purchased, upgrades thereon and, if the asset so purchased is an upgrade, the original asset itself (and such other assets financed by the same financing source), (2) the Indebtedness (other than Indebtedness incurred from the same financing source to purchase other assets and excluding Indebtedness representing obligations to pay installation and delivery charges for the property so purchased) secured by any such Lien does not exceed 100% of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (3) the
Indebtedness secured thereby is permitted to be incurred pursuant to this
Agreement; (m) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (n) rights of setoff upon deposits of cash in favor of banks or other depository institutions as permitted by any Control Agreement or, with respect to deposits of cash not subject to a Control Agreement, customary rights of setoff in favor of such banks or depository institutions;
(o) Liens securing Indebtedness incurred under the First Lien Credit Agreement;
and (p) Liens securing Indebtedness or leases that refinance, refund, extend, renew and/or replace Indebtedness or leases secured by Liens described in clauses (a) through (n) above. Anything in the foregoing to the contrary notwithstanding, in no event shall "Permitted Encumbrances" include any Lien to secure any prepayment fees, early termination charges, make-whole premiums or similar amounts (or any interest, fees, charges or other amounts thereon) owing to any Prior Lender as a result of payment or prepayments made on or prior to the Closing Date.

Annex A-21

         PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

         PLAN means, at any time, an "employee benefit plan," as defined in
Section 3(3) of ERISA, that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of its employees.

         PLEDGE AGREEMENT means the Second Lien Pledge Agreement executed as of the Closing Date among Holdings, the Borrower, Radiologix and Questar Imaging and any other pledge agreement entered into after the Closing Date by any Credit
Party.

         POST-CLOSING AGREEMENT means that certain Post-Closing Matters
Agreement, dated as of the Closing Date, between Borrower and Agent with respect to certain agreements, documents and instruments to be delivered after the
Closing Date.

         PRIMEDEX SUBORDINATED NOTES means those certain 11.5% Series A
Convertible Subordinated Debentures Due June 30, 2008 issued by Holdings in an aggregate original principal amount of $16,147,000.

         PRIOR LENDER OBLIGATIONS means certain Indebtedness and other obligations owing to each of the Prior Lenders.

         PRIOR LENDERS means the holders of the Primedex Subordinated Notes,
Radiologix Senior Notes and Radiologix Subordinated Note, and the lenders under that certain (a) Credit Agreement dated as of March 9, 2006, by and among GE
Capital, as agent, Borrower and the other Persons party thereto and (b) Second
Lien Credit Agreement dated as of March 9, 2006, by and among GE Capital, as agent, Borrower and the other Persons party thereto.

         PRO FORMA means the unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries prepared in accordance with GAAP as of the Closing Date after giving effect to the Related Transactions. The Pro Forma is annexed hereto as ANNEX D.

         PRO FORMA COST SAVINGS means savings assumed to be realized as a result of the transactions contemplated by the Merger Agreement as discussed by
Capstone Advisory Group LLC in a report entitled "Project Slice Integration and
Savings Plan" to the extent agreed to by Borrower and Agent as set forth on
Schedule II to Exhibit 6.2(d).

         PRO RATA SHARE means with respect to all matters relating to any Lender
(a) with respect to the Term Loan C, the percentage obtained by dividing (i) the
Term Loan C Commitment of that Lender by (ii) the aggregate Term Loan C
Commitments of all Lenders and (b) with respect to the Term Loan C on and after the Term Loan C Maturity Date, the percentage obtained by dividing (i) the aggregate outstanding principal balance of the Term Loan C held by that Lender, by (ii) the outstanding principal balance of the Term Loan C held by all
Lenders, as any such percentages may be adjusted by assignments pursuant to
SECTION 8.1.

Annex A-22

         PRONET has the meaning ascribed to in the recitals to the Agreement.

         PROCEEDING means a proceeding under the United States Bankruptcy Code, insolvency laws or any similar law in any jurisdiction, in which any Credit
Party or any Subsidiary thereof is a debtor.

         PROJECTIONS means Holdings, and its Subsidiaries' forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, all prepared on a Subsidiary by Subsidiary or division-by-division basis, if applicable, and otherwise consistent with the historical Financial Statements of
Holdings, together with appropriate supporting details and a statement of underlying assumptions.

         PROPOSED CHANGE has the meaning ascribed to it in SECTION 9.19(C).

         QUALIFIED PLAN means a Plan that is intended to be tax-qualified under
Section 401(a) of the IRC.

         QUESTAR ALAMITOS has the meaning ascribed to in the recitals to the
Agreement.

         QUESTAR DULUTH has the meaning ascribed to in the recitals to the
Agreement.

         QUESTAR IMAGING has the meaning ascribed to in the recitals to the
Agreement.

         QUESTAR VICTORVILLE has the meaning ascribed to in the recitals to the
Agreement.

         RADIOLOGIX has the meaning ascribed to it in the recitals to the
Agreement.

         RADIOLOGIX SENIOR NOTES means those certain 10.5% Senior Notes due
December 15, 2008 issued under that certain Indenture dated as of December 12,
2001 by and between Radiologix and U.S. Bank, N.A..

         RADIOLOGIX SUBORDINATED NOTE means that certain Convertible Junior
Subordinated Promissory Note due July 31, 2009 issued by American Physician
Partners, Inc. (predecessor to Radiologix) in the initial principal amount of
$20,000,000.

         RADNET IMAGING has the meaning ascribed thereto in the recitals to the
Agreement.

         RADNET MANAGEMENT I has the meaning ascribed thereto in the recitals to the Agreement.

         RADNET MANAGEMENT II has the meaning ascribed thereto in the recitals to the Agreement.

         RADNET SUB has the meaning ascribed thereto in the recitals to the
Agreement.

         REAL ESTATE has the meaning ascribed to it in SECTION 3.14.

Annex A-23

         REFINANCING means the repayment in full by Borrower of the Prior Lender
Obligations on the Closing Date (or deposit of funds with the applicable Person in order to redeem in full the Primedex Subordinated Notes and Radiologix Senior
Notes on or prior to thirty (30) days after the Closing Date).

         RELATED TRANSACTIONS means the Acquisition, the borrowing under the
Term Loan C and the initial borrowings under the First Lien Credit Agreement on the Closing Date, the Refinancing, the payment of all Fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

         RELATED TRANSACTIONS DOCUMENTS means the Merger Agreement, the Loan
Documents, the First Lien Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

         RELEASE means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous
Material in the indoor or outdoor environment, including the movement of
Hazardous Material through or in the air, soil, surface water, ground water or property.

         REPLACEMENT LENDER has the meaning ascribed to it in SECTION 9.19(A).

         REQUIREMENTS OF LAW means, as to any Person, the Governing Documents of such Person, and any law, ordinance, policy, manual provision, guidance, principle of common law, statute, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X of the Federal Reserve
Board, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining
Notification Act, Americans with Disabilities Act of 1990, the Social Security
Act, any Health Care Law, Environmental Law, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit or environmental, labor, employment, occupational safety or health law, rule or regulation, including Environmental, Health or Safety Laws (including, without limitation, those applicable to the disposal of medical waste).

         REQUISITE LENDERS means Lenders having (a) more than 50% of the Term
Loan C Commitments of all Lenders, or (b) if the Term Loan C Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Term
Loan C.

         RESTRICTED PAYMENT means, with respect to any Credit Party (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt (and payment of prepayment fees, early termination charges, make-whole premiums or similar amounts

Annex A-24

 (including any interest, fees, charges or other amounts thereon) to any Prior
Lender owing as a result of the payment or prepayment of obligations on or prior to the Closing Date); (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding;
(e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit
Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any
Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Credit
Party; and (g) any payment of management fees (or other fees of a similar nature), out-of-pocket expenses in connection therewith and indemnities payable in connection with any management services, consulting or like agreement by such
Credit Party to any Stockholder of such Credit Party or its Affiliates.

         ROCKLAND IMAGING has the meaning ascribed to in the recitals to the
Agreement.

         S&P means Standard & Poor's Ratings Services, a division of the
McGraw-Hill Companies, Inc.

         SECURED PARTIES means the Lenders, the Agent, each other Indemnitee and any other holder of any Obligations.

         SECURITIZATION means a public or private offering by a Lender or any of its direct or indirect Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans and the Loan Documents.

         SECURITY means all Stock, Stock equivalents, voting trust certificates, bonds, debentures, instruments and other evidence of Indebtedness, whether or not secured, convertible or subordinated, all certificates of interest, share or participation in, all certificates for the acquisition of, and all warrants, options and other rights to acquire, any Security.

         SECURITY AGREEMENT means the Second Lien Security Agreement of even date herewith entered into by and among Agent, on behalf of itself and Lenders, and each Credit Party that is a signatory thereto.

         SENIOR DEBT has the meaning ascribed to it in SECTION 6.1(F) of
SCHEDULE 1 to ANNEX F.

         SENIOR LEVERAGE RATIO has the meaning ascribed to it in SECTION 6.1(F)
of SCHEDULE 1 to ANNEX F.

         SETTLEMENT DATE has the meaning ascribed to it in SECTION 8.5(A)(II).

         SOCAL has the meaning ascribed thereto in the recitals to the
Agreement.

Annex A-25

         SOFTWARE means all "software" as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any computer program.

         SOLVENT means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including subordinated and contingent liabilities, of such Person; (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and liabilities, including subordinated and contingent liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and
(d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities
(such as Litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that would be reasonably be expected to become an actual or matured liability.

         STATEMENT has the meaning ascribed to it in SECTION 6.2(B).

         STOCK means all shares, options, warrants, general or limited partnership interests, membership interests or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule
3a11-1 of the General Rules and Regulations promulgated by the Securities and
Exchange Commission under the Securities Exchange Act of 1934).

         STOCKHOLDER means, with respect to any Person, each holder of Stock of such Person.

         SUBORDINATED DEBT means the Indebtedness of any Credit Party subordinated to the Obligations as to right and time of payment and as to any other rights and remedies thereunder and having such other terms as are reasonably satisfactory to Agent and Requisite Lenders.

         SUBSIDIARY means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation
(irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such
Person, or with respect to which any such Person has the right to vote or designate the vote of 50% or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or managing member (or the equivalent thereof) or may exercise the powers of a general partner or managing member. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of
Holdings and shall include, in any event, Beverly and shall exclude the Inactive
Subsidiaries.

Annex A-26

         SUPERMAJORITY LENDERS means Lenders having (a) more than 66 and 2/3rds
% of the Term Loan C Commitments of all Lenders, or (b) if the Term Loan C
Commitments have been terminated, more than 66 and 2/3rds % of the aggregate outstanding amount of the Term Loan C.

         TARGET has the meaning ascribed to in SECTION 5.6.

         TAX RETURNS means all reports, returns, information returns, claims for refund, elections, estimated Tax filings or payments, requests for extension, documents, statements, declarations and certifications and other information required to be filed with respect to Taxes, including attachments thereto and amendments thereof.

         TAXES has the meaning ascribed to it in SECTION 1.9(A).

         TERM LENDERS means those Lenders having Term Loan C Commitments.

         TERM LOAN C has the meaning ascribed to it in SECTION 1.1(A).

         TERM LOAN C COMMITMENT means (a) as to any Lender, the commitment of such Lender to make its Pro Rata Share of the Term Loan C (as set forth on ANNEX
B) in the maximum aggregate amount set forth in SECTION 1.1(A) or in the most recent Assignment Agreement, if any, executed by such Lender and (b) as to all
Lenders, the aggregate commitment of all Lenders to make the Term Loan C. The
Term Loan C Commitment with respect to each Term Loan C shall reduce automatically by the amount prepaid or repaid in respect of such Term Loan C
(but solely by the amount of such prepayment or repayment allocable to a Lender, for purposes of clause (a) of this definition).

         TERM LOAN C MATURITY DATE means November 15, 2013.

         TERM LOAN FACILITY means the Term Loan C Commitments and the provisions herein related to the Term Loan C.

         TERM NOTE C has the meaning ascribed to it in SECTION 1.1(A).

         TERMINATION DATE means the date on which (a) the Term Loan C has been indefeasibly repaid in full, (b) all other Obligations under the Agreement and the other Loan Documents have been completely discharged (other than contingent indemnification obligations as to which no unsatisfied claim has been asserted)
and (c) the Term Loan C Commitments have been terminated.

         TITLE IV PLAN means a Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA or Section 412 of the IRC, and that any Credit
Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

Annex A-27

         TRADEMARK SECURITY AGREEMENTS means the Second Lien Trademark Security
Agreements made in favor of Agent, on behalf of itself and Lenders, by each applicable Credit Party.

         TRADEMARK LICENSE means rights under any written agreement now owned or hereafter acquired by any Credit Party granting any right to such Credit Party to use any Trademark owned by a third party.

         TRADEMARKS means all of the following now owned or hereafter adopted or acquired by any Credit Party: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, internet domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (b) all reissues, extensions or renewals thereof; and (c) all goodwill associated with or symbolized by any of the foregoing.

         UNFUNDED PENSION LIABILITY means, at any time, the aggregate amount, if any, of the amount by which the present value of all accrued benefits under each
Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for purposes of determining the funded status of such
Title IV Plan under Section 412 of the IRC.

         VALLEY IMAGING has the meaning ascribed to in the recitals to the
Agreement.

         WELFARE PLAN means a Plan described in Section 3(l) of ERISA.

         Rules of construction with respect to accounting terms used in the
Agreement or the other Loan Documents shall be as set forth or referred to in this ANNEX A. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition contained in Article or Division 9 shall control. Unless otherwise specified, references in the Agreement or any of the Appendices to a
Section, subsection or clause refer to such Section, subsection or clause as contained in the Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole, including all
Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in the Agreement or any such Annex, Exhibit or
Schedule.

Annex A-28

         Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words "including", "includes" and
"include" shall be deemed to be followed by the words "without limitation"; the word "or" is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the
Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance. Definitions of agreements and instruments in ANNEX A shall mean and refer to such agreements and instruments as amended, modified, supplemented, restated, substituted or replaced from time to time in accordance with their respective terms and the terms of this Agreement and the other Loan Documents.

Annex A-29

           ANNEX B (FROM ANNEX A - TERM LOAN C COMMITMENTS DEFINITION)
                                       to
                                CREDIT AGREEMENT

                     PRO RATA SHARES AND COMMITMENT AMOUNTS

LENDER: CRYSTAL CAPITAL FUND, L.P.
----------------------------------

Term Loan C Commitment: $15,000,000

LENDER: GENERAL ELECTRIC CAPITAL CORPORATION
--------------------------------------------

Term Loan C Commitment: $105,000,000

LENDER: KROLL CATALYST PARTNERS, LLC
------------------------------------

Term Loan C Commitment:  $15,000,000

Annex B-1

                  ANNEX C
                                       to
                                CREDIT AGREEMENT
                                ----------------

                               CLOSING CHECKLIST

                                   Annex C-1

                               CLOSING CHECKLIST

                                      for

                          SECOND LIEN CREDIT AGREEMENT

                                  by and among

                            RADNET MANAGEMENT, INC.
                                  as Borrower,

                                      and

                    THE OTHER PERSONS PARTY HERETO THAT ARE
                          DESIGNATED AS CREDIT PARTIES

                                      and

                      GENERAL ELECTRIC CAPITAL CORPORATION
                       as Agent, L/C Issuer and a Lender

                                      and

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO
                                   as Lenders

                                      and

                            GE CAPITAL MARKETS, INC.
                                as Lead Arranger

                               November 15, 2006

                                   Annex C-2

     Set forth below is a Closing Checklist which lists documents and information to be delivered in connection with the Second Lien Credit Agreement ("Credit
Agreement") listed herein as Document No. 1, the other Loan Documents and the transactions contemplated thereunder. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Credit Agreement and all section references herein are to Sections of the Credit Agreement, unless otherwise indicated. All documents are dated as of November 15, 2006 unless otherwise indicated.

                                   I.    PARTIES
                                         -------

A.    BORROWER - Radnet Management, Inc., a California corporation

B.    HOLDINGS - Primedex Health Systems, Inc., a New York corporation

C.    GUARANTORS - Holdings and the parties listed on Exhibit A (collectively with Borrower, the "Credit Parties")

D.    FIRST LIEN AGENT - General Electric Capital Corporation, a Delaware corporation, as agent

E.    SECOND LIEN AGENT - General Electric Capital Corporation, a Delaware
      corporation, as agent

F.    GE CAPITAL - General Electric Capital Corporation, a Delaware corporation, in its individual capacity

                             II.    COUNSEL TO PARTIES
                                    ------------------

A.    L&W - Latham & Watkins LLP (Chicago and New York), counsel to Agent

B.    SMR&H - Sheppard, Mullin, Richter & Hampton, LLP, counsel to Credit
      Parties

                                   Annex C-3

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY

--------------------------------------------------------------------------------
LOAN DOCUMENTS                                ---                    ---
--------------------------------------------------------------------------------
                                              L&W              Credit Parties/
1.  Credit Agreement                        #884558            Agent/Lenders
--------------------------------------------------------------------------------
ANNEXES TO CREDIT AGREEMENT                   ---                    ---
--------------------------------------------------------------------------------
                                              L&W
   (i)   Annex A - Definitions              #884558                  ---
--------------------------------------------------------------------------------
   (ii)  Annex B - Pro Rata Shares and        L&W                    ---
         Commitment Amounts                 #884558
--------------------------------------------------------------------------------
   (iii) Annex C - Closing Checklist          L&W                    ---
--------------------------------------------------------------------------------
   (iv)  Annex D - Pro Forma                  L&W                    ---
--------------------------------------------------------------------------------
                                              L&W
   (v)   Annex E - Lender's Bank Accounts   #884558                  ---
--------------------------------------------------------------------------------
   (vi)  Annex F - Compliance                 L&W                    ---
         Certificate                    #884558
--------------------------------------------------------------------------------
EXHIBITS TO CREDIT AGREEMENT                  ---                    ---
--------------------------------------------------------------------------------
                                              L&W
   (i)   Exhibit 1.1(a) - Term Note         #884558
--------------------------------------------------------------------------------
   (vi)  Exhibit 1.2(e) - Notice of           L&W                    ---
         Continuation/ Conversion           #884558
--------------------------------------------------------------------------------
   (vii) Exhibit 6.2(d) -          L&W/Agent                 ---

         EBITA
--------------------------------------------------------------------------------

                                   Annex C-4

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

   (viii) Exhibit 8.1 - Assignment            L&W                    ---
           Agreement                        #884558
--------------------------------------------------------------------------------
DISCLOSURE SCHEDULES TO CREDIT AGREEMENT      ---                    ---
--------------------------------------------------------------------------------
   (i)   Schedule 3.1(a) - Jurisdictions    Credit Parties      Credit Parties
         of Organization and Qualification
--------------------------------------------------------------------------------
   (ii)  Schedule 3.1(b) - Capitalization   Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (iii) Schedule 3.7 - Use of Proceeds     Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (iv)  Schedule 3.10 - Intellectual       Credit Parties      Credit Parties
         Property
--------------------------------------------------------------------------------
   (v)   Schedule 3.11 - Investigations     Credit Parties      Credit Parties
         and Audits
--------------------------------------------------------------------------------
   (vi)  Schedule 3.12 - Employee Matters   Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (vii) Schedule 3.13 - Litigation         Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (viii) Schedule 3.14 - Real Estate       Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (ix)  Schedule 3.15- Environmental       Credit Parties      Credit Parties
         Matters
--------------------------------------------------------------------------------
   (x)   Schedule 3.16 - ERISA              Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (xi)  Schedule 3.17 - Deposit and        Credit Parties      Creidt Parties
         Disbursement Accounts
--------------------------------------------------------------------------------
   (xii) Schedule 3.18 - Agreements and     Credit Parties      Credit Parties
         Other Documents
--------------------------------------------------------------------------------
   (xiii) Schedule 3.19 - Insurance         Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (xiv) Schedule 3.22 - Health Care        Credit Parties      Credit Parties
         Matters
--------------------------------------------------------------------------------
   (xv)  Schedule 5.1 - Indebtedness        Credit Parties      Credit Parties
--------------------------------------------------------------------------------
   (xvi) Schedule 5.2 - Liens               Credit Parties      Credit Parties
--------------------------------------------------------------------------------

                                   Annex C-5

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

   (xvii)  Schedule 5.3- Investments
--------------------------------------------------------------------------------
   (xviii) Schedule 5.4 - Contingent        Credit Parties      Credit Parties
           Obligations
--------------------------------------------------------------------------------
   (xix) Schedule 5.8 - Affiliate           Credit Parties      Credit Parties
         Transactions
--------------------------------------------------------------------------------
   (xx)  Schedule 5.9 - Business            Credit Parties      Credit Parties
         Description
--------------------------------------------------------------------------------
   (xxi) Schedule A- Inactive Subsidiaries
--------------------------------------------------------------------------------

2.  Intercreditor Agreement                 L&W      Credit Parties/ First Lien
                                          #867999    Agent/Second Lien Agent
--------------------------------------------------------------------------------
NOTES AND NOTICE OF BORROWING               ---                    ---
--------------------------------------------------------------------------------
3.  Term Notes B by Borrower to             L&W                   Borrower
   (i)    GECC
   (ii)   DDJ
   (iii)  Crystal
--------------------------------------------------------------------------------

                                   Annex C-6

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

CREDIT SUPPORT DOCUMENTS                      ---                    ---
--------------------------------------------------------------------------------
4.  Second Lien Guaranty by                   L&W                Guarantors/
    Guarantors in favor of Agent           #886324                 Agent
--------------------------------------------------------------------------------
5.  Second Lien Security Agreement           L&W                 Borrower/
    by Credit Parties in favor of Agent    #886335          Guarantors/Agent
--------------------------------------------------------------------------------
  (i)  Schedule I - Commercial Tort       Borrower/               Borrower/
       Claims                             Guarantors             Guarantors
--------------------------------------------------------------------------------
  (ii) Schedule II - Filing Jurisdiction  Borrower/               Borrower/
                                          Guarantors             Guarantors
--------------------------------------------------------------------------------
  (iii) Schedule III - Instruments,       Borrower/               Borrower/
        Chattel Paper and Letter of       Guarantors             Guarantors
        Credit Rights (listing
        information for Borrower and
        each Guarantor separately)
--------------------------------------------------------------------------------
  (iv)  Schedules IV-A and G - Offices,   Borrower/               Borrower/
        Locations of Collateral and       Guarantors             Guarantors
        Records concerning Collateral
        for Borrower and each Guarantor
        separately
--------------------------------------------------------------------------------
  (v)   Schedule V- Patents, Trademarks
        and Copyrights
--------------------------------------------------------------------------------
  (vi)  Schedule VI- Motor Vehicles
--------------------------------------------------------------------------------
  (vii) Exhibit A - Power of Attorney         L&W                    ---
--------------------------------------------------------------------------------
6.  Powers of Attorney from each of the       ---                    ---
    following (each notarized):
                                              L&W
    (i)    Borrower                         #886360               Borrower
                                              L&W
    (ii)   Holdings                         #886360               Holdings
    (iii)  Each Guarantor listed on           L&W
           Exhibit A                        #886360               Guarantors
--------------------------------------------------------------------------------

                                   Annex C-7

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

7.   Second Lient Pledge Agreement by         L&W               Holdings/Second
     Holdings, Borrower, and other          #867935             Agent Lien
     Guarantros in favor of Agent
-----------------------------------------------------------------------------
   (i)   Schedule I - Pledged Stock and  Credit Parties         Credit Parties
         Notes
-----------------------------------------------------------------------------
   (ii)  Schedule II - Pledge Amendment  Credit Parties         Credit Parties
-----------------------------------------------------------------------------
   (iii) Stock certificates in the       Credit Parties         Credit Parties
         following entities representing
         the following percentage of
         equity ownership:
         -Borrower (100%)
         - RadNet Sub (100%)
         - SoCal (100%)
         - Diagnostic Imaging (100%)
         - RadNet Mgmt I (100%)
         - RadNet Mgmt II (100%)
         - Radnet Imaging (100%)
         - Radiologix (100%)
         - Advanced Imaging (100%)
         - Ide (100%)
         - Mid Rockland (100%)
         - Pacific (100%)
         - Questar Imaging (100%)
         - Treasure Coast (100%)
         - Community (100%)
         - RNM (100%)
         - Valley (100%)
         - Questar Duluth (100%)
         - Questar Alamitos (100%)
         - Questar Victorville (100%)
-----------------------------------------------------------------------------
   (iv)  Stock powers to each of the     Credit Parties         Credit Parties
         above stock certificates
         executed in blank
----------------------------------------------------------------------------
8.   Second Lien Trademark Security         L&W                Borrower/Second
     Agreement by Borrower in favor       #887136      Agent Lien

     of Agent
----------------------------------------------------------------------------
   (i)  Schedule I                       Credit Parties         Credit Parties
----------------------------------------------------------------------------

                                   Annex C-8

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

9.   Second Lien Trademark Security             L&W           Radiologix/Second
     Agreement by Radiologix in favor         #892499           Agent Lien

     of Agent
--------------------------------------------------------------------------------
    (i)  Schedule 1                       Credit Parties       Credit Parties
--------------------------------------------------------------------------------
10.  Trademark Security Agreement by           L&W             Holdings/Agent
     Holdings in favor of Agent               #892506
--------------------------------------------------------------------------------
    (i)  Schedule 1                       Credit Parties        Credit Parties
--------------------------------------------------------------------------------
11.  Master Intercompany Subordinated          L&W              Credit Parties
     Note                                    #867952
--------------------------------------------------------------------------------
     (i)  Endorsement to Agent                 L&W              Credit Parties
--------------------------------------------------------------------------------
FILINGS AND SEARCHES (PERSONAL PROPERTY)       ---                    ---
--------------------------------------------------------------------------------
12.  UCC searches in each of the locations     ---                    ---
     identified on Exhibit B attached hereto
--------------------------------------------------------------------------------
13.  UCC financing statements naming           ---                    ---
     General Electric Capital Corporation,
     as Agent, as Secured Party, and each
     of the following Credit Parties, as
     Debtors, filed in the jurisdictions
     indicated below:
--------------------------------------------------------------------------------
     (i)  Borrower (Secretary of State         L&W                    ---
          of California)
--------------------------------------------------------------------------------
     (ii)  Holdings (Secretary of State        L&W                    ---
           of New York)
--------------------------------------------------------------------------------
     (iii) Beverly III (Secretary of           L&W                    ---
           State of California)
--------------------------------------------------------------------------------
     (iv)  Beverly Inc. (Secretary of          L&W                    ---
           State of California)
--------------------------------------------------------------------------------

                                   Annex C-9

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

     (v)   ProNet Imaging (Secretary of        L&W                    ---
           State of California)
--------------------------------------------------------------------------------
     (vi)  RadNet Sub (Secretary of            L&W                    ---
           State of California)
--------------------------------------------------------------------------------
     (vii) SoCal (Secretary of State           L&W                    ---
           of California)
--------------------------------------------------------------------------------
     (viii) RadNet Mgmt I (Secretary of        L&W                    ---
            State of California)
--------------------------------------------------------------------------------
     (ix)  RadNet Mgmt II (Secretary of        L&W                    ---
           State of California
--------------------------------------------------------------------------------
     (x)   RadNet Imaging (Secretary of        L&W                    ---
           State of California)
--------------------------------------------------------------------------------
    (xi)  Diagnostic Imaging (Secretary        L&W                    ---
          of State of Delaware)
--------------------------------------------------------------------------------
    (xii) Radiologix (Secretary of State       L&W                    ---
          of Delaware)
--------------------------------------------------------------------------------
    (xiii) Advanced Imaging (Secretary of      L&W                    ---
           State of Delaware)
--------------------------------------------------------------------------------
    (xiv)  Ide (Secretary of State of          L&W                    ---
           Delaware)
--------------------------------------------------------------------------------
    (xv)  Mid Rockland (Secretary of State     L&W                    ---
          of Delaware)
--------------------------------------------------------------------------------
    (xvi) Pacific (Secretary of State          L&W                    ---
          of California)
--------------------------------------------------------------------------------
    (xvii) Questar Imaging (Secretary          L&W                    ---
           of State of Florida)
--------------------------------------------------------------------------------
    (xviii) Treasure Coast (Secretary          L&W                    ---
            of State of Delaware)
--------------------------------------------------------------------------------
    (xix)  Community (Secretary of State       L&W                    ---
           of Delaware)
--------------------------------------------------------------------------------

                                   Annex C-10

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

    (xx)  RNM (Secretary of State of           L&W                    ---
          Delaware)
--------------------------------------------------------------------------------
    (xxi) Valley (Secretary of State           L&W                    ---
          of California)
--------------------------------------------------------------------------------
    (xxii) Questar Duluth (Secretary of        L&W                    ---
           State of Florida)
--------------------------------------------------------------------------------
    (xxiii) Questar Alamitos (Secretary        L&W                    ---
            of State of Florida)
--------------------------------------------------------------------------------
    (xxiv) Questar Victorville (Secretary      L&W                    ---
           of State of Florida)
--------------------------------------------------------------------------------
    (xxv)  Rocky Mountain (Secretary of        L&W                    ---
           State of Colorado)
--------------------------------------------------------------------------------
    (xxvi) FRI (Secretary of State of          L&W                    ---
           California)
--------------------------------------------------------------------------------
    (xxvii) Radnet, Inc. (Secretary of         L&W                    ---
            State of New York)
--------------------------------------------------------------------------------
CASH MANAGEMENT                                ---                    ---
--------------------------------------------------------------------------------
14.  Blocked Account Control Agreement         L&W           City National Bank/
     among Agent, Second Lien Agent,         #891577       Borrower/First Lien Agent/
     Borrower and City National Bank                          Second Lien Agent
--------------------------------------------------------------------------------
15.  Blocked Account Control Agreement         L&W           City National Bank/
     among Agent, Second Lien Agent,         #891580      Holdings/First Lien Agent/
     Holdings and City National Bank                          Second Lien Agent

 --------------------------------------------------------------------------------
16.  Blocked Account Control Agreement         L&W          JPMorgan Chase Bank/
     among First Lien Agent, Second Lien     #889225     Radiologix/First Lien Agent
     Agent, Radiologix and JPMorgan Chase                     Second Lien Agent
     Bank
--------------------------------------------------------------------------------
17.  Blocked Account Control Agreement         L&W          JPMorgan Chase Bank/
     among First Lien Agent, Second Lien     #889224     Radiologix/First Lien Agent
     Agent, Radiologix and JPMorgan Chase                     Second Lien Agent
     Bank
--------------------------------------------------------------------------------

                                   Annex C-11

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

18.  Blocked Account Control Agreement         L&W          JPMorgan Chase Bank/
     among First Lien Agent, Second Lien     #889223     Radiologix/First Lien Agent
     Agent, Radiologix and JPMorgan Chase                     Second Lien Agent
     Bank
--------------------------------------------------------------------------------
19.  Blocked Account Control Agreement         L&W       Mercantile Safe Deposit
     among First Lien Agent, Second Lien     #890302      & Trust Co./Advanced/
     Agent, Advanced and Mercantile Safe                   First Lien Agent/
     Deposit & Trust Co.                                   Second Lien Agent
--------------------------------------------------------------------------------
20.  Blocked Account Control Agreement         L&W          M&T Bank/ Advanced
     among First Lien Agent, Second Lien     #890100        Agent/Second Lien
     Agent, Advanced and M&T Bank                                Agent
--------------------------------------------------------------------------------
21.  Blocked Account Control Agreement         L&W        M&T Bank/First Lien Agent/
     among First Lien Agent, Second Lien     #890120          Second Lien Agent
     Agent, Ide and M&T Bank
--------------------------------------------------------------------------------
22.  Blocked Account Control Agreement         L&W           Bank of New York/
     among First Lien Agent, Second Lien     #890119    Mid Rockland/First Lien Agent/
     Agent, Mid Rockland and Bank of New                     Second Lien Agent
     York
--------------------------------------------------------------------------------
23.  Blocked Account Control Agreement         L&W        Commerce Bank & Trust/
     among First Lien Agent, Second Lien     #890234        RNM/First Lien Agent/
     Agent, RNM and Commerce Bank & Trust                    Second Lien Agent
--------------------------------------------------------------------------------
24.  Blocked Account Control Agreement         L&W     Union Bank of California/
     among First Lien Agent, Second Lien     #890124     Pacific/First Lien Agent/
     Agent, Pacific and Union Bank of                         Second Lien Agent
     California
--------------------------------------------------------------------------------
25.  Blocked Account Control Agreement         L&W          M&T Bank/Community/
     among First Lien Agent, Second Lien     #890112         First Lien Agent/
     Agent, Community and M&T Bank                          Second Lien Agent
--------------------------------------------------------------------------------

                                   Annex C-12

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

26.  Blocked Account Control Agreement         L&W              Bank of America/
     among First Lien Agent, Second Lien     #890177        Treasure/First Lien Agent/
     Agent, Treasure and Bank of America                       Second Lien Agent
--------------------------------------------------------------------------------
27.  Blocked Account Control Agreement         L&W              Bank of America/
     among First Lien Agent, Second Lien     #890570        Questar/First Lien Agent/
     Agent, Questar and Bank of America                        Second Lien Agent
--------------------------------------------------------------------------------
28.  Blocked Account Control Agreement         L&W              Bank of America/
     among First Lien Agent, Second Lien     #890632       Questar/subsidiaries/
     agent, Questar's Subsidiaries and                        First Lien Agent/
     Bank of America                                    Second Lien Agent
--------------------------------------------------------------------------------
29.  Blocked Account Control Agreement         L&W             Bank of America/
     among First Lien Agent, Second Lien     #891073       Questar/First Lien Agent
     Agent, Questar and JPMorgan                           Second Lien Agent
--------------------------------------------------------------------------------
30.  Blocked Account Control Agreement         L&W         Vectra/Rock Mountain/
     among First Lien Agent, Second Lien     #891075         First Lien Agent/
     Agent, Rocky Mountain and Vectra                          Second Lien Agents
     Private Bank
--------------------------------------------------------------------------------
31.  Blocked Account Control Agreement         L&W        Coamerica Bank/Valley/
     among First Lien Agent, Second Lien    [Bank's form]     First Lien Agent/
     Agent, Valley and Coamerica Bank                        Second Lien Agent
--------------------------------------------------------------------------------
OTHER COLLATERAL DOCUMENTS                    ---
--------------------------------------------------------------------------------
32.  Landlord Waivers re following            ---                   ---
     leased locations:
--------------------------------------------------------------------------------
     (i)  1510 and 1516 Cotner Avenue,         L&W            Borrower/Landlord/
          Los Angeles, CA                    #891342           First Lien Agent/
                                                              Second Lien Agent
--------------------------------------------------------------------------------
     (ii) Radiologix corporate                 L&W          Radiologix/Landlord/
          headquarters                       #890002          First Lien Agent/

                       Second Lien Agent
--------------------------------------------------------------------------------

                                   Annex C-13

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

CORPORATE AND ORGANIZATIONAL DOCUMENTS        ---
--------------------------------------------------------------------------------
33.  Certificate from secretary or           Borrower               Borrower
     assistant secretary of Borrower
     certifying to (a) Borrower's
     certificate of incorporation and
     all amendments thereto, certified
     by the secretary of the state of
     incorporation, (b) Borrower's by-laws
     and all amendments thereto, (c) the
     resolutions of Borrower's board of
     directors and (d) the incumbency and
     signatures of the officers or
     representatives executing the Credit
     Agreement and the other Loan Documents
--------------------------------------------------------------------------------
34.  Certificate from secretary or           Holdings               Holdings
     assistant secretary of Holdings
     certifying to (a) Holdings' certificate
     of incorporation and all amendments
     thereto, certified by the secretary of
     the state of formation, (b) Holding's
     by-laws and all amendments thereto,
     (c) the resolutions of such Holding's
     board of directors and (d) the
     incumbency and signatures of the
     officers or representatives executing
     the Credit Agreement and the other Loan
     Documents
--------------------------------------------------------------------------------
35.  Certificate from secretary or           Guarantors              Guarantors
     assistant secretary of each Guarantor
     listed on Exhibit A certifying to (a)
     such Guarantor's certificate of
     incorporation or formation and all
     amendments thereto, certified by the
     secretary of the state of incorporation
     or formation, (b) such Guarantor's
     by-laws, operating agreement, partnership
     agreement as applicable and all
     amendments thereto, (c) the resolutions
     of such Credit Party's board of
     members/directors or partners and (d) the
     incumbency and signatures of the
     officers or representatives executing
    the Credit Agreement and the other
    Loan Documents
--------------------------------------------------------------------------------

                                   Annex C-14

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

36.  Certificates of good standing,      Credit Parties          Credit Parties
     foreign qualification to do business
     (or foreign equivalent thereof) of
     each Credit Party from the secretary
     of state indicated on Exhibit C.
--------------------------------------------------------------------------------
37.  Officer's Certificate of the Chief  Credit Parties          Credit Parties
     Executive Officer and Chief Financial
     Officer of each Credit Party, dated
     the Closing Date confirming that the
     Credit Parties have obtained all
     required consents and approvals of all
     Persons including all requisite
     Governmental Authorities (all of which
     consents and approvals shall be final
     and non-appealable), to the execution,
     delivery and performance of the Loan
     Agreement and the other Loan Documents
     and the consummation of the Related
     Transactions
--------------------------------------------------------------------------------
38.  Solvency Certificate of the Chief    Credit Parties          Credit Parties
     Executive Officer and/or the Chief
     Financial Officer of each Credit Party,
     to the effect that based on Pro Forma
     and Projections certifying that both
     before and after giving effect to (1)
     the Loans and Letter of Credit Obligations
     to be made or incurred on the Closing
     Date, (2) the disbursement of the proceeds
     of such Loans pursuant to the instructions
     of Borrower, (3) the consummation of the
     other Related Transactions, and (4) the
     payment and accrual of all transaction costs
     in connection with the foregoing, each
     Credit Party is and will be Solvent
--------------------------------------------------------------------------------
39.  Certificate certifying the following  Credit Parties        Credit Parties
     documents: Management Agreement,
     Second Lien Loan Documents, Merger
     Agreement, the Employment Agreements
     with each of Dr. Howard Berger,
     Norman Hames and Mark Stolper and the
     consent agreement executed by Beverly
     Radiology Medical Group, Inc. and
     ProNet Imaging Medical Group, Inc. and
     each Partnership Agreement of the Credit
     Parties' Subsidiaries and Merger
     Agreement, Certificate of Merger and
     certification of shareholder vote for
     both Primedex and Radiologix
--------------------------------------------------------------------------------

                                   Annex C-15

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

OPINIONS OF COUNSEL                           ---
--------------------------------------------------------------------------------
40.  Opinion of In House counsel:       In House counsel        In House counsel
     (i)   Radnet
     (ii)  Radiologix
--------------------------------------------------------------------------------
41.  Opinion of SMR&H                        SMR&H                    SMR&H
--------------------------------------------------------------------------------
FINANCIAL INFORMATION AND BORROWING           ---                      ---
BASE CERTIFICATE
--------------------------------------------------------------------------------
42.  Consolidated balance sheets at      Credit Parties          Credit Parties
     October 31, 2005 and the related
     statement of income of Holdings and
     its subsidiaries (except for
     Radiologix and its subsidiaries) for
     the Fiscal Year then ended, audited
     by Moss Adams LLP; consolidated
     balance sheet at September 30, 2006
     and the related statement of income
     of Holdings and its Subsidiaries
     (except for Radiologix and its
     Subsidiaries) for the nine (9) months
     then ended; consolidated balance sheet
     at December 31, 2005 and the related
     statement of income of Radiologix and
     its subsidiaries for the Fiscal Year
     then ended, audited by Ernst & Young LLP;
     and consolidated balance sheet at
     September 30, 2006 and the related
     statement of income of Radiologix and
     its subsidiaries for the nine (9) months
     then ended
--------------------------------------------------------------------------------
43.  Projections                         Credit Parties         Credit Parties
--------------------------------------------------------------------------------

                                   Annex C-16

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

INSURANCE                                     ---
--------------------------------------------------------------------------------
44.  Certificate(s) of Insurance                                Credit Parties
     together with loss payable
     endorsements designating Agent as
     loss payee and additional insured
     endorsements designating Agent and
     Lenders as additional insured and
     certified copies of all insurance
     policies
--------------------------------------------------------------------------------
TERMINATION OF FINANCINGS                     ---                    ---
--------------------------------------------------------------------------------
45.  Payoff Letters from GE Capital      Credit Parties/         Credit Parties/
     covering                              GE Capital              GE Capital
     i.   First Lien
     ii.  Second Lien
     iii. Radiologix Amended and
          Restated Credit Agreement
          date as of December 31, 2003
--------------------------------------------------------------------------------
46.  Defeasance Documents (and other     Credit Parties          Credit Parties
     relevant documents) relating to the
     Radiologix Indenture dated December
     12, 2001 including Security Agreement,
     Escrow Agreement, Officer's
     certificate Board Resolutions and
     Legal/Tax/Verification Opinions
--------------------------------------------------------------------------------
47.  Document relating to the payoff of  Credit Parties          Credit Parties
     Primedex's Subordinated Debentures
     due 2008 including: (i) Notice of
     Redemptions, (ii) Paying agent's
     agreement and (iii) resolutions
     authorizing redemption
--------------------------------------------------------------------------------
48.  Payoff Letter relating to           Credit Parties          Credit Parties
     Radiologix's Junior Convertible
     Note
--------------------------------------------------------------------------------
49.  UCC termination statements          Credit Parties          Credit Parties
     terminating all liens listed on
     Exhibit D hereto
--------------------------------------------------------------------------------

                                   Annex C-17

                                            DRAFTING/
                                           PREPARATION
                                          RESPONSIBILITY          DELIVERED/
ACTION OR DOCUMENT                            DOC. #              EXECUTED BY
--------------------------------------------------------------------------------

MISCELLANEOUS CLOSING DOCUMENTS               ---
--------------------------------------------------------------------------------
50.  Letter of Direction/Flow of Funds   Credit Parties          Credit Parties
--------------------------------------------------------------------------------
51.  GE Capital Fee Letter                    L&W                Borrower/Agent
--------------------------------------------------------------------------------
52.  Completed W-9 from each of          Credit Parties          Credit Parties
     the following entities receiving
     a wire from GECC
--------------------------------------------------------------------------------
53.  Appointment of Parasec as agent     Credit Parties          Credit Parties
     for service of process in New York
     together with evidence that fees
     have been paid through the term of
     the Credit Agreement
--------------------------------------------------------------------------------
54.  Closing Officer's Certificate       Credit Parties          Credit Parties
--------------------------------------------------------------------------------
55.  Post Closing Agreement                    L&W         Credit Parties/ Agent
--------------------------------------------------------------------------------

                                   Annex C-18

                                   EXHIBIT A
                                   ---------

                                   GUARANTORS

1.    Beverly Radiology Medical Group, III, a California general partnership
      ("BEVERLY III")
2.    RadNet Sub, Inc., a California corporation ("RADNET SUB")
3.    SoCal MR Site Management, Inc., a California corporation ("SOCAL")
4.    RadNet Management I, Inc., a California corporation ("RADNET MGMT I")
5.    RadNet Management II, Inc., a California corporation ("RADNET MGMT II")
6.    RadNet Managed Imaging Services, Inc., a California corporation ("RADNET
      IMAGING")
7.    Diagnostic Imaging Services, Inc., a Delaware corporation ("DIAGNOSTIC
      IMAGING")
8.    ProNet Imaging Medical Group, Inc., a California corporation ("PRONET
      IMAGING")
9.    Beverly Radiology Medical Group, Inc., a California corporation ("BEVERLY
      INC.")
10.   Radiologix, Inc., a Delaware corporation ("RADIOLOGIX")
11.   Advanced Imaging Partners, Inc., a Delaware corporation ("ADVANCED
      IMAGING")
12.   Ide Imaging Partners, Inc., a Delaware corporation ("IDE")
13.   Mid Rockland Imaging Partners, Inc., a Delaware corporation ("MID
      ROCKLAND")
14.   Pacific Imaging Partners, Inc.,  a California corporation ("PACIFIC")
15.   Questar Imaging, Inc., a Florida corporation ("QUESTAR IMAGING")
16.   Treasure Coast Imaging Partners, Inc., a Delaware corporation ("TREASURE
      COAST")
17.   Community Imaging Partners, Inc., a Delaware corporation ("COMMUNITY")
18.   Radiology and Nuclear Medicine Imaging Partners, Inc., a Delaware
      corporation ("RNM")
19.   Valley Imaging Partners, Inc., a California corporation ("VALLEY")
20.   Questar Duluth, Inc., a Florida corporation ("QUESTAR DULUTH")
21.   Questar Los Alamitos, Inc., a Florida corporation ("QUESTAR ALAMITOS")
22.   Questar Victorville, Inc., a Florida corporation ("QUESTAR VICTORVILLE")
23.   Rocky Mountain OpenScan MRI, LLC, a Colorado limited liability company
      ("ROCKY MOUNTAIN")
24.   FRI, Inc., a California corporation ("FRI")

                                   Annex C-19

                                   EXHIBIT B
                                   ---------

                                  UCC SEARCHES

Entity Name searched        Jurisdiction Searched     Type of Search Ordered
--------------------------------------------------------------------------------
RadNet Management, Inc.     California SOS            UCC, tax lien and judgment
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
Primedex Health Systems, Inc.   New York SOS          UCC and federal tax lien
--------------------------------------------------------------------------------
                            California Secretary of   UCC, tax lien and judgment
                            State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
Beverly Radiology Medical   California Secretary      UCC, tax lien and judgment
Group III                   of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
RadNet Sub, Inc.            California Secretary of   UCC, tax lien and
                            State                     judgment
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
SoCal MR Site Management,   California Secretary      UCC, tax lien and judgment
Inc.                        of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                            pending suit
--------------------------------------------------------------------------------
RadNet Management I, Inc.   California Secretary      UCC, tax lien and judgment
                            of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
RadNet Management II, Inc.  California Secretary      UCC, tax lien and judgment
                            of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
Diagnostic Imaging          California Secretary      UCC, tax lien and judgment
Services, Inc.              of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
                            Delaware Secretary        UCC and federal tax lien
                            of State
--------------------------------------------------------------------------------
RadNet Managed Imaging      California Secretary      UCC, tax lien and judgment
Services, Inc.              of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
ProNet Imaging Medical      California Secretary      UCC, tax lien and judgment
Group, Inc.                 of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------

                                   Annex C-20

 --------------------------------------------------------------------------------
Beverly Radiology Medical   California Secretary      UCC, tax lien and judgment
Group, Inc.                 of State
--------------------------------------------------------------------------------
                            Los Angeles County, CA    Tax lien, judgment and
                                                      pending suit
--------------------------------------------------------------------------------
Radiologix, Inc.            Delaware Secretary of     UCC, tax lien and judgment
                            State
--------------------------------------------------------------------------------
Advanced Imaging Partners,  Delaware Secretary of     UCC and tax lien
Inc.                        State
--------------------------------------------------------------------------------
                            Maryland Secretary of     UCC and tax lien
                            State
--------------------------------------------------------------------------------
Community Imaging Partners, Delaware Secretary of     UCC and tax lien
Inc.                        State
--------------------------------------------------------------------------------
                            Maryland Secretary of     UCC and tax lien
                            State
--------------------------------------------------------------------------------
Ide Imaging Partners, Inc.  Delaware Secretary of     UCC and tax lien
                            State
--------------------------------------------------------------------------------
Mid Rockland Imaging        Delaware Secretary of     UCC and tax lien
Partners, Inc.              State
--------------------------------------------------------------------------------
                            New York Secretary of     UCC and tax lien
                            State
--------------------------------------------------------------------------------
Pacific Imaging Partners,   California Secretary      UCC, tax lien, and
Inc.                        of State                  judgment
--------------------------------------------------------------------------------
Questar Duluth, Inc.        Minnesota Secretary       UCC and tax lien
                            of State
--------------------------------------------------------------------------------
                            Florida Secretary of      UCC and tax lien
                            State
--------------------------------------------------------------------------------
Questar Los Alamitos, Inc   Florida Secretary of      UCC and tax lien
                            State
--------------------------------------------------------------------------------
                            California Secretary      UCC, tax lien, and
                            of State                  judgment
--------------------------------------------------------------------------------
Questar Victorville, Inc.   Florida Secretary of      UCC and tax lien
                            State
--------------------------------------------------------------------------------
                            California Secretary of   UCC, tax lien, and
                            State                     judgment
--------------------------------------------------------------------------------
Radiology & Nuclear         Delaware Secretary of     UCC and tax lien
Medicine Imaging Partners,  State
Inc.
--------------------------------------------------------------------------------
                            Kansas Secretary of State UCC and tax lien
--------------------------------------------------------------------------------
Rocky Mountain OpenScan     Colorado Secretary of     UCC and tax lien
MRI, LLC                    State
--------------------------------------------------------------------------------
Treasure Coast Imaging      Delaware Secretary of     UCC and tax lien
Partners, Inc.              State
--------------------------------------------------------------------------------
                            Florida Secretary of      UCC and tax lien
                            State
--------------------------------------------------------------------------------
Questar Imaging, Inc.       Florida Secretary of      UCC, tax lien, and
                            State                     judgment
--------------------------------------------------------------------------------
M&S Imaging Partners I,     Delaware Secretary of     UCC, tax lien, and
Inc.                        State                     judgment
--------------------------------------------------------------------------------
M&S Imaging Investments,    Delaware Secretary of     UCC, tax lien, and
Inc.                        State                     judgement
--------------------------------------------------------------------------------
Radnet, Inc.                Delaware Secretary of     UCC, tax lien and judgment
                            State
--------------------------------------------------------------------------------

                                   Annex C-21

                                   EXHIBIT C
                                   ---------

      GOOD STANDING CERTIFICATES AND FOREIGN QUALIFICATION TO DO BUSINESS

ENTITY                                     JURISDICTIONS            STATUS
--------------------------------------------------------------------------------
RadNet Management, Inc.                     California             Received
Primedex Health Systems, Inc.               New York               Received
                                            California             Received
Beverly Radiology Medical Group, III        California               n/a/
Beverly Radiology Medical Group, Inc.       California             Received
ProNet Imaging Medical Group, Inc.          California             Received
RadNet Sub, Inc.                            California             Received
SoCal MR Site Management, Inc.              California             Received
RadNet Management I, Inc.                   California             Received
RadNet Management II, Inc.                  California             Received
RadNet Managed Imaging Services, Inc.       California             Received
Diagnostic Imaging Services, Inc.           Delaware               Received
                                            California             Received
Radiologix, Inc.                            Delaware               Received
                                            California             Received
                                            Florida                Received
                                            Kansas                 Received
                                            Pennsylvania           Received
                                            Texas                  Received
Advanced Imaging Partners, Inc.             Delaware               Received
                                            Maryland               Received
Ide Imaging Partners, Inc.                  Delaware               Received
                                            New York               Received
Mid Rockland Imaging Partners, Inc.         Delaware               Received
                                            New York               Received
Pacific Imaging Partners, Inc.              California             Received
Questar Imaging, Inc.                       Florida                Received
                                            Colorado               Received
Treasure Coast Imaging Partners, Inc.       Delaware               Received
                                            Florida                Received
Community Imaging Partners, Inc.            Delaware               Received
                                            Maryland               Received
Radiology and Nuclear Medicine Imaging      Delaware               Received
  Partners, Inc.                            Kansas                 Received

                                   Annex C-22

 Valley Imaging Partners, Inc.               California             Received
Questar Duluth, Inc.                        Florida                Received
                                            Minnesota              Received
Questar Los Alamitos, Inc.                  Florida                Received
                                            California             Received
Questar Victorville, Inc.                   Florida                Received
                                            California             Received
Rocky Mountain OpenScan MRI, LLC            Colorado               Received
FRI, Inc.                                   California             Received

                                   Annex C-23

                                   EXHIBIT D
                                   ---------

                                UCC TERMINATIONS

                                   AMENDMENTS

                                                                   FILE NO./
DEBTOR                   JURISDICTION          SECURED PARTY       FILE DATE
--------------------------------------------------------------------------------
Questar Duluth, Inc.     Florida Secured       U.S. Bank Trust     #200406228661
                         Transaction Registry  NA as Custodian     02/24/2004
                                               or Trustee

Questar Duluth, Inc.     Florida Secured       U.S. Bank Trust     #20040622867X
                         Transaction Registry  NA as Custodian     02/24/2004
                                               or Trustee

Questar Los Alamitos,    Florida Secured       U.S. Bank Trust     #200200779409
Inc.                     Transaction Registry  NA as Custodian     04/02/2002
                                               or Trustee

Questar Los Alamitos,    Florida Secured       U.S. Bank Trust     #200407119807
Inc.                     Transaction Registry  NA as Custodian     06/08/2004

Questar Victorville,     Florida Secured       U.S. Bank Trust     #200407720614
Inc.                     Transaction Registry  NA as Custodian     08/23/2004

                                   Annex C-24

                                   ANNEX D
                                       to
                                CREDIT AGREEMENT
                                ----------------

                                   PRO FORMA
Annex D-1

                                        PRIMEDEX HEALTH SYSTEMS, INC.
                        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                 FOR THE TWELVE MONTHS ENDED OCTOBER 31, 2005
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                  For the          For the
                                                                  Twelve           Twelve
                                                                Months Ended    Months Ended
                                                                 October 31,     December 31,
                                                                     2005           2005          Pro Forma            Pro Forma
                                                                   Primedex       Radiologix      Adjustments           Combined
                                                                 ------------    ------------    ------------          ------------
Service fee revenue                                              $    145,573    $    251,440    $       (409)   N     $    396,604
Cost of operations:
   Cost of services                                                   109,012         160,898          16,687    O          286,597
   Equipment leases                                                        --          13,035             166    P           13,201
   Provision for doubtful accounts                                      4,929          19,033              --                23,962
   Depreciation and amortization                                       17,101          23,430           1,834    Q           42,365
   Gain on disposal of equipment, net                                     696              --              19    R              715
                                                                 ------------    ------------    ------------          ------------
     Gross profit                                                      13,835          35,044         (19,115)               29,764
Corporate general and administrative                                       --          16,872         (16,872)   S               --
Impairment of goodwill, intangible and long-lived assets                   --           2,241              --                 2,241
Interest expense, net, including amortization of deferred
  financing costs                                                      17,493          18,295           3,999    T           39,787
Other expense (income), net                                              (523)            670              --                   147
                                                                 ------------    ------------    ------------          ------------
Loss before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income
  taxes and discontinued operations                                    (3,135)         (3,034)         (6,242)              (12,411)
Equity in earnings of unconsolidated affiliates                            --           3,928              --                 3,928
Minority interests in income of consolidated subsidiaries                  --            (632)             --                  (632)
                                                                 ------------    ------------    ------------          ------------
INCOME (LOSS) BEFORE INCOME TAXES FROM CONTINUING OPERATIONS           (3,135)            262          (6,242)               (9,115)
Income tax expense                                                         --             662              --                   662
                                                                 ------------    ------------    ------------          ------------
LOSS FROM CONTINUING OPERATIONS                                  $     (3,135)   $       (400)   $     (6,242)         $     (9,777)
                                                                 ============    ============    ============          ============
LOSS PER COMMON SHARE:
   Loss from continuing operations-basic                         $      (0.08)   $       (0.02)                        $      (0.15)
   Loss from continuing operations-diluted                       $      (0.08)   $       (0.02)                        $      (0.15)
WEIGHTED AVERAGE SHARES OUTSTANDING:
   Basic                                                           41,207,909       22,067,445        554,477    M       63,829,831
   Diluted                                                         41,207,909       22,067,445        554,477    M       63,829,831

                   Annex D-2

                         PRIMEDEX HEALTH SYSTEMS, INC.
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED JULY 31, 2006
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                For the Nine     For the Nine
                                                                 Months Ended    Months Ended
                                                                July 31, 2006    June 30, 2006    Pro Forma            Pro Forma
                                                                   Primedex     Radiologix(1)    Adjustments           Combined
                                                                 ------------    ------------    ------------          ------------

Service fee revenue                                              $    118,462    $   192,366     $       (307)   N     $    310,521
Cost of operations:
  Cost of services                                                     88,701        121,308           12,667    O          222,676
  Equipment leases                                                         --         11,095              174    P           11,269
  Provision for doubtful accounts                                       4,739         16,273               --                21,012
  Depreciation and amortization                                        12,175         18,021            1,374    Q           31,570
  Loss (gain) on disposal of equipment, net                               210             --               --                   210
                                                                 ------------    ------------    ------------          ------------
     Gross profit                                                      12,637          25,669         (14,522)               23,784

Severance and other related costs                                          --             670              --                   670
Corporate general and administrative                                       --          12,841         (12,841)   S               --
Impairment of goodwill, intangible and long-lived assets                   --           2,241              --                 2,241
Interest expense, net, including amortization of deferred
  financing costs                                                      14,386          13,296           2,154    T           29,836
Loss (gain) on debt extinguishment                                      2,097              --              --                 2,097
Other expense (income), net                                               788              --              --                   788
                                                                 ------------    ------------    ------------          ------------
Income (loss) before equity in earnings of unconsolidated
  affiliates, minority interests in consolidated subsidiaries,
  income taxes and discontinued operations                             (4,634)         (3,379)         (3,835)              (11,848)
Equity in earnings of unconsolidated affiliates                            61           3,110              --                 3,171
Minority interests in income of consolidated subsidiaries                  --            (523)             --                  (523)
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS                    (4,573)           (792)         (3,835)               (9,200)
Income tax expense                                                         --             388              --                   388
                                                                 ------------    ------------    ------------          ------------
LOSS FROM CONTINUING OPERATIONS                                  $     (4,573)   $     (1,180)   $     (3,835)         $     (9,588)
                                                                 ============    ============    ============          ============
LOSS PER COMMON SHARE:
  Loss from continuing operations-basic                          $      (0.11)   $      (0.05)                         $      (0.15)
  Loss from continuing operations-diluted                        $      (0.11)   $      (0.05)                         $      (0.15)
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                            41,663,841      22,242,417         379,505    M       64,285,763
  Diluted                                                          41,663,841      22,242,417         379,505    M       64,285,763

_______________
(1) The financial statements of Radiologix, Inc. for the interim period were derived by adding the three months ended December 31,
    2005, to Radiologix's six months ended June 30, 2006. The nine months ended June 30, 2006, includes the three-month period ended
    December 31, 2005, which also was included in the pro forma income statement for the year ended December 31, 2005. Summarized operating information about the duplicated quarter is as follows:

                        Annex D-3

Service fee revenue                                                $     62,120
Cost of operations:
  Cost of services                                                       40,060
  Equipment leases                                                        3,453
  Provision for doubtful accounts                                         5,386
  Depreciation and amortization                                           5,997
                                                                   ------------
     Gross profit                                                         7,224

Severance and other related costs                                           670
Corporate general and administrative                                      3,677
Impairment of goodwill, intangible and long-lived assets                  2,241
Interest expense, net, including amortization of deferred
  financing costs                                                         4,493
                                                                   ------------
Loss before equity in earnings of unconsolidated affiliates, minority interests in consolidated subsidiaries, income taxes
  and discontinued operations                                            (3,857)

Equity in earnings of unconsolidated affiliates                           1,040
Minority interests in income of consolidated subsidiaries                  (145)
                                                                   ------------
LOSS BEFORE INCOME TAXES FROM CONTINUING OPERATIONS                      (2,962)
Income tax expense                                                          218
                                                                   ------------
LOSS FROM CONTINUING OPERATIONS                                    $     (3,180)
                                                                   ============

LOSS PER COMMON SHARE:
  Loss from continuing operations-basic                                   (0.14)
  Loss from continuing operations-diluted                                 (0.14)
                                                                   ============
WEIGHTED AVERAGE SHARES OUTSTANDING:
  Basic                                                              22,242,417
  Diluted                                                            22,242,417

                      Annex D-4

                                             PRIMEDEX HEALTH SYSTEMS, INC.
                                  UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                     JULY 31, 2006
                                                     (IN THOUSANDS)

                                                                  Primedex       Radiologix       Pro Forma            Pro Forma
                                                                July 31, 2006   June 30, 2006    Adjustments            Combined
                                                                -------------   -------------   -------------         -------------
ASSETS
Current assets:
  Cash and cash equivalents                                     $           2   $      43,671   $     (43,180)   A    $         493
  Restricted cash                                                          --           5,750              --                 5,750
  Accounts receivable, net of allowances                               24,299          41,237              --                65,536
  Unbilled receivables and other receivables                            1,035              --              --                 1,035
  Due from affiliates                                                      --             704              --                   704
  Federal and state income tax receivables                                 --           6,101              --                 6,101
  Other current assets                                                  3,533           4,643              --                 8,176
                                                                -------------   -------------   -------------         -------------
     Total current assets                                              28,869         102,106         (43,180)               87,795
Long-term assets:
  Property and equipment, net                                          62,836          68,610          14,020    B          145,466
  Accounts receivable, net of allowances                                1,379              --              --                 1,379
  Investments in joint ventures                                            --           9,113              --                 9,113
  Goodwill                                                             23,099              --          41,396    C           64,495
  Other intangible assets, net                                             --          52,384           7,725    D           60,109
  Deferred financing costs, net                                         5,198           4,117            (132)   E            9,183
  Other assets                                                          5,219             824          (1,075)   F            4,968
                                                                -------------   -------------   -------------         -------------
     Total long-term assets                                            97,731         135,048          61,934               294,713
                                                                -------------   -------------   -------------         -------------
     Total assets                                               $     126,600   $     237,154   $      18,754         $     382,508
                                                                =============   =============   =============         =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Cash disbursements in transit                                 $       5,748   $          --   $          --         $       5,748
  Accounts payable and other accrued expenses                          20,962           8,777          (3,760)   G           25,979
  Accrued physician retention                                              --           8,115              --                 8,115
  Accrued salaries and benefits                                            --           7,767           3,403    H           11,170
  Accrued interest                                                         --             683             357    I            1,040
  Accrued restructuring charges                                            --              --             332    J              332
  Current maturities of term loan B                                        --              --           2,250    K            2,250
  Current maturities of notes payable                                     867              --            (860)   K                7
  Current maturities of capital lease obligations                       1,849              33              --                 1,882
  Other current liabilities                                                --             682              --                   682
                                                                -------------   -------------   -------------         -------------
     Total current liabilities                                         29,426          26,057           1,722                57,205
Long-term liabilities:
  Subordinated bond debentures                                         16,147              --         (16,147)   K               --
  Line of credit                                                        6,868              --          (2,868)   K            4,000
  Term loan B-long term                                                    --              --         222,750    K          222,750
  Second lien credit facility-long term                                    --              --         135,000    K          135,000
  Long-term debt, net of current portion                              145,154         158,270        (303,356)   K               68
  Convertible debt                                                         --          11,980         (11,980)   K               --
  Capital lease obligations, net of current portion                     3,552              45              --                 3,597
  Deferred revenue                                                         --           6,290          (6,290)   L               --
  Other liabilities                                                        22           1,372              --                 1,394
                                                                -------------   -------------   -------------         -------------
     Total long-term liabilities                                      171,743         177,957          17,109               366,809
Commitments and contingencies                                              --              --              --                    --
Minority interests in consolidated subsidiaries                            --           1,145              --                 1,145
Stockholders' equity                                                  (74,569)         31,995             (77)   M          (42,651)
     Total liabilities and stockholders' equity                 $     126,000   $     237,154   $      18,754         $     382,508
                                                                =============   =============   =============         =============

                        Annex D-5

       PRIMEDEX HEALTH SYSTEMS, INC.
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined financial statements are based on the historical consolidated statements of Primedex after giving effect to the merger with Radiologix, borrowings used to finance the merger and the assumptions and adjustments described in the attached to the unaudited pro forma condensed combined financial statements.

     The unaudited pro forma condensed combined statement of operations is prepared using the historical consolidated statements of operations of Primedex for the year ended October 31, 2005 and the nine months ended July 31, 2006 and the historical consolidated statements of operations of Radiologix for the year ended December 31, 2005 and the nine months ended June 30, 2006 as if the merger and borrowings to finance the merger occurred on November 1, 2004. The unaudited pro forma condensed combined balance sheet is presented as if the merger and borrowings used to finance the merger occurred on July 31, 2006 and combines the unaudited condensed balance sheets of Primedex as of July 31, 2006 and
Radiologix as of June 30, 2006.

     The preliminary allocation of purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. The estimates and assumptions are subject to change upon the effective date of the merger and finalization of the valuation of Radiologix's assets and liabilities. The unaudited pro forma condensed combined financial statements do not include the effects of any anticipated operating efficiencies or cost savings upon the merger. The unaudited pro forma condensed combined financial statements are for illustrative purposes only, and are not necessarily indicative of the consolidated results of operations or financial position of
Primedex that would have been reported had the merger and borrowings been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of
Primedex. The pro forma adjustments are based on preliminary information available at the time of the preparation of this document. Estimated valuation of stock-based compensation included in the unaudited pro forma condensed combined financial statement for the year ended October 31, 2005 for Primedex and the year ended December 31, 2005 for Radiologix do not include the impact of
SFAS No. 123 (revised 2004) Share-Based Payment ("SFAS No. 123R").

     GE Healthcare Financial Services has provided a commitment for a $405.0 million of senior debt financing, which includes a $45.0 million revolving credit facility for working capital and general corporate purposes that will be substantially undrawn and available to Primedex at the close of the transaction.
The remaining $360.0 million will fund the cash purchase price of Radiologix and refinance substantially all of the existing debt of Primedex and Radiologix.

     The unaudited pro forma condensed combined financial statements and the accompanying notes are based upon the respective historical consolidated financial statements of Primedex and Radiologix and should be read in conjunction with the historical consolidated financial statements and accompanying notes of Primedex and Radiologix included in this filing.

Annex D-6

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS

1.  BASIS OF PRO FORMA PRESENTATION

     On July 6, 2006, Primedex Health Systems, Inc. and Radiologix, Inc. entered into a definitive agreement under which Primedex would merge with and into
Radiologix in a business combination to be accounted for using the purchase method. The combined unaudited pro forma historical financial statements assume the issuance of 22,621,922 shares of Primedex common stock and $42,950,000 in cash. The average market price per share of Primedex common stock of approximately $1.74 is based on the average closing price for June 28, 2006 through July 13, 2006.

     The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary based on management's best estimate because the proposed merger has not yet been completed and the final valuation has not been completed. The final allocation of the purchase price will be based on Radiologix's assets and liabilities on the closing date.

     The following notes to the unaudited pro forma condensed consolidated financial statements give effect to the Radiologix merger as if it had occurred, for balance sheet purposes, on July 31, 2006 and, for statement of operations purposes, on November 1, 2004. The preliminary estimated total purchase price of the merger is as follows:

                                                               (IN THOUSANDS)
                                                              ---------------
Value of stock given by Primedex to Radiologix                $       39,400 *
Cash                                                                  42,950
Estimated transaction fees and expenses                               13,552 **
                                                              ---------------
Total Purchase Price                                          $       95,902
                                                              ===============
__________________
(*)  Calculated as 22,621,922 shares multiplied by $1.74 (average closing price for June 28, 2006 to July 13, 2006).
(**) Includes $6,940,000 in assumed liabilities of Radiologix, including
     $2,200,000 in merger and acquisition fees and $4,740,000 in bond prepayment penalties.

     Under the purchase method of accounting, the total estimated purchase price as shown above is allocated to Radiologix's net tangible and intangible assets based on their estimated fair values as of the date of the completion of the merger. The preliminary allocation of the pro forma purchase price is as follows:
                                                               (IN THOUSANDS)
                                                              ---------------

Current assets                                                $     102,106
Property and equipment, net                                          82,630
Identifiable intangible assets                                       59,034
Goodwill                                                             41,396
Investments in joint ventures                                         9,113
Other assets                                                            824
Current liabilities                                                 (26,057)
Accrued restructuring charges                                          (332)
Long-term liabilities                                              (171,667)
Minority interests in consolidated subsidiaries                      (1,145)
                                                              ---------------
Total purchase price                                          $      95,902
                                                              ===============

Annex D-7

     We have estimated the fair value of tangible assets acquired and liabilities assumed. Some of these estimates are subject to change, particularly those estimates relating to the valuation of property and equipment and identifiable intangible assets. The allocation of the purchase price is preliminary and based upon management's best estimate because the proposed merger has not yet been completed and the final valuation has not been completed. The final allocation of the purchase price will be based upon
Radiologix's assets and liabilities on the closing date and the allocation of the purchase price will be reviewed by an external valuation expert.

     CASH, MARKETABLE SECURITIES, INVESTMENTS AND OTHER ASSETS: Primedex values cash, marketable securities, investments and other assets at their respective carrying amounts as Primedex believes that these amounts approximate their current fair values or the fair values.

     IDENTIFIABLE INTANGIBLE ASSETS. Primedex expects identifiable intangible assets acquired to include management service agreements. Management service agreements represent the underlying relationships and agreements with certain professional radiology groups.

     Identifiable intangible assets consist of:

                                                                    ESTIMATED
                                      ESTIMATED     AMORTIZATION     ANNUAL
                                     FAIR VALUE       PERIOD       AMORTIZATION
                                   -------------   -------------   -------------
                                                   (IN THOUSANDS)
Management service agreements      $      59,034        25 years   $       2,361

     Primedex has determined the preliminary fair value of intangible assets with limited discussions with Radiologix management and a review of certain transaction-related documents prepared by Radiologix management.

     Estimated useful lives for the intangible assets were based on the average contract terms, which are greater than the amortization period that will be used for management contracts. Intangible assets are being amortized using the straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed.

     GOODWILL. Approximately $41,396,000 has been allocated to goodwill.
Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and intangible assets. In accordance with SFAS No. 142,
Goodwill and Other Intangible Assets, goodwill will not be amortized but instead will be tested for impairment at least annually. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

2.  PRO FORMA ADJUSTMENTS

     The following is a brief description of the preliminary adjustments which may change as additional information is obtained. These adjustments are based on management's best estimate. In addition, these adjustments include reclassifications to conform the financial statement presentation of Radiologix with Primedex.

                                                                 (IN THOUSANDS)
                                                                 --------------
(A)  To record the cash portion of the purchase price:
         Cash                                                     $     42,950
         Estimated transaction fees and expenses                        13,552
                                                                  ------------
                                                                        56,502
         Less: Increase in cash from borrowings (see Note K)            13,322
                                                                  ------------
                                                                  $     43,180
                                                                  ============

Annex D-8

 (B)  Adjustments to property and equipment, net:
        To record the estimated fair market value adjustment
           to net property and equipment                          $     14,020
(C)  Adjustments to goodwill:
        To record the preliminary purchase price allocation to
           goodwill as though the acquisition had occurred on
           July 31, 2006:
             Total purchase price                                 $     95,902
           Net assets of Radiologix:
             Book equity of Radiologix                            $     31,995
             Fair market value adjustment to property and
               equipment                                                14,020
             Increase in other intangible assets                         6,650
             Elimination of deferred financing costs                    (4,117)
             Accrued restructuring charges                                (332)
             Elimination of deferred revenue                             6,290
                                                                  ------------
               Adjusted net assets                                $     54,506
                                                                  ------------
             Goodwill                                             $     41,396
                                                                  ============

(D)  Adjustments to other intangible assets:
       To reclass Primedex intangible asset trade name from
         other assets                                             $      1,075
       To eliminate Radiologix historical intangible assets            (52,384)
       To record the preliminary purchase price allocation to other intangible assets as though the acquisition had occurred
         on July 31, 2006                                               59,034
                                                                  ------------
                                                                  $      7,725
                                                                  ============

(E)  Adjustments to deferred financing costs:
       To eliminate Radiologix historical net deferred financing
         costs due to refinancing of this debt                    $     (4,117)
       To write-off Primedex historical deferred financing
         charges and loan fees                                          (5,198)
       To record the estimated deferred financing costs                  9,183
                                                                  ------------
                                                                  $       (132)
                                                                  ============

(F)  Adjustments to other assets:
       To reclass Primedex other asset trade name to intangible
         assets                                                   $     (1,075)

(G)  Adjustments to accounts payable and other accrued expenses:
       To reclass Primedex accrued salaries and benefits          $     (3,403)
       To reclass Primedex accrued interest                               (357)
                                                                  ------------
                                                                  $     (3,760)
                                                                  ============

(H)  To reclass Primedex accrued salaries and benefits            $      3,403
                                                                  ============
(I)  To reclass Primedex accrued interest                         $        357
                                                                  ============
(J)  To record restructuring charges related to severance for
       certain employees of Radiologix.                           $        332
                                                                  ============

Annex D-9

 (K)  To record the payments to be made from the proceeds of the new indebtedness:
     SOURCES:
     Term loan B-current                                          $      2,250
     Line of Credit                                                      4,000
     Term loan B-long-term                                             222,750
     Second lien credit facility                                       135,000
                                                                  ------------
       Total sources                                              $    364,000

     USES:
     Current maturities of notes payable-Primedex                 $        860
     Subordinated bond debentures-Primedex                              16,147
     Line of credit-Primedex                                             6,868
     Long-term debt-Primedex                                           145,086
     Long-term debt-Radiologix                                         158,270
     Convertible debt-Radiologix                                        11,980
     Deferred financing fees (see Note E)                                9,183
     Primedex fees and expenses (see Note M)                             2,284
                                                                  ------------
       Total uses                                                 $    350,678

       Increase in cash (see Note A)                              $     13,322
                                                                  ============

(L)  To eliminate Radiologix deferred revenue                     $     (6,290)
                                                                  ============

(M)  Adjustments to stockholders' equity:
       To eliminate Radiologix historical stockholders' equity
         and weighted shares outstanding as part of the purchase
         transaction                                              $    (31,995)
       To record the issuance of 22,621,922 shares of Primedex
         stock at an average market price of $1.74 per share to
         acquire Radiologix                                             39,400
       To write-off Primedex historical deferred financing charges
         and loan fees                                                  (5,198)
       To record Primedex fees and expenses                             (2,284)
                                                                  ------------
                                                                  $        (77)
                                                                  ============

                                                                  NINE MONTHS ENDED   YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------     -------------
                                                                            (IN THOUSANDS)
(N)  To eliminate Radiologix deferred revenue amortization          $        (307)    $        (409)

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006    OCTOBER 31, 2005
                                                                    -------------     -------------
                                                                              (IN THOUSANDS)
(O)  To reclass Radiologix corporate overhead as cost of services   $     12,841      $      16,872
     To reclass Primedex equipment rental from cost of services             (174)              (166)
     To reclass Radiologix losses from sale or disposal of assets
       from cost of services                                                  --                (19)
                                                                    -------------     -------------
                                                                    $      12,667     $      16,687
                                                                    =============     =============

                                                                  NINE MONTHS ENDED    YEAR ENDED
                                                                   JULY 31, 2006     OCTOBER 31, 2005
                                                                    -------------     -------------
                                                                              (IN THOUSANDS)
(P)  To reclass Primedex equipment rental from cost of services     $         174     $         166
                                                                    =============     =============

Annex D-10

                                                                  NINE MONTHS ENDED    YEAR ENDED
                                                                    JULY 31, 2006    OCTOBER 31, 2005
                                                                    -------------     -------------
                                                                             (IN THOUSANDS)
(Q)  To record additional depreciation on property and equipment
       revaluation as a result of the purchase price allocation     $       2,103     $       2,804
     To eliminate Radiologix amortization expense on historical
       intangible assets related to management service agreements          (2,500)           (3,331)
     To add amortization of identifiable intangible assets recorded
       as a result of purchase price allocation                             1,771             2,361
                                                                    -------------     -------------
                                                                    $       1,374     $       1,834
                                                                    =============     =============

                                                                  NINE MONTHS ENDED    YEAR ENDED
                                                                    JULY 31, 2006    OCTOBER 31, 2005
                                                                    -------------     -------------
                                                                           (IN THOUSANDS)
(R)  To reclass Radiologix losses from sale or disposal of assets
       from cost of services                                        $          --     $          19

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006   OCTOBER 31, 2005
                                                                    -------------     -------------
                                                                             (IN THOUSANDS)
(S)  To reclass Radiologix corporate overhead as cost of services   $     (12,841)    $     (16,872)

                                                                  NINE MONTHS ENDED     YEAR ENDED
                                                                    JULY 31, 2006    OCTOBER 31, 2005
                                                                    -------------     -------------
                                                                           (IN THOUSANDS)
(T)  To eliminate Radiologix interest income with use of cash as
       part of the purchase transaction                             $       1,117     $         956
     To reverse interest expense related to historical notes,
       leases, bonds and lines of credit with new financing related to the purchase transaction:
          For Radiologix                                                  (13,432)          (17,908)
          For Primedex                                                    (13,292)          (15,871)
     To add interest expense related to new financing related to
       the purchase transaction(1)                                         28,620            38,160
     To reverse interest expense related to historical deferred financing charges and loan fees with new financing related to the purchase transaction:
          For Radiologix                                                   (1,237)           (1,650)
          For Primedex                                                       (710)           (1,137)
     To add interest expense related to new financing transaction
       fees(2)                                                              1,088             1,449
                                                                    -------------     -------------
                                                                    $       2,154     $       3,999
                                                                    =============     =============
_______________
(1) Assume a first lien six-year, 1% principal payment per year, note payable of $225 million at
    LIBOR + 3.5%, or an estimated 9.0%, and a second lien seven-year, interest-only note payable of
    $135 million at LIBOR + 7.5%, or an estimated 13.0% and an estimated line of credit draw of $4.0 million.

Annex D-11

 The interest expense calculation presented above uses the actual LIBOR rates for the periods presented to determine the interest rate applied to the borrowings under the Term Loan B and the Second Lien Credit Facility. If the LIBOR rate increases or decreases, the effect on interest expense would be as follows:

                                                  EFFECT ON INTEREST EXPENSE
                                             -----------------------------------
                                              NINE MONTHS
LIBOR RATE                                       ENDED             YEAR ENDED
INCREASE/DECREASE                            JULY 31, 2006      OCTOBER 31, 2005
                                            ---------------     ---------------
                                                      (IN THOUSANDS)
0.25%                                         $     683           $     910
0.50%                                             1,365               1,820
0.75%                                             2,048               2,730
1.00%                                             2,730               3,640
___________________
(2) Estimated financing fees of $9.2 million for the Primedex acquisition of Radiologix amortized over the weighted-average financing period of approximately 76 months, or approximately $121,000 per month.

     The pro forma statements of income contain no adjustment of the Primedex net deferred financing costs of $5,198,000 as of July 31, 2006, and debt prepayment penalties of $2,284,000 that will be expensed upon refinancing the existing debt of Primedex. In addition, the pro forma financial statements contain no adjustment for any proposed reverse stock split.

Annex D-12

                                    ANNEX E
                                       to
                                CREDIT AGREEMENT
                                ----------------

                           WIRE TRANSFER INFORMATION

Name:               General Electric Capital Corporation
Bank:               Deutsche Bank Trust Company Americas
                    New York, New York
ABA #:
Account #:
Account Name:       GECC/HH Cash Flow Collections
Reference:          HFS 2543 Radnet Management

Annex E-1

                                                                         ANNEX F

                   COMPLIANCE AND EXCESS CASH FLOW CERTIFICATE

                             RADNET MANAGEMENT, INC.

         DATED AS OF: [INSERT DATE OF MOST RECENT FINANCIAL STATEMENTS]

         This Certificate is given by Radnet Management, Inc. ("BORROWER")
pursuant to Section 6.2(o) of that certain Credit Agreement dated as of
__________, _______ among Borrower, the other Credit Parties party thereto, the
Lenders from time to time party thereto and General Electric Capital
Corporation, as agent for the Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "CREDIT
AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         The undersigned is duly authorized to execute and deliver this
Certificate on behalf of Borrower. By executing this Certificate such officer hereby certifies to Agent and Lenders that:

         (a) the financial statements delivered with this Certificate in accordance with Section 6.2(a) and/or 4.7(a) of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Holdings and its Subsidiaries as of the dates of such financial statements;

         (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Credit Parties during the accounting period covered by such financial statements;

         (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of
Default, except as set forth on SCHEDULE 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrower has taken, is taking and proposes to take with respect thereto;

         (d) except as set forth on SCHEDULE 1 hereto, Borrower is in compliance with the covenants contained in Sections 5.1, 5.3, 5.4, 5.5, 5.7 and 5.8 and
Section 6 of the Credit Agreement, as demonstrated on SCHEDULE 1 hereto [NOTE TO
BORROWER: THE PORTION OF SCHEDULE 1 PERTAINING TO FINANCIAL COVENANTS IS ONLY
REQUIRED TO BE COMPLETED AS OF THE END OF EACH FISCAL QUARTER];

         (e) Excess Cash Flow, as demonstrated by the calculation on SCHEDULE 2 hereto, for the Fiscal Year ending ___________ equals $__________. [NOTE TO
BORROWER: THIS CLAUSE IS ONLY REQUIRED TO BE COMPLETED IN CONNECTION WITH THE
DELIVERY OF AUDITED FINANCIAL STATEMENTS PURSUANT TO SECTION 6.2(B) OF THE
CREDIT AGREEMENT];


         (f) except as set forth on SCHEDULE 3 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 6.2(o) of the Credit Agreement, no Credit Party has (i) changed its name as it appears in official filings in the jurisdiction of its organization, (ii) changed its chief executive office, principal place of business, corporate offices, warehouses or locations at which Collateral is held or stored, or the location of its records concerning Collateral, (iii) changed the type of entity that it is, (iv) changed
(or has had changed) its organization identification number, if any, issued by its jurisdiction of organization, (v) changed its jurisdiction of organization,
(vi) changed the end of its Fiscal Year, or (vii) formed any new Subsidiary or entered into any partnership or joint venture with any other Person; and

         (g) except as set forth on SCHEDULE 4 hereto, subsequent to the date of the most recent Certificate submitted by Borrower pursuant to Section 6.2(o) of the Credit Agreement, there has been no event which would alter any of the disclosures set forth on Schedule 3.1(b) of the Credit Agreement.

         IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed by its __________________ this ____ day of ___________, ____.

                             RADNET MANAGEMENT, INC.

                              By    ____________________________________________
                              Its   ____________________________________________

Annex F-1

                                                                      SCHEDULE 1
                                                                         Annex F

ALL AMOUNTS IN ANNEX F ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED,
ARE CALCULATED FOR HOLDINGS AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS

                                  INDEBTEDNESS
                                  (SECTION 5.1)

Intercompany Indebtedness among Borrower and its Subsidiaries:
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance Yes/No Indebtedness secured by purchase money Liens or incurred with respect to Capital Leases:
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance                                               Yes/No
Unsecured subordinated Indebtedness:
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance                                               Yes/No


                                   INVESTMENTS
                                  (SECTION 5.3)

Loans and advances to employees for moving, traveling and other similar expenses in the ordinary course of business:
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance                                               Yes/No
Capital contributions to wholly-owned domestic Subsidiaries:
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance                                               Yes/No


                             CONTINGENT OBLIGATIONS
                                  (SECTION 5.4)

Contingent Obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations:
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance Yes/No Other Contingent Obligations not otherwise permitted in Sections 5.4(a) through (h):
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance                                               Yes/No


                           RESTRICTED JUNIOR PAYMENTS
                                  (SECTION 5.5)

Dividends paid to Holdings to permit repurchase of Stock:
     Actual (current Fiscal Year)                                $______________
     Current (current Fiscal Year)                               $______________
     In Compliance                                               Yes/No
     Actual (term of Credit Agreement)                           $______________
     Permitted (term of Credit Agreement)                        $______________
     In Compliance                                               Yes/No

Annex F-2

                               DISPOSAL OF ASSETS
                                  (SECTION 5.7)

Describe any Asset Dispositions made during the period (list each transaction by market value of assets sold):
              -----------------------------------------------                                $______________
              -----------------------------------------------                                $______________
              -----------------------------------------------                                $______________
              -----------------------------------------------                                $______________
Permitted Asset Dispositions in a single transaction or series of related  transactions
(asset market value)                                                                         $______________
In Compliance                                                                                Yes/No
Aggregate market value of Asset Dispositions in Fiscal Year                                  $______________
Permitted aggregate market value of Asset Dispositions in Fiscal Year
                                                                                             $______________
In Compliance                                                                                Yes/No

Annex F-3

                          TRANSACTIONS WITH AFFILIATES
                                  (SECTION 5.8)

Directors fees paid in current Fiscal Year:
     Actual in the aggregate                                     $______________
     Permitted in the aggregate                                  $______________
     In Compliance                                               Yes/No

Annex F-4

                            CAPITAL EXPENDITURE LIMIT
                                (SECTION 6.1(A))

Capital Expenditures are defined as follows:
All expenditures (by the expenditure of cash or (without duplication) the incurrence of Indebtedness) during the measuring period for any fixed asset or improvements or for replacements, substitutions or additions thereto that have a useful life of more than one year and that are required to be capitalized under
GAAP
                                                                                         $______________
PLUS:    deposits made during the measurin period in connection with fixed assets;
         less deposits of a prior period included above
                                                                                          ______________
LESS: Net Proceeds of Asset Dispositions which Borrower is permitted to reinvest under Section 1.5(c) of the Credit Agreement and are included in the expenditures
above.                                                                                    ______________

Capital Expenditures                                                                     $______________

Permitted Capital Expenditures
                                                                                         $______________

In Compliance                                                                            Yes/No

Annex F-5

                       MINIMUM FIXED CHARGE COVERAGE RATIO
                                (SECTION 6.1(C))

EBITDA (calculated in Section 6.1(b) of this Annex)                                      $__________
LESS:    any provision for income taxes (whether paid or payable in cash)
                                                                                          __________
         Capital Expenditures (calculated in Section 6.1(a) of this Annex), other than the portion thereof funded by third party financing
                                                                                          __________

Operating Cash Flow                                                                      $__________
                                                                                          ==========
Fixed Charge Coverage Ratio is defined as follows:

Interest expense (whether cash or non-cash) deducted in the determination of
Consolidated Net Income, including interest expense with respect to any Funded
Debt and interest expense that has been capitalized
                                                                                         $__________
LESS:    Amortization of capitalized fees and expenses incurred with respect to the
         Related Transactions included in interest expense above
                                                                                         ___________
         Amortization of any original discount attributable to any Funded Debt or
         warrants included in interest expense above                                     ___________
         Interest paid in kind and included in interest expense above                    ___________
             Imputed interest or other non-cash interest related to swap or other        ___________
         interest rate agreements
Interest Expense*                                                                        $__________
PLUS:    Scheduled payments of principal with respect to all Indebtedness
                                                                                          __________
Fixed Charges $__________ Fixed Charge Coverage Ratio (Operating Cash Flow from above, DIVIDED BY Fixed Charges) __________ * During the period from the Closing
Date through the Fiscal Quarter ended September 30, 2007, cash Interest Expense shall be calculated for the period commencing on the Closing Date and ending on the date most recently ended for which a Compliance Certificate is delivered to
Agent divided by the number of days in such period and multiplied by 360 days.
Thereafter, cash Interest Expense shall be calculated for the twelve (12) month period ending on the date most recently ended for which a Compliance Certificate is delivered to Agent. **For calculations as of December 31, 2006, scheduled payments of principal with respect to all Indebtedness for the 12-month fiscal period ended December 31, 2006 will be deemed to be $662,500 multiplied by 4.0.
For calculations as of March 31, 2007, scheduled payments of principal will be deemed to be (i) $662,500 plus (ii) the actual amount of such payments for the fiscal quarter ended March 31, 2007 multiplied by 3.0. For calculations as of
6/30/07, scheduled payments of principal will be deemed to be (i) $662,500 plus
(ii) the actual amount of such payments during the fiscal quarter ended June 30,
2007 and March 31, 2007 multiplied by 1.5. For calculations as of September 30,
2007, scheduled payments of principal will be deemed to be (i) $662,500 plus
(ii) the actual amounts of such payments for the fiscal quarter ended March 31,
2007, June 30, 2007 and September 30, 2007.

Annex F-6

                             MAXIMUM LEVERAGE RATIO
                                (SECTION 6.1(E))

Leverage Ratio is defined as follows:

(1) Funded Debt as of the date of determination, including Letter of Credit
Obligations  (as  defined in the First Lien  Credit  Agreement)  (as in effect on the           $__________
                                                                                                 ==========
date thereof)  (other than the  Revolving  Loans (as defined in the First Lien Credit
Agreement) (as in effect on the date thereof)
(2) Average Daily Balance (as defined in the First Lien Credit Agreement) (as in
effect on the date  thereof)  of the  Revolving  Loans (as  defined in the First Lien           $__________
                                                                                                 ==========
Credit Agreement) (as in effect on the date thereof) during the applicable  measuring period
Adjusted Funded Debt ((1) PLUS (2))
                                                                                                $__________
Leverage Ratio (Adjusted Funded Debt DIVIDED BY EBITDA*)                                        ___________
                                                                                                ===========
Required Leverage Ratio                                                                         ___________
                                                                                                ===========
In Compliance                                                                                   Yes/No

Annex F-7

                          MAXIMUM SENIOR LEVERAGE RATIO
                                (SECTION 6.1(F))

Senior Leverage Ratio is defined as follows:

(1) Funded Debt as of the date of determination, including Letter of Credit
Obligations  (as defined in the First Lien Credit  Agreement as in effect on the date           $__________
                                                                                                 ==========
hereof)  (other  than the  Revolving  Loans  (as  defined  in the First  Lien  Credit
Agreement as in effect on the date hereof)
(2)  Average  Daily  Balance  of the  Revolving  Loans (as  defined in the First Lien
Credit  Agreement as in effect on the date hereof)  during the  applicable  measuring           $__________
                                                                                                 ==========
period
Adjusted Funded Debt ((1) PLUS (2))
                                                                                                $----------
LESS: Indebtedness outstanding under this Agreement as of the date of determination
----
                                                                                                $----------
LESS:   Other Subordinated Debt as of the date of determination                                 $__________
----                                                                                             ==========
Senior Debt                                                                                     $__________
                                                                                                 ==========
Senior Leverage Ratio (Senior Debt DIVIDED BY EBITDA)
                                   ------- --
                                                                                                -----------
Required Senior Leverage Ratio                                                                  ___________
In Compliance                                                                                   Yes/No

Annex F-8

               CONDITIONS OR EVENTS WHICH CONSTITUTE A DEFAULT OR
                                EVENT OF DEFAULT

[IF ANY CONDITION OR EVENT EXISTS THAT CONSTITUTES A DEFAULT OR EVENT OF
DEFAULT, SPECIFY NATURE AND PERIOD OF EXISTENCE AND WHAT ACTION BORROWER HAS
TAKEN, IS TAKING OR PROPOSES TO TAKE WITH RESPECT THERETO; IF NO CONDITION OR
EVENT EXISTS, STATE "NONE."]

Annex F-9

                                                                      SCHEDULE 2
                                                                         Annex F

                                EXCESS CASH FLOW
                                  (SECTION 1.5)

Excess Cash Flow is calculated for Holdings and its  Subsidiaries,  and is defined as follows:
EBITDA (calculated in Schedule II to Exhibit 6.2(d))                                            $___________
PLUS:       decreases in Working Capital during the Fiscal Year*                                 ___________

            extraordinary gains which are cash items not included in the calculation
            of EBITDA                                                                            ___________
LESS:      Capital Expenditures (calculated in Section 6.1(a) of this Annex)
           (excluding the financed portion thereof and excluding any Capital
           Expenditures in such Fiscal Year to the extent in excess of the Capex
           Limit)                                                                                ___________

           Interest expense (whether cash or non-cash) deducted in the determination
           of Consolidated Net Income, including interest expense with respect to                ___________
           any Funded Debt and interest expense that has been capitalized, LESS:

                  Amortization of capitalized fees and expenses incurred with respect to the Related Transactions included in interest
                  expense above

                  Interest paid in kind and included in interest expense above

                  Imputed  interest or other non-cash interest related to swap or other interest rate agreements
           scheduled principal payments paid or payable in respect of Funded Debt
                                                                                                ___________
           income taxes paid in cash                                                            ___________
           increases in Working Capital during the Fiscal Year*                                 ___________
           losses which are cash items not included in the calculation of EBITDA
                                                                                                ___________
           aggregate amounts of all voluntary prepayments of Term Loan C
                                                                                                ___________
               amounts paid in cash for Permitted Acquisition
Subtotal                                                                                        $__________
                                                                                                 ==========
Required Prepayment Percentage                                                                   75%
Excess Cash Flow                                                                                $__________
                                                                                                 ==========

*        Working Capital means Current Assets MINUS Current Liabilities.
                                              -----

Annex F-10

                                                                      SCHEDULE 3
                                                                         Annex F

                          ORGANIZATION/LOCATION CHANGES

[IF ANY CREDIT PARTY HAS (I) CHANGED ITS NAME AS IT APPEARS IN OFFICIAL FILINGS
IN THE STATE OF ITS ORGANIZATION, (II) CHANGED ITS CHIEF EXECUTIVE OFFICE,
PRINCIPAL PLACE OF BUSINESS, CORPORATE OFFICES, WAREHOUSES OR LOCATIONS AT WHICH
COLLATERAL IS HELD OR STORED, OR THE LOCATION OF ITS RECORDS CONCERNING
COLLATERAL, (III) CHANGED THE TYPE OF ENTITY THAT IT IS, (IV) CHANGED (OR HAS
HAD CHANGED) ITS ORGANIZATION IDENTIFICATION NUMBER, IF ANY, ISSUED BY ITS
JURISDICTION OR ORGANIZATION, (V) CHANGED ITS JURISDICTION OF ORGANIZATION, (VI)
CHANGED THE END OF ITS FISCAL YEAR, OR (VII) FORMED ANY NEW SUBSIDIARY OR
ENTERED INTO ANY PARTNERSHIP OR JOINT VENTURE WITH ANY PERSON, SUCH CHANGE SHALL
BE SPECIFIED BELOW; IF NO SUCH CHANGE HAS BEEN MADE, STATE "NONE."]

Annex F-11

                                                                      SCHEDULE 4
                                                                         Annex F

                             CAPITALIZATION CHANGES

[IF WITH RESPECT TO ANY CREDIT PARTY THERE HAS BEEN A CHANGE IN AUTHORIZED
STOCK, ISSUED AND OUTSTANDING STOCK OR THE IDENTITY OF THE HOLDERS OF ANY STOCK,
OR IF WITH RESPECT TO ANY CREDIT PARTY THERE HAS BEEN A CHANGE PERTAINING TO
PREEMPTIVE RIGHTS OR ANY OTHER OUTSTANDING RIGHTS, OPTIONS, WARRANTS, CONVERSION
RIGHTS OR SIMILAR AGREEMENTS OR UNDERSTANDINGS FOR THE PURCHASE OR ACQUISITION
OF ANY STOCK, SUCH CHANGE SHALL BE SET FORTH BELOW; IF NO SUCH CHANGE HAS
OCCURRED, STATE "NONE."]

Annex F-12

                                 EXHIBIT 6.2(d)

                                     EBITDA

Consolidated Net Income is defined as follows:
Net income during the measuring period on a consolidated basis excluding:                       $___________
         the income (or deficit) of any Person  accrued prior to the date it became a
         Subsidiary  of,  or was  merged or  consolidated  into,  Holdings  or any of
         Holdings' Subsidiaries
                                                                                                ___________
         the income (or deficit) of any Person (other than a Subsidiary) in which Holdings has an ownership interest, except to the extent any such income has actually been received by Borrower or any of its
         Subsidiaries in the form of cash dividends or distributions
                                                                                                ___________
         the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such
         Subsidiary

                                                                                                ___________
         any restoration to income of any contingency  reserve,  except to the extent that  provision for such reserve was made out of income  accrued during such
         period                                                                                 ___________
         any net gain attributable to the write-up of any asset                                 ___________
         any loss  attributable  to the  write-down of any asset (other than Accounts           ___________
         and Inventory)
         any net gain from the collection of the proceeds of life insurance policies
                                                                                                ___________
         any  net  gain  arising  from  the  acquisition  of any  securities,  or the extinguishment of any Indebtedness, of Holdings or any of its Subsidiaries
                                                                                                ___________
         any deferred credit representing the excess of equity in any Subsidiary of Holdings at the date of acquisition of such Subsidiary over the cost to Holdings of the investment in such Subsidiary
                                                                                                 ___________

Consolidated Net Income                                                                         $___________
                                                                                                 ===========
EBITDA is defined as follows:
Consolidated Net Income (from above)                                                            $__________
LESS:    (in each case to the extent included in the calculation of Consolidated  Net
         Income, but without duplication):
         income tax credits                                                                     ___________
         interest income                                                                        ___________
         gain from extraordinary items                                                          ___________
         any gain  arising  from the sale,  exchange or other  disposition  of assets
         (including  Equipment)  out of the ordinary  course of business,  other than
         Accounts and Inventory                                                                 ___________
         any other non-cash gains                                                               ___________
         expenditures  related to the Related  Transactions  and not reflected on the
         Pro Forma or the footnotes thereto                                                     ___________
         non-recurring gains                                                                    ___________
PLUS:    (in each case to the extent deducted in the calculation of Consolidated  Net
         Income, but without duplication):
         any provision for income taxes                                                         ___________
         Interest  expense (whether cash or non-cash)  deducted in the  determination           ___________
         of Consolidated Net Income,  including  interest expense with respect to any
         Funded Debt and interest expense that has been capitalized
         depreciation and amortization                                                          ___________
         amortized  debt  discount (but in the case of  amortization  and expenses of
         Related Transactions, only to the extent included in the Pro Forma)
                                                                                                ___________
         any  deduction  as the result of any grant to any members of the  management of Holdings or any of its Subsidiaries of any Stock
                                                                                                ___________
         loss from extraordinary items                                                          ___________
         any loss  arising  from the sale,  exchange or other  disposition  of assets
         (including  Equipment)  out of the ordinary  course of business,  other than
         Accounts and Inventory                                                                 ___________
         any  other  non-cash   losses  (other  than  non-cash   losses  relating  to
         write-offs, write-downs or reserves with respect to Accounts and Inventory)
                                                                                                ___________
         expenses of the Related Transactions, provided that such expenses were included in the Pro Forma, or disclosed in any notes thereto
                                                                                                ___________
            employee severance expenses and retention bonuses in an aggregate amount not to exceed $2,600,000 paid on or prior to December 31, 2007 which expenses arose as a result of the transactions contemplated by the Merger Agreement for all periods ending on or after the Closing
         Date
            Other agreed to adjustments                                                         ___________
PLUS:    Pro Forma Cost Savings(1)                                                              ___________
EBITDA(2)                                                                                       $__________
                                                                                                 ==========

(1) With respect to each trailing twelve month period ending on the Fiscal Month specified on EXHIBIT B attached hereto, Pro Forma Cost Savings which shall be the lesser of (a) $11,000,000 or (b) the total actual cost savings realized as a result of the Acquisition PLUS the adjustment amount specified opposite such
Fiscal Month (without duplication of amounts added back in any prior trailing twelve month period).

(2) EBITDA for entities acquired in a Permitted Acquisition shall be included to the extent that such EBITDA has been approved by Agent in its reasonable discretion (it being agreed that to the extent not already included in EBITDA of
Holdings and its Subsidiaries, EBITDA of Radiologix and its Subsidiaries for the
Fiscal Months set forth on EXHIBIT A attached hereto shall be deemed to be the amount set forth opposite such Fiscal Month on EXHIBIT A.

                                 EXHIBIT 1.1(a)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                               FORM OF TERM NOTE C
                                (Single Borrower)

                                                              New York, New York

                                                  $---,---,------------ --, ----

         FOR VALUE RECEIVED, the undersigned, RADNET MANAGEMENT, INC., a
California corporation ("BORROWER"), HEREBY PROMISES TO PAY to the order of
___________________ ("LENDER") at the offices of GENERAL ELECTRIC CAPITAL
CORPORATION, a Delaware corporation, as Agent for Lenders ("AGENT"), at its address at ________________________________, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of
America and in immediately available funds, the amount of
__________________________ DOLLARS AND _____ CENTS ($___,___,___). All
capitalized terms used but not otherwise defined herein have the meanings given to them in the "Credit Agreement" (as hereinafter defined) or in Annex A thereto.

         This Term Note is one of the Term Notes issued pursuant to that certain
Credit Agreement dated as of ______________ by and among Borrower, the other
Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT AGREEMENT"), and is entitled to the benefit and security of the Credit Agreement, the Security Agreement and all of the
other Loan Documents referred to therein. Reference is hereby made to the Credit
Agreement for a statement of all of the terms and conditions under which the
Term Loan C evidenced hereby are made and are to be repaid. The principal balance of Term Loan C, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term Note.

         The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement.
Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

         If any payment on this Term Note becomes due and payable on a day other than a Business Day, the payment thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                         [Signature Page to Term C Note]

 CH\868348.17   Second Lien Credit Agreement (Radnet/Radiologix; 2006)
         Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower), be declared, and immediately shall become, due and payable.

         Time is of the essence of this Term Note.

         Except as provided in the Credit Agreement, this Term Note may not be assigned by Lender to any Person.

         THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN
ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
CONFLICTS OF LAW PRINCIPLES.

                                  RADNET MANAGEMENT, INC.

                                  By:
                                      ------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                          --------------------------------------

                                 EXHIBIT 1.2(e)
                                       to
                                CREDIT AGREEMENT
                                ----------------

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

         Reference is made to that certain Credit Agreement dated as of
_____________, 2006 by and among the undersigned ("BORROWER"), the other Persons named therein as Credit Parties, General Electric Capital Corporation ("AGENT")
and the Lenders from time to time signatory thereto (including all annexes, exhibits or schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the "CREDIT Agreement"). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

         Borrower hereby gives irrevocable notice, pursuant to SECTION 1.2(E) of the Credit Agreement, of its request to:

         (a)______on [ DATE ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [AND, IN THE CASE OF A LIBOR LOAN, HAVING A LIBOR
PERIOD OF [_____] MONTH(S)];

         [(B)_____ON [ DATE ] CONTINUE $[________]OF THE AGGREGATE OUTSTANDING
PRINCIPAL AMOUNT OF THE [_______] LOAN, BEARING INTEREST AT THE LIBOR RATE, AS A
LIBOR LOAN HAVING A LIBOR PERIOD OF [_____] MONTH(S)].

         Borrower certifies that the conversion and/or continuation of the Term
Loan C requested above is for the separate account of the Borrower in the following amount: [$_____________].

         Borrower hereby (i) certifies that no Event of Default has occurred or is continuing on the date hereof, and on the date of the requested conversion/continuation, before and after giving effect thereto and (ii)
reaffirms the guaranty and continuance of Agent's Liens, on behalf of itself and
Lenders, pursuant to the Collateral Documents.

                                  RADNET MANAGEMENT, INC.

                                  By:
                                     -------------------------------------------
                                  Name:
                                        ----------------------------------------
                                  Title:
                                         ---------------------------------------

                                   EXHIBIT 8.1
                                       to
                                CREDIT AGREEMENT

                          FORM OF ASSIGNMENT AGREEMENT

         This ASSIGNMENT AGREEMENT, dated as of the Effective Date, is entered into between the Assignor and the Assignee (each as defined below).

         The parties hereto hereby agree as follows:

BORROWER:         RADNET MANAGEMENT, INC., A CALIFORNIA CORPORATION (THE
                  "BORROWER")

AGENT:            GENERAL ELECTRIC CAPITAL CORPORATION, AS AGENT AND FOR THE
                  LENDERS (IN SUCH CAPACITY AND TOGETHER WITH ITS SUCCESSORS AND
                  PERMITTED ASSIGNS, THE "AGENT")

CREDIT            AGREEMENT: SECOND LIEN CREDIT AGREEMENT, DATED AS OF
                  __________, 2006, AMONG THE BORROWER, ________, AS ONE OF THE
                  GUARANTORS, THE LENDERS PARTY THERETO AND THE AGENT (AS THE
                  SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE
                  MODIFIED FROM TIME TO TIME, THE "CREDIT AGREEMENT";
                  CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION ARE USED AS
                  DEFINED IN THE CREDIT AGREEMENT)

[TRADE DATE:      _________, ____]
EFFECTIVE DATE:   _________, ____

--------------------------- ---------------------------------- --------------- ------------------ ------------------ ---------------
                                                                               AGGREGATE AMOUNT   AGGREGATE AMOUNT
                                                                                OF TERM LOAN C     OF TERM LOAN C
                                                                                COMMITMENTS OR     COMMITMENTS OR
         ASSIGNOR                                                              PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
    (COLLECTIVELY, THE                  ASSIGNEE                                OF TERM LOAN C     OF TERM LOAN C      PERCENTAGE
       "ASSIGNORS")          (COLLECTIVELY, THE "ASSIGNEES")   LOAN ASSIGNED    FOR ALL LENDERS       ASSIGNED          ASSIGNED
       ----------                                ---------
--------------------------- ---------------------------------- --------------- ------------------ ------------------ ---------------
    [NAME OF ASSIGNOR]             [NAME OF ASSIGNEE]           TERM LOAN C      $____________      $____________    __._________%
                              [AFFILIATE][APPROVED FUND] OF
                                    [NAME OF LENDER]
--------------------------- ---------------------------------- --------------- ------------------ ------------------ ---------------
    [NAME OF ASSIGNOR]             [NAME OF ASSIGNEE]           TERM LOAN C      $____________      $____________    __._________%
                              [AFFILIATE][APPROVED FUND] OF
                                    [NAME OF LENDER]
--------------------------- ---------------------------------- --------------- ------------------ ------------------ ---------------
    [NAME OF ASSIGNOR]             [NAME OF ASSIGNEE]           TERM LOAN C      $____________      $____________    __._________%
                              [AFFILIATE][APPROVED FUND] OF
                                    [NAME OF LENDER]
--------------------------- ---------------------------------- --------------- ------------------ ------------------ ---------------

                             [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]

         SECTION 1. Assignment. Each Assignor hereby sells and assigns to the
Assignee set forth above opposite such Assignor, and such Assignee hereby purchases and assumes from such Assignor, such Assignor's rights and obligations in its capacity as Lender under the Credit Agreement (including Liabilities owing to or by such Assignor thereunder) and the other Loan Documents, in each case to the extent related to the amounts identified above opposite such
Assignor (such Assignor's "ASSIGNED INTEREST").

         SECTION 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNORS. Each
Assignor severally but not jointly (a) represents and warrants to its corresponding Assignee and the Agent that (i) it has full power and authority, and has taken all actions necessary for it, to execute and deliver this
Assignment Agreement and to consummate the transactions contemplated hereby and
(ii) it is the legal and beneficial owner of its Assigned Interest and that such
Assigned Interest is free and clear of any Lien and other adverse claims, (b)
makes no other representation or warranty and assumes no responsibility, including with respect to the aggregate amount of the Term Loan C, the percentage of the Term Loan C represented by the amounts assigned, any statements, representations and warranties made in or in connection with any
Loan Document or any other document or information furnished pursuant thereto, the execution, legality, validity, enforceability or genuineness of any Loan
Document or any document or information provided in connection therewith and the existence, nature or value of any Collateral, (c) assumes no responsibility (and makes no representation or warranty) with respect to the financial condition of any Credit Party or the performance or nonperformance by any Credit Party of any obligation under any Loan Document or any document provided in connection therewith and (d) attaches any Notes held by it evidencing at least in part the
Assigned Interest of such Assignor (or, if applicable, an affidavit of loss or similar affidavit therefor) and requests that the Agent exchange such Notes for new Notes in accordance with SECTIONS 1.1(B) and 1.1(C)(I) of the Credit
Agreement.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF ASSIGNEES. Each
Assignee severally but not jointly (a) represents and warrants to its corresponding Assignor and the Agent that (i) it has full power and authority, and has taken all actions necessary for such Assignee, to execute and deliver this Assignment Agreement and to consummate the transactions contemplated hereby, (ii) to the extent indicated above, is an Affiliate or an Approved Fund of the Lender set forth above and (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest assigned to it hereunder and either such Assignee or the Person exercising discretion in making the decision for such assignment is experienced in acquiring assets of such type, (b) appoints and authorizes the Agent to take such action as administrative agent and collateral agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (c) shall perform in accordance with their terms all obligations that, by the terms of the Loan Documents, are required to be performed by it as a
Lender, (d) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement and shall continue to make its own credit decisions in taking or not taking any action under any Loan Document independently and without reliance upon any Secured Party and based on such documents and information as it shall deem appropriate at the time, (e) acknowledges and agrees that, as a Lender, it may receive material non-public information and confidential information concerning the Loan Parties and their Affiliates and
Securities and agrees to use such information in accordance with SECTION 9.13 of the Credit Agreement, (f) specifies as its applicable lending offices (and addresses for notices) the offices at the addresses set forth beneath its name on the signature pages hereof, (g) shall pay to the Agent an assignment fee in the amount of $3,500 to the extent such fee is required to be paid under SECTION
8.1(A) of the Credit Agreement and (h) to the extent required pursuant to
SECTION 1.9(C) of the Credit Agreement, attaches two completed originals of
Forms W-8ECI, W-8BEN or W-9.

         SECTION 4. DETERMINATION OF EFFECTIVE DATE; LOAN ACCOUNT. Following the
due execution and delivery of this Assignment Agreement by each Assignor, each
Assignee and, to the extent required by SECTION 8.1(A) of the Credit Agreement, the Borrower, this Assignment Agreement (including its attachments) will be delivered to the Agent for its acceptance and recording in the Loan Account. The effective date of this Assignment Agreement (the "EFFECTIVE DATE") shall be the later of (i) the acceptance of this Assignment Agreement by the Agent and (ii)
the recording of this Assignment Agreement in the Loan Account. The Agent shall insert the Effective Date when known in the space provided therefor at the beginning of this Assignment Agreement.

         SECTION 5. EFFECT. As of the Effective Date, (a) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment
Agreement, have the rights and obligations of a Lender under the Credit
Agreement and (b) each Assignor shall, to the extent provided in this Assignment
Agreement, relinquish its rights (except those surviving the termination of the
Term Loan C Commitments and payment in full of the Obligations) and be released from its obligations under the Loan Documents other than those obligations relating to events and circumstances occurring prior to the Effective Date.

         SECTION 6. DISTRIBUTION OF PAYMENTS. On and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of each
Assigned Interest of any Assignor (a) in the case of amounts accrued to but excluding the Effective Date, to such Assignor and (b) otherwise, to the corresponding Assignee.

         SECTION 7. MISCELLANEOUS. This Assignment Agreement is a Loan Document
and, as such, is subject to certain provisions of the Credit Agreement, including SECTIONS 9.14 (SUBMISSION TO JURISDICTION) and 9.15 (WAIVER OF JURY
TRIAL) thereof. On and after the Effective Date, this Assignment Agreement shall be binding upon, and inure to the benefit of, the Assignors, Assignees, the
Agent and their Related Persons and their successors and assigns. This
Assignment Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. This Assignment Agreement may
be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this
Assignment Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart of this
Assignment Agreement.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment
Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    [NAME OF ASSIGNOR]
                  as Assignor

                                    By:
                                             -----------------------------------
                     Name:
                    Title:

                                    [NAME OF ASSIGNEE]
                  as Assignee

                                    By:
                                             -----------------------------------
                     Name:
                    Title:

                                    LENDING OFFICE FOR EURODOLLAR RATE LOANS:
                                    ----------------------------------------
                                    [INSERT ADDRESS (INCLUDING CONTACT NAME,
                                    FAX NUMBER AND E-MAIL ADDRESS)]

                                    LENDING OFFICE (AND ADDRESS
                                    FOR NOTICES) FOR ANY OTHER
                                    PURPOSE:

                                    [INSERT ADDRESS (INCLUDING
                                    CONTACT NAME, FAX NUMBER
                                    AND E-MAIL ADDRESS)]


ACCEPTED and AGREED
this __ day of ______ _____:

GENERAL ELECTRIC CAPITAL CORPORATION
     AS AGENT

BY:
    -----------------------------------
     NAME:
     TITLE:

RADNET MANAGEMENT, INC.

By:
    -----------------------------------
Name:
Title:

SCHEDULE 3.1(a)

JURISDICTIONS OF ORGANIZATION AND QUALIFICATION

Credit Party	Jurisdiction of Organization
Primedex Health Systems, Inc.	New York
Diagnostic Imaging Services, Inc.	Delaware
Radnet Management, Inc.	California
Beverly Radiology Medical Group, Inc. ProNet	California
Imaging Medical Group, Inc. Radnet Sub, Inc.	California
SoCal MR Site Management, Inc. Radnet	California
Management I, Inc.	California
Radnet Management II, Inc.	California
Radnet Managed Imaging Services, Inc. Beverly	California
Radiology Medical Group, III FRI, Inc.	California
PR Acquisition Corporation	California
California
Delaware

Each Credit Party listed above is qualified to do business in California.

Credit Party	Jurisdiction of Organization	Jurisdictions of Qualification

Radiologix, Inc.	Delaware	Delaware, Texas, Kansas, California, Florida, Pennsylvania
Advanced Imaging Partners, Inc.	Delaware	Delaware, Maryland
Ide Imaging Partners, Inc.	Delaware	Delaware, New York
Mid Rockland Imaging Partners, Inc.	Delaware	Delaware, New York
Pacific Imaging Parnters, Inc.	California	California
Questar Imaging, Inc.	Florida	Florida, Colorado
Treasure Coast Imaging Partners, Inc.	Delaware	Delaware, Florida
Community Imaging Partners, Inc.	Delaware	Delaware, Maryland
Radiology and Nuclear Medicine Imaging Partners, Inc.	Delaware	Delaware, Kansas
Valley Imaging Partners, Inc.	California	California
Questar Duluth, Inc.	Florida	Florida, Minnesota
Questar Los Alamitos, Inc.	Florida	Florida, California
Questar Victorville, Inc.	Florida	Florida, California
Rocky Mountain OpenScan MRI, LLC	Colorado	Colorado

SCHEDULE 3.1 (b)

Name	Authorized	Issued	Holder

Primedex Health Systems, Inc.	Common Stock	66,721,657	Publicly Held
("Holdings")	$.01 par value
	100,000,000 shares
	Preferred Stock
	10,000,000 shares	0	N/A

Radnet Management, Inc.	Common Stock	1,000	Holdings (100%)
("Radnet")	10,000 shares

Beverly Radiology Medical Group, Inc.	100,000	10,000	Dr. Berger (90%)
			Dr. Crues (10%)

Pronet Imaging Medical Group, Inc.	100,000	10,000	Dr. Berger (90%)
			Dr. Crues (10%)

Diagnostic Imaging Services, Inc.	Common Stock	11,463,956	Radnet (100%)
	$.01 par value
	20,000,000 shares

Radnet Sub, Inc.	100,000 shares	1,000	Radnet (100%)

SoCal MR Site Management, Inc.	Common Stock	10,000	Radnet (100%)
	$.01 par value
	5,000,000 shares

Radnet Management I, Inc.	1,000,000	10,000	Radnet (100%)

Radnet Management II, Inc.	1,000,000	10,000	Radnet (100%)

Radnet Managed Imaging Services, Inc.	100,000	1,000	Radnet (100%)

FRI, Inc.	100,000	10,000	Radnet (100%)

There are no subscriptions, options, warrants or calls relating to any shares of Holdings or any Credit Parties' capital stock, including any right of conversion or exchange under any outstanding security or other instrument except as to Holdings, Options issued to employees to purchase common shares (707,500), Warrants issued to employees and some business entities related to Holdings (8,756,334) and upon conversion of the outstanding convertible subordinated debentures which are publicly held (6,516,400) rights to common shares of Holdings for an aggregate of 16,986,334.

SCHEDULE 3.1(b)
(continued)

Name	Authorized	Issued	Holder

Radiologix, Inc.*	Common Stock	22,621,922	Publicly Held Until Merger
	$.0001 par value
	50,000,000 shares
	Preferred Stock
	10,000,000 shares		N/A

PR Acquisition Corporation*	Common Stock	100	Radnet (100%)
	$.01 par value
	3,000 shares

Advanced Imaging Partners, Inc.	Common Stock	100	Radiologix (100%)
	$0.001 par value
	1,000 shares

Ide Imaging Partners, Inc.	Common Stock	100	Radiologix (100%)
	$0.001 par value
	1,000 shares

Mid Rockland Imaging Partners, Inc.	Common Stock	100	Radiologix (100%)
	$0.001 par value
	1,000 shares

Pacific Imaging Partners, Inc.	Common Stock	100	Radiologix (100%)
	No par value
	1,000 shares

Questar Imaging, Inc.	Common Stock	3,000	Radiologix (100%)
	$0.001 par value
	7,000 shares

Treasure Coast Imaging Partners, Inc.	Common Stock	100	Radiologix (100%)
	$0.001 par value
	1,000 shares

Community Imaging Partners, Inc.	Common Stock	100	Radiologix (100%)
	$0.001 par value
	1,000 shares

______________
*Upon completion of acquisition by merger PR Acquisition Corporation will merge into Radiologix, Inc. and all shares of Radiologix, Inc. will be acquired leaving only the 100 shares owned by Radnet Management, Inc. outstanding.

 SCHEDULE 3.1(b)
(continued)

Name	Authorized	Issued	Holder

Radiology and Nuclear Medicine	Common Stock	100	Radiologix (100%)
Imaging Partners, Inc.	$0.001 par value
	1,000 shares

Valley Imaging Partners, Inc.	Common Stock	100	Radiologix (100%)
	No par value
	1,000 shares

Questar Duluth, Inc.	Common Stock	100	Questar Imaging
	$1.00 par value		(100%)
	1,000 shares

Questar Los Alamitos, Inc.	Common Stock	100	Questar Imaging
	$1.00 par value		(100%)
	1,000 shares

Questar Victorville, Inc.	Common Stock	100	Questar Imaging
	$1.00 par value		(100%)
	1,000 shares

Rocky Mountain OpenScan MRI, LLC	Membership interests	100	Questar Imaging
			(100%)

There are no preemptive rights with respect to the stock of Radiologix, Inc. or any of its subsidiaries, and upon the consummation of the transactions contemplated by the Merger Agreement, there will be no outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from Radiologix, Inc. or any of its subsidiaries of any Stock of any such entity.

SCHEDULE 3.7

SOURCES AND USES OF PROCEEDS

Amount

Sources:

1st Lien	$225,000,000
2nd Lien Term Loan	135,000,000
Radiologix Cash	50,000,000
Drawdown on New $45 Million Revolver	4,278,295
$414,278,295
Uses of Proceeds:

Cash Purchase Price	$40,395,701
Retire Radiologix Bonds	170,055,715
Retire Radiologix Sub Debt	12,297,082
Refinance Radnet 1st Lien	85,355,000
RadNet Accrued Interest on Current 1st Lien Debt	354,174
Refinance Radnet 2nd Lien	60,000,000
RadNet 2nd Lien Prepayment Fee	1,800,000
RadNet Accrued Interest on Current 2nd Lien Debt	369,046
Refinance Radnet Sub Debt	16,626,464
Radnet Revolver	13,211,810
RGX Revolving Facility	67,455
Transaction Expenses	13,745,848

$414,278,295

SCHEDULE 3.10

INTELLECTUAL PROPERTY

Trademark for "RADNET" issued October 22, 2002 and bearing No. 2,639,209 held by Primedex Health Systems, Inc.

Trademark for "SONOWAVE" bearing Application No. 76/615,128 held by Radnet Management, Inc.

Servicemark for "HEALING WITH SOUND" bearing Application No. 76/615,575 held by Radnet Management, Inc.

Servicemark for "RADIOLOGIX" issued June 12, 200] and bearing No. 2,459,195 held by Radiologix, Inc.

SCHEDULE 3.11

INVESTIGATIONS AND AUDITS

On April 18, 2006, Radiologix, Inc. executed IRS Form 872, Consent to Extend the Time to Assess Tax, in connection with the IRS's review of a tax refund claimed by Radiologix.

SCHEDULE 3.12

Employment Agreement with Howard G. Berger, MD dated June 12, 1992 and amended January 30, 2004

Employment Agreement with Norman R. Hames dated May 1, 2001 and amended January 30, 2004

Employment Agreement with Sami S. Abbasi dated November 15, 2006

Retention Agreement with Stephen M. Forthuber

SCHEDULE 3.13

LITIGATION

None

SCHEDULE 3.14

REAL ESTATE

(see attached document)

SCHEDULE 3.15

ENVIRONMENTAL MATTERS

None

SCHEDULE 3.16
ERISA

401(k) Non Contributory Plan

Radiologix, Inc. Medical Care Plan

Radiologix, Inc. Flexible Benefit Plan

Radiologix, Inc. Welfare Benefits Plan

Radiologix, Inc. Transportation Fringe Benefit Plan

SCHEDULE 3.17

DEPOSIT AND DISBURSEMENT ACCOUNTS

City National Bank
400 N. Roxbury Dr.
Beverly Hills, CA 90210
310-282-2994

Accounts
Radnet Management, Inc	Operations
Radnet Management, Inc	Money
Radnet Management, Inc	Market
Beverly Radiology Medical Group	Payroll
Diagnostic Imaging Services, Inc.	Payroll
Primedex Health Systems, Inc.	Payroll
Radnet Management, Inc.	Operations
Refunds

See attached document for listing of Radiologix, Inc. accounts.

SCHEDULE 3.18

AGREEMENTS AND OTHER DOCUMENTS

Fuji Film Medical Imaging Film Agreement dated as of December 18, 2003 by and between Radnet Management, Inc. and Fuji Film Medical Systems U.S.A., Inc.

First Supplemental Indenture relative to Subordinated Debentures dated October 30, 2003 by and between American Stock Transfer and Trust Company, as trustee, and Primedex Health Systems, Inc.

Amended and Restated Management and Services Agreement dated January 1, 2004 between Radnet Management and Beverly Radiology Medical Group III

Partnership Agreement dated July 1, 1997 between Beverly Radiology Medical Group, Inc. and Pronet Imaging Medical Group, Inc.

General Electric Service Agreement dated August 14, 2001 by and between GE Medical Systems and Radnet Management, Inc.

PetNet Radiopharmaceutical Purchase Agreement dated September 13, 2004 by and between PETNET Solutions and Radnet Management, Inc.

General Electric Healthcare Financial Services Ref #8537637 dated December 30, 2004 by and between General Electric Capital Corporation and Radnet Management, Inc.

General Electric Healthcare Financial Services Ref #8536064 dated November 8, 2004 by and between General Electric Capital. Corporation and Radnet Management, Inc.

General Electric Healthcare Financial Services Ref #8535299 dated September 17, 2004 by and between General Electric Capital Corporation and Radnet Management, Inc.

Agreement and Plan of Merger with Radiologix, Inc. dated as of July 6, 2006 by and between Primedex Health Systems, Inc., PR Acquisition Corporation, Radnet Management, Inc. and Radiologix, Inc.

Indenture dated December 12, 2001 relative to 10.5% Senior Notes due December 15, 2008, between Radiologix, Inc. and U.S. Bank, N.A., as trustee.

Purchase Agreement dated December 15, 2003 by and between Bracco Diagnostics, Inc. and Radiologix, Inc.

Purchase Agreement (as amended) dated May 15, 1998 by and between Berlex Laboratories and Radiologix, Inc.

Medical/Surgical Distribution Agreement dated May 15, 2003 by and between Cardinal Healthcare and Radiologix Inc.

Contracting Services Agreement dated as of October 1, 2006 by and between Broadlane, Inc. and Radiologix, Inc.

SCHEDULE 3.19
INSURANCE

LINE	CARRIER NAME	POLICY #	TERM	PREMIUM	POLICY LIMITS
General Liability	Hartford	72UUNUM8682	9/30/05-12/01/06	$224,143.00	varies
Commercial Property	II		,,	$129,297.001M/2M
Commerical Crime	It		It	$53,648.00100,000
Commerical Automobile	II		It	$41,198.001	M
Excess Liability/umbrella	"	72XHUUM8762	II	$15,750.0010M
Directors & Officers	AIG	YBX001934D	06/01/05-12/01/06	$77,077.005M
EPL (Emp Pract Liab)	Crum & Forster	5560020315	06/01/05-12/01/06	$38,840.002M
Professional Liability	Fairway Physicians	FPC1000-10	12/01/05-12/01/06	$1,031,000.001M/3M
Work Comp	AIG	000834287	10/29/05-12/01/06	$1,230,453.001M
Medical	Aetna	358380	11 /01 /05-12/01 /06
Dental	Delta Dental	05662 & 2845	11/01/05-12/01/06
Vision	Vision Service Plan	12092356	11/01/05-12/01/06
Life	Genworth	100256-010-0001	11/01/05-12/01/06

SCHEDULE 3.22

HEALTH CARE MATTERS

None.

SCHEDULE 5.1
INDEBTEDNESS

CAPITAL LEASES		09/30/06
COMPANY	LESSOR	EQUIPMENT	BALANCE
RADNET	CONTINENTAL	Logiq 700 U/S Logiq 700 U/S Logiq 700 U/S Logiq 700 U/S	88,157.64
RADNET	CONTINENTAL	GE Logiq U/S 9 BT02 w/upgrade 03 GE Logiq U/S 9 BT02 w/upgrade 03 GE Logiq U/S 9 BT02 w/upgrade 03 GE Logiq U/S 9 BT02 w/upgrade 03 GE Logiq U/S 7 BT03 GE Logiq U/S 7 BT03 Bone Densitometer Spectrum Dicom Print/Store Server Stereotache Spectrum Diocom Box Stereotache Spectrum Diocom Box Radex Mammo Motorized Film Dicom Print/Store	173,072.13
RADNET	CONTINENTAL	GE Logiq 9 U/S GE M7C Probe Sony Film Station Sony Film Station Sony Film Station Kodak CR500 CR System	326,767.77
RADNET	CONTINENTAL	Kodak CR500 CR System Kodak CR500 CR System Kodak CR500 CR System Kodak CR500 CR System	347,584.20
RADNET	CONTINENTAL	NAI Dicom Box NAI Dicom Box GE Logiq U/S System CR500 Cassettes & Screen CR500 Cassettes & Screen CR500 Cassettes & Screen CR500 Cassettes & Screen CR500 Cassettes & Screen Kodak DVS100 Laser Imager Acuson Aspen CF U/S System EVC8 Endovaginal Transducer RAD-X Mammoscope Mammography Viewer	242,450.00
RADNET	GE	GE #8537637 Excite III MRI	1,432,172.67
RADNET	MD SERVICES	Hitachi Airls II MR System Leasehold Improvements	182,068.28
RADNET	HEARTLAND	Ultrasound	115,152.07

RADNET	CHERRY CREEK	Toshiba Opart .35T MR w/C-Arm	403,961.87
RADNET	MARCAP*	Hitachi Altair 0.7T Siemens Somatom Emotion Kodak Dryview 8900 Leasehold Improvements Dell Medical Digital Acuson 128XP Canon D769 Copier Konica 7150 Copier Mita A16060 Mita A16060 Konica 7150 Copier Chairs and Desks	1,500,000.00
RADNET	MARCAP*	Hitachi Altaire Upgrade(s)	243,986.00
RADSUB	GE	GE XR Gold Mammo	174,628.90
RADNET I	GE	GE Signs 1.5T LX System	606,000.54
DIS	GE	GE PET GS DISCOVERY w/16 slice	1,065,089.61
DIS	CONTINENTAL	Flat Panel Digital Retrofit System Dicom Box CA Analog-Digital/SDRU	146,261.33
DIS	GE	GE Horizon LX long Bore MR Scanner	353,965.16
DIS	GE	GE Discovery LS PET	834,884.70
Radiologix	GE	Soft cost buildout for IDE Imaging Partners, Inc.	67,262.99
* Collateral on Notes Payable

11.5% Series A Convertible Subordinated Debentures due 2008 (the "Primedex Debentures") issued pursuant to First Supplemental Indenture dated as of October 30, 2003 between Primedex Health Systems, Inc., as issuer, and American Stock Transfer & Trust Company, as trustee. Amount outstanding under the Primedex Debentures as of November I, 2006 is $16,147,000. The Primedex Debentures are expected to be redeemed thirty days after the Closing Date.

10.5% Senior Notes due December 15, 2008 (the "Radiologix Senior Notes") issued pursuant to Indenture dated as of December 12, 2001 between Radiologix, Inc., as issuer, and U.S. Bank, N.A., as trustee. Amount outstanding under the Radiologix Senior Notes as of September 30, 2006 is $158,270,000. A covenant defeasance of the Radiologix Senior Notes will be effected on the Closing Date. The Radiologix Senior Notes are expected to be redeemed thirty days after the Closing Date.

Promissory Note to GE in the principal amount of $1,338,392.

SCHEDULE 5.2
LIENS

					START
CO	G/Ltt	VENDOR	LEASE #	TYPE	DATE	ASSET #	DESCRIPTION	COST
RADNET CORP	00-2037.00	CONTINENTAL	190	MD	04/2001	2479 (LOS COY)	Logiq 700 U/S	84,725.00
				MD	04/2001	2480 (LOS COY)	Logiq 700 U/S	84,725.00
				MD	04/2001	2650 (WWP)	Logiq 700 U/S	84,725.00
				MD	04/2001	697 (MDI)	Logiq 700 U/S	84,725.00
RADNET CORP	00-2037.10	CONTINENTAL	181	MD	10/2004	5927 (MC)	GE Logiq U/S 9 BTO2 w/upgrade 03	85,017.33
				MD	10/2004	1305 (MDI)	GE Logiq U/S 9 BT02 w/upgrade 03	85,017.33
				MD	10/2004	5939 (WWP)	GE Logiq U/S 9 BT02 w/upgrade 03	85,017.33
				MD	10/2004	1342 (TOWER)	GE Logiq U/S 9 BTO2 w/upgrade 03	85,017.33
				MD	10/2004	5926 (VIC)	GE Logiq U/S 7 BT03	62,128.05
				MD	10/2004	1304 (MDI)	GE Logiq U/S 7 BTO3	75,207,63
				MD	09/2002	4313 (GROVE)	Bone Densitometer	29,423.75
				MD	05/2002	3944 (GROVE)	Spectrum Dicom Print/Store Server	12,996.00
				MD	09/2002	237 (MOD)	Stereotache	216,656.25
				MD	07/2002	137 (MOD)	Spectrum Dicom Box	14,941.62
				MD	09/2002	4284 (ORG WMS)	Stereotache	216,656.25
				MD	07/2002	4044 (ORG WMS)	Spectrum Dicom Box	14,696.29
				MD	04/2002	919 (TVIC)	Radex Mammo Motorized Film	26,795.50
				MD	05/2002	3857 (DRI)	Dlcom Print/Store	14,499.11
RADNET CORP	00-2037.30	CONTINENTAL	216	MD	09/2006	6596 (VAC)	GE Logiq 9 U/S	175,898.00
				MD	09/2006	6597 (VAC)	GE M7C Probe	10,818.69
				MD	09/2006	1752 (WILDOMAR)	Sony Film Station	26,905.50
				MD	09/2006	6598 (LOS COY)	Sony Film Station	26,905.50
				MD	09/2006	6599 (FILM LIB)	Sony Film Station	26,905.50
				MD	09/2006	1753 (WILDOMAR)	Kodak CR500 CR System	88,333.50
RADNET CORP	00-2037.40	CONTINENTAL	218	MD	09/2006	1754 (TVIC)	Kodak CR500 CR System	89,437.50
				MD	09/2006	1755 (SUN CITY)	Kodak CR500 CR System	89,437.50
				MD	09/2006	6600 (RB)	Kodak CR500 CR System	89,437.50
				MD	09/2006	6601 (LOS COY)	Kodak CR500 CR System	89,437.50
RADNET CORP	00-2037.50	CONTINENTAL	219	MD	09/2006	6602 (PD)	NAI Dicom Box	10,834.68
				MD	09/2006	401 (MODESTO)	NAI Dicom Box	10,834.68
				MD	09/2006	6603 (PS)	GE Logiq U/S System	57,240.00
				MD	09/2006	1758 (TVIC)	CR500 Cassettes & Screen	3,444.04
				MD	09/2006	1759 (WILDOMAR)	CR500 Cassettes & Screen	8,355.72

CO	G/L#	VENDOR	LEASE #	TYPE	START DATE	ASSET #	DESCRIPTION	COST
				MD	09/2006	1756 (SUN CITY)	CR500 Cassettes & Screen	3,444.04
				MD	09/2006	6604 (RB)	CR500 Cassettes & Screen	3,444.04
				MD	09/2006	6605 (LOS COY)	CR500 Cassettes & Screen	14,859.52
				MD	09/2006	1757 (SUN CITY)	Kodak DVS100 Laser Imager	32,321.87
				MD	09/2006	6606 (GROVE)	Acuson Aspen CF U/S System	56,064.66
				MD	09/2006	6607 (GROVE)	EVC8 Endovaginal Transducer	11,820.00
				MD	09/2006	1760 (TVIC)	RAD-X Mammoscope Mammography Viewer	29,786.75
TARZANA
RADNET ADV	54-2072.30	GE	8516755-001	MD	03/2005	6067	GE #8537637 Excite III MRI	2,401,669.16
RADNET VALLEJO	58-2003.00	MD SERVICES	GE N/P ACQ. MD		03/2006	6308	Hitachi Aids II MR System	282,332.62
				LH	03/2006	6309	Leasehold Improvements	82,642.69
RADNET IRVINE	59-2039.01	HEARTLAND		MD	09/2006	6583	Ultrasound	117,711.24
RADNET IRVINE	59-2039.02	CHERRY CREEK		MD	09/2006	6582	Toshiba Opart .35T MR w/C-Arm	410,937.00
RADNET CORONA	87-2039.10	MARCAP	1	MD	09/2006	6584	Hitachi Altaire 0.7T	591,250.00
				MD	09/2006	6585	Siemens Somatom Emotion	200,000.00
				MD	09/2006	6586	Kodak Dryview 8900	25,000.00
				LH	09/2006	6587	Leasehold Improvements	500,000.00
				MD	09/2006	6588	Dell Medical Digital	150,000.00
				MD	09/2006	6589	Acuson 128XP	25,000.00
				OE	09/2006	6590	Canon D769 Copier	450.00
				OE	09/2006	6591	Konlca 7150 Copier	1,900.00
				OE	09/2006	6592	Mita A16060	1,500.00
				OE	09/2006	6593	Mita A16060	1,500.00
				OE	09/2006	6594	Konica 7150 Copier	1,900.00
				F	09/2006	6595	Chairs and Desks	1,500.00
RADNET CORONA	87-2039.11	MARCAP	2		09/2006		Hitachi Altaire Upgrade(s)	243,986.00
TOWER
RADSUB WOMENS	35-2042.00	GE	8535962-001	MD	08/1999	728	GE XR Gold Mammo	269,663.74
RADNET I EMERYVILLE 47-2029.00		GE	8545636-001	MD	07/2006		GE GoldSeal UghtSpeed Plus CT	631,171.96
DIS MDI	76-2016.00	GE	8536064-001	MD	12/2002	972	GE PET GS DISCOVERY w/16 slice	1,533,675.00
DIS TEMECULA	89-2037.00	CONTINENTAL	188	MD		1564	Flat Panel Digital Retrofit System	251,392.00
				MD		5981 (SDRU)	Dicom Box CA Analog-Digital	19,761.25
DIS TEMECULA	89-2050.10	GE	8536335-001	MD	01/1999	391	GE Horizon LX long Bore MR Scanner	533,362.50
DIS TEMECULA	89-2065.00	GE	8535299-001	MD	02/2002	890	GE Discovery LS PET	1,292,959.76
PITTSBURG							Accounts receivable of Pittsburg and Napa
FRI & NAPA		HITACHI	37458		11/2006	—	facilities
RADIOLOGIX		U.S. BANK, NA					Security interest granted by Radiologix, Inc. in favor of U.S. Bank, N.A. in connection with the covenant defeasance of Radiologix Inc.'s 10.5F% Senior Notes due December 15, 2008. The amount is
							approximately $170,733,763.	170,733,763

SCHEDULE 5.3

INVESTMENTS

Advanced Imaging Partners, Inc. owns a 100% interest in Advanced NA, LLC, a Maryland limited liability company, which in turn owns a 35% interest in North Arundel PET Center, LLC, a Maryland limited liability company.

Advanced Imaging Partners, Inc. owns a 100% interest in Advanced Radiology, L.L.C., a Maryland limited liability company, which in turn owns (i) a 1% interest in Advanced PET Imaging of Maryland, L.P., a Maryland limited partnership (Advanced Imaging Partners, Inc. directly owns a 94% interest in such limited partnership), (ii) a 24.8% interest in Carroll County Radiology, LLC, a Maryland limited liability company, (iii) a 50% interest in Greater Baltimore Diagnostic Imaging Partnership, a Maryland general partnership, (iv) a 73.33% interest in MRI at St. Joseph Medical Center, LLC, a Maryland limited liability company, (v) a 50% interest in Health Systems Imaging, LLC, a Maryland limited liability company, and (vi) a 25% interest in MIB Partnership (d/b/a Magnetic Imaging of Baltimore), a Maryland general partnership.

Advanced Imaging Partners, Inc. owns a 49% interest in Franklin Imaging, LLC, a Maryland limited liability company.

Community Imaging Partners, Inc. owns a 90% interest in Montgomery Community Magnetic Imaging Center Limited Partnership, a Maryland limited partnership.

Radiology and Nuclear Medicine Imaging Partners, Inc. owns a 22.4% interest in Magnetic Resonance Imaging Center of Kansas, L.P., a Kansas limited partnership.

Radnet Management, Inc. owns a 50% interest in Palm Springs Medical Imaging, LLC.

SCHEDULE 5.4
CONTINGENT OBLIGATIONS

None

SCHEDULE 5.6

EXCEPTION TO RESTRICTIONS ON FUNDAMENTAL CHANGES

On or shortly following November 15, 2006, Primedex Health Systems, Inc. intends to effect the following changes.

(1)	Change its name to RadNet, Inc.

(2)
Increase its authorized shares of common stock to 200,000,000 shares with a par value of $0.0001 per share and increase the authorized number of preferred shares to 30,000,000 with a par value of $0.0001 per share.

(3)	Implement certain stock transfer restrictions necessary to preserve the Primedex net operating loss carry forward.

(4)	Effect a one for two reverse stock split.

(5)	Change its fiscal year to a calendar year ending December 31.

SCHEDULE 5.8

AFFILIATE TRANSACTIONS

Amended and Restated Management and Services Agreement dated January 1, 2004 between Radnet Management and Beverly Radiology Medical Group, III.

Partnership Agreement dated July 11, 1997 between Beverly Radiology Medical Group, Inc. and Pronet Imaging Medical Group, Inc.

SCHEDULE 5.9

BUSINESS DESCRIPTION

Credit Parties operate a group of regional networks currently comprised of one hundred thirty-four (134) diagnostic imaging facilities.

SCHEDULE A

INACTIVE SUBSIDIARIES

Advanced Medical Imaging, Inc.
Advanced NA, LLC Advanced
Radiology, L.L.C. M&S Imaging
Investments, Inc. M&S Imaging
Partners, L.P. M&S Imaging Partners
I, Inc. Questar Kansas, Inc. Questar
Orlando, Inc. Questar PVH, Inc.
Questar San Francisco, Inc. Questar
Tampa, Inc. Radiologix Services, Inc.
San Jose Imaging Partners, Inc.
WB&A Imaging Partners